Filed Pursuant to Rule 424(b)(3)

Registration No. 333-235539

PROSPECTUS

HG HOLDINGS, INC.

Up to 19,500,000 Shares of Common Stock Issuable Upon Exercise of Rights to Subscribe for Such Shares at $0.65 per Share

We are distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase up to 19,500,000 shares of our common stock. We refer to this offering as the “rights offering.” In this rights offering, you will receive one subscription right for every one share of common stock owned at 5:00 p.m., New York time, on May 18, 2020, the record date.

Each whole subscription right will entitle you to purchase 1.30462367 shares of our common stock at a subscription price of $0.65 per share, which we refer to as the “basic subscription privilege.” The per share subscription price was determined by our board of directors. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase.

If you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you will be entitled to exercise an “over-subscription privilege” to purchase a portion of the unsubscribed shares of our common stock at the same subscription price of $0.65 per share, subject to proration and subject, further, to reduction by us under certain circumstances. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares, any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. If all of the rights are exercised, the total purchase price of the shares purchased in the rights offering would be $12,675,000.

We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock not subscribed for through the basic subscription privilege or the over-subscription privilege. Therefore, there is no certainty that any shares will be purchased pursuant to the rights offering and there is no minimum purchase requirement as a condition to accepting subscriptions.

The subscription rights will expire and will be void and worthless if they are not exercised by 5:00 p.m., New York time, on June 19, 2020, unless we extend the rights offering period. However, our board of directors reserves the right to cancel the rights offering at any time, for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly.

You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the subscription rights.

This is not an underwritten offering. The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.

Exercising the rights and investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 9 of this prospectus, and all other information in this prospectus in its entirety before you decide whether to exercise your rights.

	Per Share	Aggregate
Subscription Price	$0.65	$12,675,000	(1)
Estimated Expenses	$0.02	$400,000
Net Proceeds to Us	$0.63	$12,275,000

(1)	Assumes the rights offering is fully subscribed.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

As a result of the terms of this offering, stockholders who do not fully exercise their rights will own, upon completion of this offering, a smaller proportional interest in us than otherwise would be the case had they fully exercised their rights. See “Risk Factors — When the rights offering is completed, your ownership interest will be diluted if you do not exercise your subscription rights” in this prospectus for more information.

If you have any questions or need further information about this rights offering, please call Morrow Sodali LLC, our information agent for the rights offering, at (800) 662-5200 for banks, brokers, or stockholders (toll-free), or at STLY.info@investor.morrowsodali.com.

The date of this prospectus is May 14, 2020

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “HG Holdings” and the “Company” refer to HG Holdings, Inc.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information in the Annexes hereto is accurate only as of the date of the document included as an Annex as otherwise set forth in such Annex, in each case, regardless of the time of delivery of this prospectus or any exercise of the rights. Our business, financial condition, results of operations, and prospects may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include the occurrence of events that negatively impact the Company’s liquidity in such a way as to limit or eliminate the Company’s ability to use proceeds from the Asset Sale to fund asset acquisitions, or an inability on the part of the Company to identify a suitable business to acquire or develop with the proceeds of the Asset Sale, and the occurrence of events that negatively impact the business or assets of HC Realty and the value of our investment in HC Realty. Any forward-looking statement speaks only as of the date of this filing and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

No assurance can be given that the actual future results will not differ materially from the forward-looking statements that we make for a number of reasons including those described above and in the “Risk Factors” section of this prospectus beginning on page 9.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect.

TABLE OF CONTENTS

Questions and Answers Relating to the Rights Offering	i
Summary	1
Risk Factors	9
Use of Proceeds	15
Capitalization	16
The Rights Offering	16
Material U.S. Federal Income Tax Consequences	23
Market Price of Common Stock and Dividend Policy	27
Description of Capital Stock	27
Plan of Distribution	30
Where You Can Find More Information	30
Incorporation of Certain Documents by Reference	30
Legal Matters	30
Experts	30

Annex A –	Company Annual Report on Form 10-K for the year ended December 31, 2019
Annex B –	Additional Information on Company Directors, Corporate Governance, Executive Compensation, Security Ownership, Related Transactions, and Change in Certifying Accountant
Annex C –	Information on HC Realty Common Stock, HC Realty Series B Stock and Loan Agreement with HC Realty
Annex D –	Information on HC Government Realty Trust, Inc.
Annex E –	Financial Statements HC Government Realty Trust, Inc. for the two year period ended December 31, 2019

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, our common stock, and our business.

Exercising the rights and investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 9 of this prospectus, and all other information included in this prospectus in its entirety before you decide whether to exercise your rights.

What is a rights offering?

A rights offering is a distribution of subscription rights on a pro rata basis to all stockholders of a company. We are distributing to holders of our common stock as of 5:00 p.m., New York time, on May 18, the “record date,” at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for every share of our common stock you owned as of 5:00 p.m., New York time, on the record date. The subscription rights will be evidenced by rights certificates.

What is a right?

Each whole right gives our stockholders the opportunity to purchase 1.30462367 shares of our common stock for $0.65 per share and carries with it a basic subscription privilege and an over-subscription privilege, as described below.

How many shares may I purchase if I exercise my rights?

Each right entitles you to purchase 1.30462367 shares of our common stock for $0.65 per share. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase. For example, if you owned 100 shares of our common stock on the record date, you would be granted 100 subscription rights and you would have the right to purchase 130 shares of our common stock (130.462367 rounded down to the nearest whole number) for $0.65 per share (or a total payment of $84.50). You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

If you hold your shares in street name through a broker, bank, or other nominee who uses the services of the Depository Trust Company, or “DTC,” then DTC will issue one subscription right to your nominee for every share of our common stock you own at the record date. The basic subscription right can then be used to purchase 1.30462367 shares of common stock for $0.65 per share. As in the example above, if you owned 100 shares of our common stock on the record date, you have the right to purchase 130 shares of common stock for $0.65 per share. For more information, see “What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominees?” in this section.

Will fractional subscription shares be issued?

No. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase.

What is the basic subscription privilege?

The basic subscription privilege of each subscription right entitles you to purchase 1.30462367 shares of our common stock at the subscription price of $0.65 per share.

What is the over-subscription privilege?

If you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase any portion of our shares of common stock that are not purchased by our other stockholders through the exercise of their respective basic subscription privileges. You should indicate on your rights certificate how many additional shares you would like to purchase pursuant to your over-subscription privilege.

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If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of common stock available for sale in the rights offering, we will allocate the available shares of common stock pro rata among each person properly exercising the over-subscription privilege in proportion to the number of shares of common stock each person subscribed for under the basic subscription privilege. If this pro rata allocation results in any person receiving a greater number of shares of common stock than the person subscribed for pursuant to the exercise of the over-subscription privilege, then such person will be allocated only that number of shares for which the person over-subscribed, and the remaining shares of common stock will be allocated among all other persons exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription requests have been satisfied, whichever occurs earlier.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., for the maximum number of shares of our common stock available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription as elected by you). For more information, see the section entitled “The Rights Offering — Over-Subscription Privilege.”

Fractional common shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly.

Am I required to exercise all of the rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your basic subscription privilege in full, the relative percentage of our shares of common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege. For more information, see “How many shares of common stock will be outstanding after the rights offering?” in this section.

Will our officers, directors and significant stockholders be exercising their subscription rights?

Our officers, directors and greater than 5% beneficial stockholders may participate in this offering at the same subscription price per share as all other purchasers, but none of our officers, directors or greater than 5% beneficial stockholders are obligated to so participate.

Hale Partnership Fund, L.P. and related parties (the “Hale Funds”), which in the aggregate, as of the record date, owned approximately 23.8% of our outstanding shares, have indicated that they intend to participate in the rights offering and to fully subscribe for additional shares pursuant to the over-subscription privilege.  However, there is no guarantee or commitment that the Hale Funds will ultimately decide to exercise any of their rights, including their basic or over-subscription privilege. Steven A. Hale II, our Chairman and Chief Executive Officer, is the manager of the investment advisor and general partner of each of the Hale Funds.

Has our board of directors made a recommendation to our stockholders regarding the exercise of rights under the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise their subscription rights risk loss on their investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see the section entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Why are we conducting the rights offering?

We are conducting the rights offering to provide for additional cash for acquisitions, including purchasing additional stock or debt of HC Government Realty Trust, Inc. A rights offering provides the eligible stockholders the opportunity to participate in a capital raise on a pro rata basis and minimizes the dilution of their ownership interest in our company. Assuming all the shares of common stock offered are sold, we expect that the gross proceeds from the rights offering will be approximately $12,675,000.

How was the subscription price of $0.65 per share determined?

The subscription price was determined by our board of directors. Factors considered by the board of directors included our net asset value, the strategic alternatives to our Company for raising capital, the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices of our common stock, and the general condition of the securities market. We cannot assure you that the market price for our common stock during the rights offering will be equal to or above the subscription price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price.

How soon must I act to exercise my rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment prior to the expiration of the rights offering, which is June 19, 2020, at 5:00 p.m., New York time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your custodian bank, broker, dealer or other nominee may establish a deadline prior to 5:00 p.m. New York time, on June 19, 2020 by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., New York time on June 19, 2020 (unless extended), whether or not we have been able to locate each person entitled to subscription rights. Although we have the option of extending the expiration of the rights offering, we currently do not intend to do so.

May I transfer my rights?

No, you may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be traded on the OTC Market Group’s OTCQB. Subscription rights may only be exercised by the stockholder who receives them.

Are we requiring a minimum subscription to complete the rights offering?

There is no minimum subscription requirement in the rights offering. However, our board of directors reserves the right to cancel the rights offering for any reason, including if our board of directors believes that there is insufficient participation by our stockholders.

Can the board of directors cancel, terminate, amend or extend the rights offering?

Yes. We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. Our board of directors may cancel the rights offering at any time for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. Our board of directors reserves the right to amend or modify the terms of the rights offering at any time, for any reason.

When will I receive my subscription rights certificate?

Promptly after the date of this prospectus, the subscription agent will send a subscription rights certificate to each registered holder of our common stock as of the close of business on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock through a brokerage account, bank, or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, bank or other nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate, if you hold your shares of common stock through a brokerage account, bank, or other nominee, to elect to exercise your rights.

 What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of our shares of common stock you own will not change. Due to the fact that shares may be purchased by other stockholders, your percentage ownership of our Company will be diluted after the completion of the rights offering, unless you exercise your basic subscription privilege. For more information, see “How many shares of common stock will be outstanding after the rights offering?” in this section.

How do I exercise my subscription rights?

If you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to the subscription agent; and

•	deliver your properly completed and signed rights certificate, and any other subscription documents, to the subscription agent.

Please follow the payment and delivery instructions accompanying the rights certificate. Do not deliver documents to HG Holdings. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent by 5:00 p.m., New York time, on June 19, 2020. We are not responsible for subscription materials sent directly to our offices.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offering.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. You will not receive a rights certificate. The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase.

If you wish to purchase shares of our common stock through the rights offering, please promptly contact your broker, dealer, custodian bank or other nominee as record holder of your shares. We will ask your record holder to notify you of the rights offering. However, if you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly initiate contact with that intermediary. Your broker, dealer, custodian bank or other nominee may establish a deadline prior to the 5:00 p.m. New York time on June 19, 2020, which we established as the expiration date of the rights offering.

When will I receive my new shares?

If you purchase shares in the rights offering by submitting a rights certificate and payment, we will issue shares in book-entry form, or deliver certificates evidencing the new shares purchased as soon as practicable after the completion of the rights offering. If your shares as of the record date were held in “street name” and you participate in the rights offering, your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering.

After I send in my payment and rights certificate, may I change or cancel my exercise of rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $0.65 per share.

How many shares of common stock will be outstanding after the rights offering?

As of May 13, 2020, 14,946,839 of our shares of common stock were issued and outstanding. Assuming no other transactions by us involving shares of our common stock, and no options for shares of our common stock are exercised, prior to the expiration of the rights offering, if the rights offering is fully subscribed through the exercise of the subscription rights, then an additional 19,500,000 of our shares of common stock will be issued and outstanding after the closing of the rights offering, for a total of 34,446,839 shares of common stock outstanding. As a result of the rights offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription privileges will be diluted.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described in the section entitled “Risk Factors” in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of your shares.

How do I exercise my rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow other procedures described in the section entitled “The Rights Offering — Foreign Stockholders.”

What fees or charges apply if I purchase the shares of common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a more detailed discussion, see the section entitled “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment (if payment is by check) by hand delivery, first class mail or courier service to:

Continental Stock Transfer & Trust Company

1 State Street Plaza – 30th Floor

New York, NY 10004

Attn: Reorganization Department

Phone Number: (212) 845-3287

Your payment of the subscription price must be made in United States dollars for the full number of shares of our common stock for which you are subscribing by (i) cashier’s or certified check drawn upon a United States bank payable to the subscription agent at the address set forth above, or (ii) wire transfer of immediately available funds to: JP Morgan Chase Bank, Account Name: Continental as agent for HG Holdings, Inc., Routing Number: 02000021, Swift Code : CHASUS33, Account Number: 475-481410.

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You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York time, on June 19, 2020. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

If you have any questions about the rights offering or wish to request another copy of a document, please contact Morrow Sodali LLC, the information agent for the rights offering, at (800) 662-5200 for banks, brokers, or stockholders, or at STLY.info@investor.morrowsodali.com.

For a more complete description of the rights offering, see “The Rights Offering” beginning on page 16.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should exercise your rights. You should read the entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 9 of this prospectus and all other information included in this prospectus in its entirety before you decide whether to exercise your rights.

HG Holdings, Inc.

General

We were incorporated in Delaware in 1984. Until March 2, 2018, we were a leading design, marketing and distribution resource in the upscale segment of the wood residential furniture market. On March 2, 2018, we sold substantially all our assets and changed our name to HG Holdings, Inc. On March 19, 2019, we acquired an equity interest in HC Government Realty Trust, Inc., a Maryland corporation (“HC Realty”). HC Realty currently owns and operates a portfolio of 20 single-tenant properties leased entirely to the United States of America for occupancy by federal agencies including the Federal Bureau of Investigation, the Drug Enforcement Administration, the Social Security Administration and the Department of Transportation.

Asset Sale

On March 2, 2018, we sold substantially all of our assets (the “Asset Sale”) to Stanley Furniture Company LLC, formerly Churchill Downs LLC (“Buyer”), pursuant to the terms of the Asset Purchase Agreement, dated as of November 20, 2018, as amended by the First Amendment thereto dated January 22, 2018 (the “Asset Purchase Agreement”). As part of the consideration for the Asset Sale, Buyer paid a purchase price consisting of cash in the amount of approximately $10.8 million (of which approximately $1.3 million was used to pay the outstanding amount under our credit agreement), and a subordinated secured promissory note in the principal amount of approximately $7.4 million (the “Original Note”).

In connection with the Asset Sale, we indicated our board of directors would evaluate alternatives for use of the cash consideration from the Asset Sale, including using a portion of the cash to either repurchase our common stock or pay a special dividend to stockholders and also using a portion of the cash to acquire non-furniture related assets that will allow us to potentially derive a benefit from our net operating loss carryforwards. Our board of directors determined not to pay a special dividend. Our board does not intend to repurchase additional shares of our common stock at this time and anticipates retaining the remaining cash for use in acquiring non-furniture related assets and to fund operating expenses until an acquisition. We are making this rights offering to raise additional cash for acquisitions which could provide us greater resources and flexibility in acquiring non-furniture assets, including purchasing additional stock or debt of HC Realty.

Stone & Leigh Asset Sale

On September 6, 2018, the Buyer sold certain of its assets, including certain inventory and the Stone & Leigh tradename (the “S&L Asset Sale”) to Stone & Leigh, LLC (“S&L”), which is owned by a group which includes Matthew W. Smith, the Company’s former interim Chief Executive Officer. As a part of the S&L Asset Sale, the Buyer assigned to S&L certain of its rights and obligations under the Original Note issued to the Company in March 2018 as partial consideration for the Asset Sale. In connection with the assignment, the Company entered into an Amended and Restated Subordinated Secured promissory note with the Buyer (the “A&R Note”) with a principal amount as of the assignment date of $3.3 million and a new Subordinated Secured Promissory Note with S&L (the “S&L Note”) with a principal amount of $4.4 million as of the assignment date. For further information on the A&R Note and S&L Note, see “Forbearance Agreement with respect to Second A&R Note and Prepayment” on page 2 and Note 4 of the Notes to Consolidated Financial Statements in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2019, which is attached hereto as Annex A.

Acquisition of Equity Interest in HC Government Realty Trust, Inc.

On March 19, 2019, we purchased 300,000 shares of HC Realty’s Common Stock (the “HC Realty Common Stock”) for an aggregate purchase price of $3,000,000 and 200,000 shares of HC Realty’s 10.00% Series B Cumulative Convertible Preferred Stock (the “HC Realty Series B Stock”) for an aggregate purchase price of $2,000,000. At December 31, 2019, we owned approximately 16.4% of the as-converted equity interest of HC Realty; however, we do not control HC Realty as a result of our current ownership interest.  If the rights offering is fully subscribed, we anticipate using the proceeds of the rights offering to acquire a sufficient number of shares of HC Realty Series B Stock to control HC Realty as a result of our equity ownership of HC Realty. See “Recent Developments” on page 3 for information on additional purchases of HC Realty Series B Stock.

Certain other investors, including certain investors affiliated with Hale Partnership Capital Management, LLC (“HPCM”), purchased an additional 850,000 shares of HC Realty Series B Stock for an aggregate purchase price of $8,500,000 on March 19, 2019. While some of these investors have other investments with HPCM, each of these investors made a separate and direct investment in HC Realty and HPCM does not receive management fees, performance fees, or another economic benefit with respect to these investor’s investment in HC Realty Series B Stock. On March 21, 2019, HC Realty’s board of directors excepted the acquisitions of HC Realty Common Stock and/or HC Realty Series B Stock as discussed above from the ownership restrictions included in HC Realty’s articles of incorporation.

On March 19, 2019, we, together with certain other lenders, including certain entities affiliated with HPCM (collectively, the “Lenders”), entered into a loan agreement (the “Loan Agreement”) with HC Realty’s operating partnership, and HCM Agency, LLC, as collateral agent (the “Agent”), pursuant to which the Lenders provided HC Realty’s operating partnership with a $10,500,000 senior secured term loan (the “Initial Term Loan”), of which $2,000,000 was provided by us. The Agent is affiliated with HPCM.

In connection with the transactions discussed above, Steven A. Hale II, our Chairman and Chief Executive Officer, was appointed to serve as HC Realty’s Chairman and Chief Executive Officer. In addition, Mr. Hale, Brad G. Garner, our Principal Financial and Accounting Officer, and Matthew A. Hultquist, one of our directors, were each appointed to serve as directors of HC Realty. HC Realty’s Board of Directors is composed of five directors. Initially Messrs. Hale, Garner and Hultquist received no compensation from HC Realty for serving in these roles; however, in October 2019, Mr. Hale began to receive a salary of $225,000 for serving as Chairman and Chief Executive Officer of HC Realty.  In addition in October 2019, Mr. Hale received a share grant of 31,381 shares of HC Realty Common Stock in connection with his service as Chairman and Chief Executive Officer of HC Realty and Mr. Garner received a restricted stock award of 4,882 shares of HC Realty Common Stock for his service as a director of HC Realty which shares vest on the one year anniversary of the grant. In October 2019, Mr. Hultquist also became part-time employee of HC Realty providing advice identifying properties for acquisition as well as acquisition assistance.  As a result, our board of directors has determined that Mr. Hultquist is no longer an independent director.  Our board intends to add a least one additional independent director to the board during 2020.

See Annex C of this prospectus for additional information on HC Realty Common Stock, HC Realty Series B Stock and the Loan Agreement. See Annexes C, D and E of this prospectus for additional information on HC Realty.

Forbearance Agreement with respect to Second A&R Note and Prepayment

On February 7, 2019, the A&R Note was amended and Buyer delivered a Second Amended and Restated Subordinated Promissory Note (the “Second A&R Note”). On August 21, 2019, we delivered a notice of default (the “Notice of Default”) to the Buyer with respect to the Second A&R Note. On October 31, 2019, we entered into a Forbearance Agreement (the “Forbearance Agreement”) with the Buyer and certain affiliates (the “Loan Parties) pursuant to which we agreed to forbear from exercising our rights and remedies under the Second A&R Note until February 24, 2020 or earlier in the event of (i) a default occurring under the Second A&R Note other than specified previous defaults acknowledged in the Forbearance Agreement or (ii) a breach of the Forbearance Agreement by the Buyer or affiliated parties.

The Forbearance Agreement became effective on November 1, 2019 (the “Effective Date”) when the Buyer paid us $220,000 and certain other conditions were satisfied. The Forbearance Agreement also required the Buyer to make additional payments (the “Forbearance Period Payments”) to us, which payments were made and applied to the outstanding principal balance of the Second A&R Note.

During the period the forbearance is in effect, the Buyer agreed to maintain a minimum collateral value of not less than $2 million. The Buyer had certain cure rights in the event the minimum collateral value was not met.

We agreed to accept the following discounted payments in satisfaction of the Second A&R Note if the forbearance period was not terminated: (i) on or before the 90th day after the Effective Date, $2,230,000 less the sum of all Forbearance Period Payments and payments made to cure a minimum collateral value shortfall and (ii) after the 90th day following the Effective Date, $2,530,000 less Forbearance Period Payments and payments made to cure a minimum collateral value shortfall.

On February 24, 2020, we and the Loan Parties entered into a letter agreement (the “Forbearance Extension Letter Agreement”) extending the original outside termination date for the forbearance period under the Forbearance Agreement from February 24, 2020 to February 26, 2020. The other terms and condition of the Forbearance Agreement remained the same. The forbearance period terminated on February 26, 2020 under the terms of the Forbearance Extension Letter Agreement and the Forbearance Agreement.

On February 28, 2002 and March 3, 2020, we received prepayments of $200,000 and $350,000, respectively, of the principal amount of the Second A&R Note from the Buyer.

On March 6, 2020, we and the Loan Parties entered into a letter agreement (the “Second Forbearance Extension Letter Agreement”) extending, subject to certain conditions, the outside termination date from February 26, 2020 to March 17, 2020. The extension of the outside termination and the effectiveness of the Second Forbearance Extension Letter Agreement was conditioned on Buyer making payments to be applied to the outstanding principal balance of the Second A&R Note of $250,000 on or before March 12, 2020 and $750,000 on or before March 13, 2020. The Second Forbearance Extension Letter Agreement also required the Buyer to make an additional $391,969.82 payment on or before March 17, 2020 to be applied to the outstanding principal balance of the Second A&R Note. The other terms and conditions of the Forbearance Agreement remained the same.

On March 12 and 13, 2020, we received payments from Buyer of $250,000 and $750,000, respectively, pursuant to the Second Forbearance Extension Letter Agreement which payments were applied to the outstanding principal amount of the Second A&R Note.

On March 16, 2020, we received payment of $392,000 from the Buyer resulting in satisfaction of the Second A&R Note pursuant to the terms of the Forbearance Agreement as amended.

We previously recorded an impairment loss of $0.9 million on the Second A&R Note in the second quarter of 2019. As of December 31, 2019, the outstanding principal amount of the Second A&R Note was $2.6 million and its carrying value was $0.7 million. As a result of the payments received form the Buyer in January, February, and March of 2020 on the Second A&R Note, we expect to record a gain of $1.3 million on the payoff of the Second A&R Note during the quarter ended March 31, 2020.

Recent Developments

On April 3, 2020, we used $1.0 million of our cash to purchase an additional 100,000 shares of HC Realty Series B Stock, as a result of which we currently own approximately 19.1% of the as-converted equity interest in HC Realty.  On April 9, 2020, we entered into a subscription agreement with HC Realty to use an additional $2.5 million of our cash to purchase an additional 250,000 shares of HC Realty Series B Stock. We purchased these additional 250,000 shares of HC Realty Series B Stock on April 29, 2020. We now own approximately 25.9% of the as-converted equity interest in HC Realty and we are presumed to control HC Realty within the meaning of Section 2(a)(9) of the Investment Company Act of 1940 (the “1940 Act”).  If the rights offering is fully subscribed, we anticipate using the proceeds of the rights offering to acquire a sufficient number of additional shares of HC Realty Series B Stock so that we primarily control HC Realty within the meaning of Rule 3a-1 of the 1940 Act.  See, “Risk Factors – We may be required to register under the Investment Company Act of 1940” for additional information on the 1940 Act.

Summary Financial Information

The following is a summary of selected statement of operations and balance sheet data for each of the periods indicated. The selected financial data presented below for the years ended December 31, 2019 and 2018 are derived from our audited consolidated financial statements and related notes.

(In thousands of dollars, except per share amounts)

	Years Ended December 31
	2019	2018
Net sales from discontinued operations	$-	$6,787
Net income (loss) from continuing operations	170	(1,571)
Net income (loss)	170	(1,440)
Total assets	14,3345	14,087
Long-term liabilities	255	287
Total stockholders’ equity	13,899	13,644
Net income (loss) per share, diluted	0.01	(0.10)

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements reflect the financial position of the Company as of December 31, 2019 and the results of operations for the twelve months ended December 31, 2019 after giving effect to (1) the acquisition of equity interest in HC Realty and the loan agreement entered into with HC Realty’s operating partnership in March 2019, (2) the payoff of the Second A&R Note by Buyer on March 17, 2020, and (3) the  acquisitions of additional equity interest in HC Realty in April 2020. The unaudited pro forma statement of operations for the twelve months ended December 31, 2019 gives effect to the each of the foregoing transactions as if those transactions occurred January 1, 2019.  The unaudited pro forma balance sheet gives effect to the payoff of the Second A&R Note in March 2020 and the acquisitions of additional equity interest in HC Realty in April 2020 as if those transactions occurred as of December 31, 2019.

These unaudited pro forma financial statements are prepared for informational purposes only and are based on assumption and estimates considered appropriate by management. They are, however, not necessarily indicative of what the Company’s financial condition and results of operations would have been if the investment had been consummated as of the dates indicated, nor do they purport to represent the results of operations for future periods.

These unaudited pro forma financial statements should be read in conjunction with the Company’s respective audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2019 included in the Annual Report on Form 10-K filed with the SEC on March 13, 2020, a copy of which is attached to this prospectus as Annex A.

HG HOLDINGS, INC.

UNAUDITED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2019

(in thousands, except share data)

	2019	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash	$2,567	(1,465)	(a)	1,102
Restricted cash	233	-		233
Interest and dividend receivables	91	-		91
Prepaid expenses and other current assets	176	-		176
Income tax receivable	735	-		735

Total current assets	3,802	(1,465)		2,337

Property, plant and equipment, net	7	-		7
Investment in affiliate	4,405	3,500	(b)	7,905
Subordinated notes receivable	3,379	(709)	(c)	2,670
Loan to affiliate	2,000	-		2,000
Other assets	494	-		494
Deferred tax assets	247	-		247

Total assets	$14,334	1,326		$15,660

LIABILITIES
Current liabilities:
Accounts payable	$7	-		$7
Accrued salaries, wages and benefits	5	-		5
Other accrued expenses	168	-		168
Total current liabilities	180			180

Other long-term liabilities	255	-		255
Total liabilities	435	-		435

STOCKHOLDERS’ EQUITY
Common stock, $0.02 par value, 35,000,000 shares authorized 14,946,839 shares issued and outstanding	294	-		294
Capital in excess of par value	17,370	-		17,370
Retained deficit	(3,765)	1,326	(d)	(2,439)
Accumulated other comprehensive loss	-	-		-
Total stockholders’ equity	13,899	1,326		15,225
Total liabilities and stockholders’ equity	$14,334	1,326		$15,660

HG HOLDINGS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECMEBER 31, 2019

(in thousands, except per share data)

		Pro Forma
	Historical	Adjustments	(e)	Pro Forma

Operating Expenses

General and administrative expenses	$(1,133)	$-		$(1,133)

Other income/expenses

Interest income	1,039	(182)	(f)	857
Dividend income	157	393	(g)	550
Gain on sale of closely held stock	120	-		120
Income from Continued Dumping and Subsidy Offset Act	1,230	-		1,230
Loss from affiliate	(430)	(215)	(h)	(645)
Impairment loss	(897)	897	(i)	-

Income before income taxes	86	1,402		979

Income tax benefit	84	-		84

Net income	$170	$893		$1,063

Basic and diluted income per share:
Net income	$.01	n/a		$.07

Weighted average shares outstanding:
Basic	14,507	n/a		14,507
Diluted	14,937	n/a		14,937

HG HOLDINGS, INC.

NOTES TO UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

Unless otherwise specified and except for per share data, all amounts referenced in the notes to the unaudited pro forma statement of operations and balance sheet are stated in thousands.

a.

Represents the change in cash giving effect as of December 31, 2019 to the purchase of 350,000 shares of HC Realty’s 10.00% Series B Cumulative Convertible Preferred Stock (the “HC Realty Series B Stock”) in April 2020 and the impact of changes to the unaudited pro forma consolidated statements of operations.  The sources of the cash used to purchase the 350,000 shares of HC Realty Series B Stock were proceeds from the repayment of the Second A&R Note of approximately $2.1 million and the balance from the Company’s cash on hand.

b.	Represents the impact of the Company’s purchase of 350,000 shares of HC Realty Series B Stock in April 2020 for an aggregate purchase price of $3,500,000.

c.	Represents the impact of giving effect to the payoff of the Second A&R Note on January 1, 2019.

d.	Represents the gain recognized giving effect to the payoff of the Second A&R Note on December 31, 2019 when the carrying value of the Second A&R Note was approximately $709,000.

e.

Gives effect to the payoff of the Second A&R Note effective January 1, 2019 sufficient to generate proceeds to acquire 350,000 shares of HC Realty Series B Stock. The impact of the gain recognized giving effect to the payoff of the Second A&R Note was considered material nonrecurring income and consequently was omitted from the pro forma statement of operations for the twelve months ended December 31, 2019.

f.

Represents the impact of interest income of $61,000 generated from the Company’s Loan Agreement with HC Realty’s operating partnership pursuant to which the Company provided HC Realty in March 2019 with a $2,000,000 senior secured term loan. Interest on the Loan Agreement accrues at a rate of $14% per annum.  Also represents the impact of a reduction of interest income of $243,000 giving effect to the payoff of the Second A&R Note on January 1, 2019.

g.

Represents the impact of the Company’s purchase of 200,000 shares of HC Realty Series B Stock for an aggregate purchase price of $2,000,000 and the impact of the Company’s purchase of 350,000 shares of HC Realty Series B Stock in April 2020 for an aggregate purchase price of $3,500,000.

h.

Represents the impact of the Company’s 8.48% share of the net loss attributed HC Realty’s available to common shareholders.  The Company owns 300,000 shares of HC Realty Common Stock.  HC Realty’s total fully diluted shares outstanding of common stock as of December 31, 2019 was 3,537,787.  Since HC Realty is a Real Estate Investment Trust and not a taxable entity, the loss is not reported net of taxes.

i.	Represents the impact of the impairment of the Second A&R Note not being recognized as a result of giving effect to the payoff of the Second A/R Note on January 1, 2019.

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information in the section entitled “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Total number of shares of common stock available for subscription	19,500,000

Securities offered

We are distributing to you, at no charge, one non-transferable subscription right for every share of our common stock that you own as of 5:00 p.m., New York time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of such shares.

Basic subscription privilege

The basic subscription privilege of each subscription right will entitle you to purchase 1.30462367 shares of our common stock at a subscription price of $0.65 per share. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase.

Subscription price	$0.65 per share. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering.

Over-subscription privilege

If you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to subscribe for shares of our common stock that are not purchased by other holders through the exercise of their basic subscription privileges. You may subscribe for shares of our common stock pursuant to your over-subscription privilege, subject to proration of available shares.

Record date	5:00 p.m., New York time, on May 18, 2020.

Expiration date	5:00 p.m., New York time, on June 19, 2020, unless we extend the rights offering period.

Use of proceeds

Although the actual amount will depend on participation in the rights offer, if the rights offering is fully subscribed for we expect the gross proceeds from the rights offering to be approximately $12,675,000.

We intend to use the proceeds of the rights offering to provide cash for acquisitions including purchasing additional HC Realty Series B Stock (so that we own at least 50% of the outstanding shares of HC Realty Series B Stock), HC Realty Common Stock or debt of HC Realty.

No Board Recommendation

Our board of directors makes no recommendation to you about whether you should exercise any rights. You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the rights offering. Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

No revocation

Any exercise of subscription rights is irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of common stock at a subscription price of $0.65 per share.

Material U.S. federal income tax considerations

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. You should consult your own tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

Extension, cancellation, and amendment

We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. Our board of directors may cancel the rights offering at any time for any reason. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. We also reserve the right to amend or modify the terms of the rights offering.

Procedure for exercising rights	To exercise your subscription rights, you must take the following steps:

•

If you are a registered holder of our shares of common stock, you may deliver payment and a properly completed rights certificate to the subscription agent before 5:00 p.m., New York time, on June 19, 2020. You may deliver the documents and payments by check using mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee or to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., New York time, on June 19, 2020.

•

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

Subscription agent	Continental Stock Transfer & Trust Company

Information agent	Morrow Sodali LLC

Questions	Questions regarding the rights offering should be directed to Morrow Sodali LLC at (800) 662-5200 for banks, brokers, or stockholders, or at STLY.info@investor.morrowsodali.com.

Shares outstanding before the rights offering	14,946,839 shares as of May 13, 2020.

Shares outstanding after completion of the rights offering

Assuming no outstanding options for our common shares are exercised prior to the expiration of the rights offering and the full $12,675,000 million is subscribed for, we expect 34,446,839 shares of common stock will be outstanding immediately after completion of the rights offering.

Risk factors	Stockholders considering exercising their subscription rights should carefully consider the risk factors described in the section of this prospectus entitled “Risk Factors,” beginning on page 9.

Fees and expenses	We will pay the fees and expenses relating to the rights offering.

OTCQB trading symbol

Shares of our common stock are, and we expect that the shares of common stock to be issued in the rights offering will be, traded on the OTC Market Group’s OTCQB under the symbol “STLY.” The last reported sales price of our common stock on the OTCQB on May 13, 2020 was $0.51.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below before making an investment decision. Any of the risks we describe below could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations or future prospects. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Rights Offering

The price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock is subject to fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things:

•	actual or anticipated variations in our results of operations and cash flow;

•	the general state of the securities markets and the market for similar stocks;

•	the number of shares of our common stock outstanding;

•	changes in capital markets that affect the perceived availability of capital to companies in our industry;

•	governmental legislation or regulation;

•	currency and exchange rate fluctuations; and

•	general economic and market conditions or extraordinary external events, such as recessions or the current pandemic health event resulting from novel coronavirus (COVID-19).

In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

When the rights offering is completed, your ownership interest will be diluted if you do not exercise your subscription rights.

To the extent that you do not exercise your rights and shares are purchased by other stockholders in the rights offering, your proportionate voting interest will be reduced, and the percentage that your original shares represent of our expanded equity after the rights offering will be diluted.

The subscription rights are non-transferable, and thus there will no market for them.

You may not sell, transfer or assign your subscription rights to anyone else. We do not intend to list the subscription rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with them.

The subscription price determined for the rights offering is not necessarily an indication of the fair value of our common stock.

The subscription price is $0.65 per share. The subscription price was determined by our board of directors. Factors considered by the board of directors included our net asset value, the strategic alternatives to our Company for raising capital, the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices of our common stock, and the general condition of the securities market. We cannot assure you that the market price for our common stock during the rights offering will be equal to or above the subscription price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price.

You may not revoke your subscription exercise and you could be committed to buying shares above the prevailing market price.

Once you exercise your subscription rights, you may not revoke the exercise of such rights. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price, in which case you will have an immediate, unrealized loss. We cannot assure that, following the exercise of your rights, you will be able to sell your shares of common stock at a price equal to or greater than the subscription price, and you may lose all or part of your investment in our common stock. Until the shares are issued to you, you will not be able to sell the shares of our common stock that you purchase in the rights offering. Shares of our common stock purchased pursuant to the basic subscription privilege will be issued promptly after expiration of the rights offering; shares of our common stock purchased pursuant to the over-subscription privilege will be issued promptly after expiration of the rights offering and after all pro rata allocations and adjustments have been completed. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of rights.

Our common stock is traded on the OTC Market Group’s OTCQB under the symbol “STLY,” and the last reported sales price of our common stock on OTCQB on May 13, 2020, was $0.51 per share. Moreover, you may be unable to sell your shares of common stock at a price equal to or greater than the subscription price you paid for such shares.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Subscription rights holders who desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent before June 19, 2020, the expiration date of the rights offering, unless extended. If you are a beneficial owner of shares, but not a record holder, you must act promptly to ensure that your broker, bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. We will not be responsible if your broker, custodian, or nominee fails to ensure that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

Significant sales of our common stock, or the perception that significant sales may occur in the future, could adversely affect the market price for the subscription rights and our common stock.

The sale of substantial amounts of our common stock could adversely affect the price of these securities. Sales of substantial amounts of our common stock in the public market, and the availability of shares for future sale, including up to 19,500,000 shares of our common stock to be issued in the rights offering, could adversely affect the prevailing market price of our common stock and could cause the market price of our common stock to remain low for a substantial amount of time. Also options and restricted stock awards may also be granted under the Company’s incentive plans. We cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares were attempted to be sold within a short period of time, the market for our shares would be adversely affected. It is also unclear whether or not the market for our common stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which they might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our common stock and our ability to raise additional capital.

We may use the proceeds of this rights offering in ways with which you may disagree.

We intend to use the net proceeds of this offering for cash for acquisitions including purchasing additional HC Realty Series B Stock, HC Realty Common Stock, or debt of HC Realty. Accordingly, we will have significant discretion in the use of the net proceeds of this offering, and it is possible that we may allocate the proceeds differently than investors in this offering desire, or that we will fail to maximize our return on these proceeds. You will be relying on the judgment of our management with regard to the use of the proceeds from the rights offer, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. For more information, see the section entitled “Use of Proceeds.”

We may cancel the rights offering at any time, and neither we nor the subscription agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the rights offering or cancel the rights offering. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

The rights offering does not have a minimum amount of proceeds, which means that if you exercise your rights, you may acquire additional shares of our common stock when we may require additional capital.

There is no minimum amount of proceeds required to complete the rights offering. In addition, an exercise of your subscription rights is irrevocable. Therefore, if you exercise the basic subscription privilege or the over-subscription privilege, but we do not raise the desired amount of capital in this rights offering and the rights offering is not fully subscribed, you may be investing in a company that may require additional capital.

The tax treatment of the rights offering is uncertain and it may be treated as a taxable event to our stockholders.

If the rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), our stockholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering depending on our current and accumulated earnings and profits and your tax basis in our common stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. The disproportionate distribution rules are complicated, however, and their application is uncertain. Please read “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the rights offering.

The rights offering may limit our ability to use some or all of our net operating loss carryforwards.

As of December 31, 2019, we have net operating loss (“NOL”) carryforwards for federal income tax purposes of approximately $33.8 million. Our ability to utilize our NOL carryforwards to reduce taxable income in future years could become subject to significant limitations under Section 382 of the Code if we undergo an ownership change. We would undergo an ownership change if, among other things, the stockholders who own or have owned, directly or indirectly, five percent (5%) or more of our common stock, or are otherwise treated as five percent (5%) stockholders under Section 382 and the regulations promulgated thereunder, increase their aggregate percentage ownership of our stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carryforwards. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOL carryforwards.

The rights offering is not currently expected to result in an ownership change, but it may increase the likelihood that we may undergo an ownership change for purposes of Section 382 of the Code in the future, which would limit our ability to use any NOL carryforwards as described above. Moreover, no assurances can be given that an ownership change under Section 382 of the Code has not occurred prior to the rights offering or will not occur as a result of the rights offering.

Risks Relating to the Ownership of Our Common Stock

Our common stock is listed on the OTCQB and there may be limited ability to trade our common stock.

Trading of our common stock is currently conducted in the over-the-counter market on the OTCQB, which is generally a less active, and therefore a less liquid, trading market than other types of markets such as a stock exchanges. As a result, an investor may find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock than if our stock was traded on other markets.

Our common stock may be deemed a “penny stock.”

Our common stock may be considered a “penny stock” as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00. We expect that our share price will remain less than $5.00. Unless our common stock is otherwise excluded from the definition of “penny stock”, the penny stock rules apply. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that the broker dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, the level of trading activity could be limited and it may be difficult for investors to sell our common stock.

Our executive officers and some of our directors may have potential or actual conflicts of interest because of their positions with HCPM and HC Realty

Steven A. Hale II, our Chairman and Chief Executive Officer, is sole manager of HPCM which serves as the investment adviser for the Hale Funds and two current holders of HC Realty Series B Stock.  The Hale Funds own approximately 24.7% of our outstanding common stock. We also own HC Realty Series B Stock and HC Realty Common Stock and hold debt of HC Realty’s operating partnership. Mr. Hale also serves as Chairman and Chief Executive Officer and a director of HC Realty.  Bradley G Garner, our Principal Financial and Accounting Officer, also serves as a director of HC Realty and is chief compliance officer for HPCM.  Matthew A. Hultquist, one of our directors, also serves as a director of HC Realty and is a part time employee of HC Realty serving as Senior Vice President –Acquisitions.

Mr. Hale and Mr. Garner owe fiduciary duties to us, as well as to HC Realty as a result of their positions with HC Realty and to the Hale Funds and two current holders of HC Realty Series B Stock as a result of their positions with HPCM, the investment adviser to these parties.  Mr. Hultquist owes fiduciary duties to us and to HC Realty.  As a result, these executive officers and directors may have potential or actual conflicts of interest when faced with decisions that could have different implications for us and HC Realty.  In addition, Mr. Hale and Mr. Garner may have potential or actual conflicts of interest when faced with decisions that could have different implications for us and the Hale Funds or the two holders of HC Realty Series B Stock advised by HPCM.  For example, these potential conflicts could arise over matters such as funding and capital matters.

Risks Related to Our Business

We have no revenue-generating operations owned directly by the Company and have limited sources of income following the Asset Sale, which may negatively impact the value and liquidity of our common stock.

As a result of the Asset Sale, we had no revenue-generating operations and no sources of income other than payments of interest and principal under the subordinated secured promissory notes from Buyer and S&L, then remaining payments to be made to us under the Continued Dumping and Subsidy Offset Act, refundable alternative minimum tax credits, and repayment at death of premiums we have paid for a split dollar life insurance policy for a former executive officer. As of March 19, 2019, our sources of income also include dividends on HC Realty Common Stock and HC Realty Series B Stock, and interest paid on the loan we made to HC Realty’s operating partnership. There can be no guarantee that suitable assets in addition to our investment in HC Realty will be available for us to purchase or that any assets acquired will generate the revenues anticipated or any revenue at all. A failure by us to secure additional sources of revenue could negatively impact the value and liquidity of our common stock.

We may not receive the amount owed us under the secured promissory note from S&L.

The S&L Note, which had an outstanding principal amount of $3.3 million as of December 31, 2019, will mature and the entire principal amount will be payable in March 2023.  S&L’s ability to make payments to us under the S&L Note may be adversely impacted by the current pandemic health event resulting from the novel coronavirus (COVID-19) as S&L’s operations may be adversely impacted by disruptions to the supply chain and distribution channels for its products caused by this pandemic. Consequently,  we may have to record impairment charges with respect to the S&L Note. There is no guarantee that S&L will pay us the amounts owed under the S&L Note or that, in the event of default by S&L, the collateral securing the S&L Note will be sufficient to pay the S&L Note in full.

Our investment in HC Realty may lose value.

In connection with using cash proceeds from the Asset Sale to acquire non-furniture related assets, we acquired an equity interest in HC Realty on March 19, 2019 by purchasing HC Common Stock and HC Series B Stock. As a result of these and subsequent stock purchases, we currently own approximately 25.9% of the as-converted equity interest of HC Realty. On March 19, 2019, we also made a loan to HC Realty’s operating partnership. There is no guarantee that HC Realty will be successful implementing its business strategy for the acquisition, management and disposition of GSA properties and as a result our HC Common Stock and HC Series B Stock may lose value and the repayment of our loan to HC Realty’s operating partnership may be negatively impacted.

Our business may be adversely impacted as a result of the pandemic health event resulting from novel coronavirus (COVID-19).

The pandemic health event resulting from novel coronavirus (COVID-19) has adversely impacted, and may continue to adversely impact, economic activity nationally and globally.  These economic and market conditions and other effects resulting from novel coronavirus (COVID-19) may adversely affect us.  At this point, the extent to which the novel coronavirus (COVID-19) may impact us is uncertain. S&L’s ability to make payments to us under the S&L Note may be adversely impacted by the current pandemic health event resulting from the novel coronavirus (COVID-19) as S&L’s operations may be adversely impacted by disruptions to the supply chain and distribution channels for its products caused by this pandemic. Consequently,  we may has have to record impairment charges with respect to the S&L Note.  We will also monitor the impact of this pandemic on our investment in HC Realty, but we are not currently anticipating a significant impact as HC Realty holds properties that are leased entirely to the United States Government for occupancy by federal agencies.

The value of our equity investment in HC Realty would be adversely affected if HC Realty failed to qualify as a REIT.

HC Realty has elected to be treated as a REIT for U.S. federal income tax purposes. Its continued qualification as a REIT depends on its satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. Its ability to satisfy some of the asset tests depends upon the fair market values of its assets, some of which are not able to be precisely determined and for which HC Realty has indicated it will not obtain independent appraisals. If HC Realty fails to qualify as a REIT in any taxable year, and certain statutory relief provisions are not available, HC Realty would be subject to U.S. federal income tax on its taxable income at regular corporate rates and distributions to stockholders would not be deductible by it in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution. Unless entitled to relief under certain Internal Revenue Code provisions, HC Realty also would be disqualified from taxation as a REIT for the four taxable years following the year during which HC Realty ceased to qualify as a REIT. In addition, if HC Realty fails to qualify as a REIT, HC Realty will no longer be required to make distributions. As a result of all these factors, HC Realty’s failure to qualify as a REIT could impair its ability to expand business and raise capital and could adversely affect the value of our HC Common Stock and HC Series B Stock.

An “ownership change” could limit the use of our net operating loss carryforwards and our potential to derive a benefit from our net operating loss carryforwards.

If an “ownership change” occurs pursuant to applicable statutory regulations, we are potentially subject to limitations on the use of our net operating loss carryforwards which in turn could adversely impact our potential to derive a benefit from our net operating loss carryforwards. While we have entered into a rights agreement designed to preserve and protect our net operating loss carryforwards, there is no guarantee that the rights agreement will prevent us from experiencing an ownership change and, therefore, having a limitation on our ability to use our net operating loss carryforwards. In general, an “ownership change” would occur if there is a cumulative change in the ownership of our common stock of more than 50% by one or more “5% shareholders” during a three-year test period.

Failure to successfully identify, acquire and, to the extent applicable, operate non-furniture related assets could cause our stock price to decline.

Following the closing of the Asset Sale, we began evaluating alternatives for using cash proceeds from the Asset Sale to acquire non-furniture related assets. We have not acquired any assets other than the equity interest we acquired in HC Realty and we may not be able to identify other profitable assets. In addition, any assets that we do acquire, including our equity interest in HC Realty, may not be profitable. If we are not successful in identifying, acquiring and, to the extent applicable, operating non-furniture related assets, our stock price may decline.

We will likely have no operating history in the business of non-furniture related assets to be acquired, and therefore, with respect to certain assets, we will be subject to the risks inherent in establishing a new line of business.

Other than the equity interest we acquired in HC Realty, we have not identified additional assets to be acquired or the line or lines of business to which any such assets may relate and, therefore, cannot fully describe the specific risks presented by an acquisition of such assets. It is likely that we will have had no operating history in the line of business of any such assets to be acquired, and it is possible that any such assets that we may acquire will have a limited operating history in their business. Accordingly, to the extent we acquire any such assets, our future success may in part be subject to the risks, expenses, problems and delays inherent in establishing a new line of business and the ultimate success of such new business cannot be assured. In addition, prior to March 2019, our management did not have prior experience relating to the operations of a real estate investment trust such as HC Realty and the ultimate success of our investment in HC Realty cannot be assured.

Resources may be expended in researching potential acquisitions that might not be consummated.

The investigation of non-furniture company assets to acquire and the negotiation, drafting and execution of relevant agreements and other documents will require substantial management time and attention in addition to potentially incurring legal and other professional expenses. If a decision is made not to complete a specific acquisition, the costs incurred up to that point for the proposed transaction likely would not be recoverable. As of December 31, 2019, we had incurred $10,000 of such related expenses. Furthermore, even if an agreement is reached relating to a specific acquisition, we may fail to consummate the acquisition for any number of reasons including those beyond our control.

We may be required to register under the Investment Company Act of 1940.

Under Section 3(a)(l) of the 1940 Act, an issuer is deemed to be an investment company if it is engaged in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. The 1940 Act defines “investment securities” broadly to include virtually all securities except U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves regulated or exempt investment companies. Consequently, the A&R Note (while it was outstanding) and S&L Note, as well as the securities of HC Realty we hold, may be considered investment securities and we may fall within the scope of Section 3(a)(1)(C) of the 1940 Act.

A company that falls within the scope of Section 3(a)(1)(C) of the 1940 Act can avoid being regulated as an investment company if it can rely on certain of the exclusions or exemptions under the 1940 Act. One such exclusion is Rule 3a-2 under the 1940 Act, which temporarily relieves certain issuers that are in transition to a non-investment company business from regulation under the1940 Act (a “transient investment company”). The rule provides a one-year safe harbor for a company to comply with another exemption or exclusion under the 1940 Act provided that the company has a bona fide intent to be primarily engaged in a business other than that of investing, reinvesting, owning, holding or trading in securities. The one-year grace period started on the date of the Asset Sale, which was March 2, 2018, and ended on March 2, 2019. We did not acquire sufficient assets within one year from closing the Asset Sale as contemplated by Rule 3a-2. There is no assurance that we will not deemed subject to the 1940 Act and be required to register as an investment company.

While in transient investment company status, we have actively pursued alternatives for using cash proceeds from the Asset Sale for the acquisition of non-furniture related assets and acquired an equity interest in HC Government Realty Trust, Inc. (“HC Realty”) on March 19, 2019. On April 3, 2020, we used $1.0 million of our cash to purchase an additional 100,000 shares of HC Realty Series B Stock, as a result of which we currently own approximately 19.1% of the as-converted equity interest in HC Realty.  On April 9, 2020, we entered into a subscription agreement with HC Realty to use an additional $2.5 million of our cash to purchase an additional 250,000 shares of HC Realty Series B Stock.  We purchased these additional 250,000 shares of HC Realty Series B Stock on April 29, 2020. We now own approximately 25.9% of the as-converted equity interest in HC Realty and we are presumed to control HC Realty within the meaning of Section 2(a)(9) of the 1940 Act.

If the rights offering is fully subscribed, we intend to use the proceeds for acquisitions of non-investment businesses, including purchasing additional HC Realty Series B Stock. We anticipate that these additional purchases will allow us to rely on the exemption from investment company registration set forth in Rule 3a-1 of the 1940 Act because we would own (i) at least 25% of the HC Realty Common Stock on an as-converted basis, resulting in us being presumed to control HC Realty within the meaning of Section 2(a)(9) of the 1940 Act and (ii) a sufficient number of shares of HC Realty Series B Stock so that we primarily control HC Realty within the meaning of Rule 3a-1 of the 1940 Act.

If the rights offering is not successful and we do not acquire at least 50% of the shares of the outstanding HC Realty Series B Stock, we could be deemed subject to the 1940 Act and be required to register under the 1940 Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates.

The Company has not sought or obtained an exemptive order, no-action letter or any other assurances from the Securities and Exchange Commission or its staff regarding the Company’s ability to rely on Rule 3a-2 or Rule 3a-1 of the 1940 Act, nor has the Securities and Exchange Commission or its staff provided any such order, no-action letter or other assurances.  If we are required to register under the 1940 Act, compliance with these additional regulatory burdens would significantly increase our operating expenses.

Our executive officers, directors and 10% stockholders have significant voting power and may vote their shares in a manner that is not in the best interest of other stockholders.

Our executive officers, directors and 10% stockholders control approximately 56% of the voting power represented by our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, such as the election of directors or the dissolution of the company. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Our management, who will be employed on a part-time basis for the foreseeable future, currently has outside business interests that will require their time and attention and may interfere with their ability to devote all of their time to our business, which may adversely affect our business and operations.

Since our business will be limited until we find suitable non-furniture assets for acquisition, our only employees consist of our two executive officers, who will be employed for the foreseeable future on a part-time basis and who have outside business interests that could require substantial time and attention. Our executive officers are associated with Hale Partnership Capital Management LLC and devote significant time to its affairs. Our executive officers are also associated with HC Government Realty Trust, Inc. On March 19, 2019, we acquired an equity interest in HC Realty and made a loan to HC Realty’s operating partnership. We cannot accurately predict the amount of time and attention that will be required of our officers to perform their ongoing duties related to outside business interests. The inability of our officers to devote sufficient time to managing our business could have a material adverse effect on our business and operations.

USE OF PROCEEDS

Although the actual amount will depend on participation in the rights offering, we expect that the gross proceeds from the rights offering will be approximately $12,675,000. We intend to use the proceeds of the rights offering to provide additional cash for acquisitions including purchasing additional HC Realty Series B Stock (so that we own at least 50% of the outstanding shares of HC Realty Series B stock), HC Realty Common Stock, or debt of HC Realty.

CAPITALIZATION

The following table describes capitalization as of December 31, 2019, on an actual basis and as adjusted to give effect to the rights offering, assuming gross proceeds from the rights offering of $12,675,000 and before deducting the estimated offering expenses. As adjusted balances are subject to change based upon final participation in the rights offering. You should read this table together with the information under the heading “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our unaudited consolidated financial statements and related notes and other financial information in our Annual Report on Form 10-K for the quarter ended December 31, 2019 attached as Annex A hereto.

	As of December 31, 2019
(Dollars in thousands)	Actual (unaudited)	As Adjusted (unaudited)
Cash	$2,567	$15,242
Total current liabilities	$180	$180
Long-term liabilities	255	255
Equity
Common stock, $.02 par value, 35,000,000 shares authorized and 14,946,839 issued and outstanding	294	684
Capital in excess of par value	17,370	29,655
Retained deficit	(3,765)	(3,765)
Total stockholders’ equity	13,899	26,574
Total capitalization	$13,899	$26,574

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge, to the record holders of our shares of common stock as of May 18, 2020, the record date, non-transferable subscription rights to purchase shares of our common stock at a subscription price of $0.65 per share. The subscription rights will entitle the holders of our common stock to purchase approximately 19,500,000 shares of our common stock.

Each eligible holder of record of shares of our common stock will receive one subscription right for each share of common stock owned by such holder as of 5:00 p.m., New York time, on the record date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

We intend to keep the rights offering open until June 19, 2020, unless our board of directors, in its sole discretion, extends such time.

Basic Subscription Privilege

With your basic subscription privilege, each right entitles you to purchase 1.30462367 shares of our common stock, upon delivery of the required documents and payment of the subscription price of $0.65 per share, prior to the expiration of the rights offering. You will receive one subscription right for each share of our common stock you owned as of 5:00 p.m., New York time, on the record date. You may exercise all or a portion of your basic subscription privilege; however, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your over-subscription privilege.

We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Over-Subscription Privilege

If you purchase all of the shares of our common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of the shares of our common stock that are not purchased by other stockholders through the exercise of their respective basic subscription privileges. If sufficient shares of common stock are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock pro rata among each person properly exercising the over-subscription privilege in proportion to the number of shares of common stock each person subscribed for under the basic subscription privilege. If this pro rata allocation results in any person receiving a greater number of shares of common stock than the person subscribed for pursuant to the exercise of the over-subscription privilege, then such person will be allocated only that number of shares for which the person over-subscribed, and the remaining shares of common stock will be allocated among all other persons exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription requests have been fulfilled, whichever occurs earlier. In the event the exercise of the over-subscription privilege by a stockholder who is not currently treated as a 5% stockholder under Section 382 of the Internal Revenue Code would result in such stockholder being treated as a 5% stockholder under Section 382, the Company reserves the right (i) to reduce the number of shares purchased by such stockholder so such stockholder would not be treated as a 5% stockholder under Section 382 and (ii) to allocate the shares subject to that reduction pro rata to other stockholders exercising the over-subscription privilege. We believe this reduction right will help us protect our NOLs by reducing the number of stockholders in determining whether an “ownership change” has occurred which could limit the use of our NOLs. See, “Risk Factors – An “ownership change” could limit the use of our net operating loss carryforwards and our potential to derive a benefit from our net operating loss carryforwards.”

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offer. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offer, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., for the maximum number of shares of common stock available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription as elected by you).

We can provide no assurance that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent a sufficient amount of shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges.

To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

Delivery of Shares of Common Stock Acquired in the Rights Offering

If you purchase shares in the rights offering by submitting a rights certificate and payment, we will issue shares in book-entry form or deliver certificates evidencing the new shares purchased as soon as practicable after the completion of the rights offering. If, as of the record date, your shares were held in “street name” and you participate in the rights offer, your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering.

Reasons for the Rights Offering

Prior to approving the rights offering, our board of directors carefully considered our available cash for acquisitions, the greater resources and flexibility in acquiring additional non-furniture assets potentially provided by the additional cash that may be raised in a rights offering, other capital-raising opportunities, as well as the dilution of the ownership percentage of the current holders of our common stock that may be caused by the rights offering if they do not exercise their rights in full.

After weighing the factors discussed above and the effect of the $12,675,000 million in additional cash, before expenses, that may be generated by the sale of shares pursuant to the rights offering, our board of directors determined that the rights offering is in the best interests of the Company and its stockholders. Although we believe that the rights offering will provide greater resources and flexibility in acquiring non-furniture assets, the board of directors is not making any recommendation as to whether you should exercise your subscription rights.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription privileges will be diluted.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold certificates of shares of our common stock, the number of rights you may exercise pursuant to the basic subscription privilege will be indicated on the rights certificate delivered to you. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below in this section under the heading “Subscription Agent,” prior to the expiration of the rights offering.

Subscription by DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your full subscription payment.

Subscription by Beneficial Owners

If you are a beneficial owner of our shares of common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian bank or other nominee in order to subscribe for shares of our common stock in the rights offering.

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York time, June 19, 2020 expiration date we have established for the rights offering.

Payment Method for Registered Holders

As described in the instructions accompanying the rights certificate, payments must be made in full in United States dollars for the full number of shares of our common stock for which you are subscribing by (i) cashier’s or certified check drawn upon a United States bank payable to the subscription agent at the address set forth below in this section under the heading “Subscription Agent,” or (ii) wire transfer of immediately available funds to: JP Morgan Chase Bank, Account Name: Continental as agent for HG Holdings, Inc., Routing Number: 02000021, Swift Code : CHASUS33, Account Number: 475-481410.

Personal checks are not accepted. Payment received after the expiration of the rights offering may not be honored, and the subscription agent will return your payment to you promptly, without interest or penalty.

You should read and follow the delivery and payment instructions accompanying the rights certificate. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO HG HOLDINGS, INC. Except as described below under “—Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and other subscription documents and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send subscription materials and payments by check by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of our shares of common stock, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty.

Expiration Date and Amendments

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., New York time, on June 19, 2020, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of common stock to you if the subscription agent receives your rights certificate and subscription payment after that time, regardless of when the rights certificate and subscription payment were sent by you, unless you send the documents in compliance with the guaranteed delivery procedures described below. We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. We may extend the expiration of the rights offering by giving oral or written notice to the subscription agent prior to the expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York time, on the next business day after the most recently announced expiration of the rights offering. We reserve the right to amend or modify the terms of the rights offering.

Subscription Price

The subscription price was determined by our board of directors. Factors considered by our board of directors included our net asset value, the strategic alternatives to our Company for raising capital, the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices of our common stock, and the general condition of the securities market. We cannot assure you that the market price for our common stock during the rights offering will be equal to or above the subscription price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price.

We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration of the rights offer for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation, and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Subscription Agent

The subscription agent for this offering is Continental Stock Transfer & Trust Company. The address to which subscription documents, rights certificates, notices of guaranteed delivery and subscription payments by check should be mailed or delivered is:

Continental Stock Transfer & Trust Company

1 State Street Plaza – 30th Floor

New York, NY 10004

Attn: Reorganization Department

Phone Number: (212) 845-3287

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York time, on June 19, 2020. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. If you deliver subscription materials in a manner different from those described in this prospectus, we may not honor the exercise of your subscription rights.

Information Agent

We have appointed Morrow Sodali LLC as information agent for the rights offering. Any questions regarding the HG Holdings, Inc. rights offering or requests for additional copies of documents may be directed to Morrow Sodali LLC at (800) 662-5200 for banks, brokers, or stockholders, Monday through Friday (except bank holidays), between 9:00 a.m. and 5:00 p.m., New York time, or at STLY.info@investor.morrowsodali.com.

Fees and Expenses

We will pay all fees charged by the subscription agent and information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

Fractional Shares

We will not issue fractional shares. Fractional shares of common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share.

Medallion Guarantee May Be Required

If you are signing on behalf of a registered holder in a representative capacity (e.g., as an officer or fiduciary), your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent.

You can obtain a signature guarantee from a financial institution – such as a commercial bank, savings, bank, credit union or broker dealer – that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

•	Securities Transfer Agents Medallion Program (STAMP) whose participants include more than 7,000 U.S. and Canadian financial institutions.

•	Stock Exchanges Medallion Program (SEMP) whose participants include the regional stock exchange member firms and clearing and trust companies.

•	New York Stock Exchange Medallion Signature Program (MSP) whose participants include NYSE member firms.

If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion Guarantee would be a bank, savings and loan association, brokerage firm, or credit union with whom you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should submit information and payment for shares. We expect that the exercise of subscription rights on behalf of beneficial owners may be made through the facilities of DTC. You may exercise individual or aggregate beneficial owner subscription rights by instructing DTC to transfer subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights exercised and the number of common shares subscribed for under the basic subscription privilege and the over-subscription privilege, if any, and your full subscription payment.

Beneficial Owners

If you do not hold certificates for shares of our common stock, you are a beneficial owner of our shares of our common stock. Instead of receiving a rights certificate, you will receive your subscription rights through a broker, dealer, custodian bank or other nominee. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering.

You should contact your broker, dealer, custodian bank or other nominee if you do not receive information regarding the rights offering, but believe you are entitled to subscription rights. We are not responsible if you do not receive notice by your broker, dealer, custodian bank or other nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee, which may be prior to 5:00 p.m. New York time, on June 19, 2020.

If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank or other nominee act for you. If you hold certificates for shares of our common stock and received a rights certificate, but would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transaction for you.

Guaranteed Delivery Procedures

If you wish to exercise subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

•

deliver to the subscription agent prior to the expiration of the rights offering the subscription payment for each share you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “—Payment Method,”

•	deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery,” and

•

deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within two (2) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of HG Holdings, Inc. Subscription Rights Certificates,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

•	your name;

•

the number of subscription rights represented by your rights certificate, the number of shares of our common stock for which you are subscribing under your basic subscription privilege, and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and

•

your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “—Subscription Agent.” Eligible institutions may also alternatively transmit a Notice of Guaranteed Delivery to the subscription agent by facsimile transmission at (212) 616-7610. To confirm facsimile deliveries, eligible institutions may call (917) 262-2378.

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call Morrow Sodali LLC, at (800) 662-5200 for banks, brokers, or stockholders, or email Morrow Sodali LLC at STLY.info@investor.morrowsodali.comto request additional copies of the form of Notice of Guaranteed Delivery.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be traded on the OTC Market Groups OTCQB or any other stock exchange or market. The shares of our common stock issuable upon exercise of the subscription rights are expected to be traded on the OTC Market Group’s OTCQB.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Stockholder Rights

You will have no rights as a holder of our shares of common stock you purchase in the rights offering, if any, until shares are issued in book-entry form, certificates representing our shares of common stock are issued to you, or your account at your record holder is credited with shares of common stock purchased in the rights offering. You will have no right to revoke your subscriptions once made in accordance with the procedures set forth in this prospectus.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., New York time, at least three business days prior to the expiration of the rights offering of their exercise of such rights, and, with respect to holders whose addresses are outside the United States, provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at the subscription price.

Material U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

Trading of our Common Stock

Shares of our common stock are, and we expect that the shares of common stock to be issued in the rights offering will be, traded on the OTC Market Group’s OTCQB under the symbol “STLY.” The last reported sales price of our common stock on the OTCQB on May 13, 2020 the last practicable date before the filing of this prospectus, was $0.51. We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.

Outstanding Shares of Common Stock after the Rights Offering

As of May 13, 2020, 14,946,839 of our shares of common stock were issued and outstanding and there were no rights to purchase shares of our common stock outstanding. Assuming no other transactions by us involving shares of our common stock, and no options for shares of our common stock are exercised, prior to the expiration of the rights offering, if the rights offering is fully subscribed through the exercise of the subscription rights, then an additional 19,500,000 of our shares of common stock will be issued and outstanding after the closing of the rights offering, for a total of 34,446,839 shares of common stock outstanding. As a result of the rights offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription privileges will be diluted.

Compliance with Regulations Pertaining to the Subscription Rights Offering

We are not making the subscription rights offering in any state or other jurisdiction in which it is unlawful to do so. We will offer the subscription rights in all states pursuant to exemptions from registration requirements. We are not seeking to register this offering in any state, and instead intend to rely on applicable offering exemptions under state securities laws (in some cases subject to notice filings). We are not aware of an applicable offering exemption in the states of Arizona, California or Ohio. Accordingly, persons residing in such states are not permitted to participate in this offering.

Notwithstanding the foregoing, we will not sell or accept an offer to purchase the subscription rights from you if you are a resident of any state or other jurisdiction in which we subsequently determine that the sale or offer of the subscription rights would be unlawful. If that happens, we may delay the commencement of the subscription rights offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the subscription rights offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the rights offering. We do not expect that there will be any changes in the terms of the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights or, if applicable, the over-subscription privilege, acquired through the rights offering and owning and disposing of the shares of common stock received upon exercise of the subscription rights. This summary is based upon the Code, Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a position contrary to any of the U.S. federal income tax consequences described below.

This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, partnerships or other pass-through entities, banks and other financial institutions, tax-exempt entities, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, brokers, traders in securities that have elected to use the mark-to-market method of accounting, persons holding subscription rights or shares of common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code.

This summary applies to you only if you are a U.S. holder (as defined below) and receive your subscription rights in the rights offering, and you hold your subscription rights or shares of common stock issued to you upon exercise of the subscription rights or, if applicable, the over-subscription privilege, as capital assets within the meaning of Section 1221 of the Code. This summary does not apply to you if you are not a U.S. Holder.

We have not sought, and will not seek, a ruling from the IRS regarding the U.S. federal income tax consequences of the rights offering or the related share issuances. The following summary does not address the tax consequences of the rights offering or the related share issuance under U.S. federal non-income foreign, state, or local tax laws.

You are a U.S. holder if you are a beneficial owner of subscription rights or common stock and you are:

•	An individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•

A corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United Sates, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

A trust (a) if a court within the United States can exercise primary supervision over its administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common stock received upon exercise of the subscription rights or, if applicable, the over-subscription privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our common shares.

ACCORDINGLY, EACH RECIPIENT OF RIGHTS IN THE RIGHTS OFFERING SHOULD CONSULT THE RECIPIENT’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES THAT MAY RESULT FROM SUCH RECIPIENT’S PARTICULAR CIRCUMSTANCES.

Taxation of Subscription Rights

Receipt of Subscription Rights

Your receipt of subscription rights pursuant to the rights offering should not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes provided that the rights offering is not part of a “disproportionate distribution”. Under Section 305 of the Code, a stockholder who receives a right to acquire shares would, in certain circumstances, be treated as having received a taxable dividend in an amount equal to the fair market value of such right. A common stockholder who receives a right to acquire shares of common stock generally would be treated as having received a taxable dividend if such stockholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other stockholder receives a distribution of cash or other property. Distributions having such effect are referred to as “disproportionate distributions”. In addition, under the Treasury Regulations, any transaction or series of transactions, including a redemption or a recapitalization, may be treated as a distribution with respect to any shareholder whose proportionate interest in the earnings and profits or assets of the corporation is increased as a result of such transaction or series of transactions. Nevertheless, the Treasury Regulations also provide that Section 305(b) of the Code does not apply to a distribution of cash or property incident to an isolated redemption of stock. For purposes of the above, “stockholder” includes holders of warrants, options and convertible securities. Under the Treasury Regulations applicable to Section 305(b) of the Code, where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some stockholders and an increase in the proportionate interest of other stockholders, unless the receipt of cash or property by some stockholders and the distribution or series of distributions are made pursuant to a plan. The distribution of subscription rights will not result in the receipt by any stockholders of cash or property from the Company. Further, during the past 36 months, we have not made any distributions of cash or property on our common stock, except for a distribution incident to an isolated redemption of approximately 1.5% of our common stock in 2018, and do not anticipate making any distributions of cash or other property (other than stock or rights to acquire stock) in the foreseeable future with respect to our common stock. The isolated redemption of our common stock in 2018 was funded by proceeds of a sale of our assets and was not part of a plan of which the rights offering was a part. We believe, and based on the Treasury Regulations we intend to take the position, that the redemption of our common stock in 2018 and the rights offering are unrelated isolated transactions which are not part of a plan to increase any stockholder’s proportionate interest in our earnings and profits or assets. In addition, we currently do not have any convertible debt or preferred stock outstanding, nor do we intend to issue any convertible debt or preferred stock. Accordingly, we believe and intend to take the position that pursuant to Section 305 of the Code and the Treasury Regulations issued thereunder, the receipt of subscription rights are not part of a “disproportionate distribution” and thus should generally not be taxable to you. The application of the Code Section 305 rules to the rights offering is very complex and subject to uncertainty. No assurance can be given that the IRS or a court will agree with any position we may assert regarding the application of Section 305 of the Code to any transaction described or contemplated herein or that any challenge to any such position by the IRS, if made, will not be successful. If our position is determined by the IRS or a court to be incorrect, whether on the basis that the issuance of subscription rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to you.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain. We have not obtained, and do not intend to obtain, an appraisal regarding the fair market value of the subscription rights. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Exercise of Subscription Rights

Generally, you should not recognize gain or loss on the exercise of a subscription right. Your tax basis in a new share of common stock acquired when you exercise a subscription right should be equal to your adjusted tax basis in the subscription right, if any, plus the subscription price. The holding period of a share of common stock acquired when you exercise your subscription rights should begin on the date of exercise.

If you exercise the subscription rights received in this rights offering after disposing of the shares of our common stock with respect to which the subscription rights are received, you should consult your tax advisor, including with regard to any potential application of “wash sale” rules under Section 1091 of the Code.

Expiration of Subscription Rights

If you allow subscription rights received in the rights offering to expire while you continue to hold common stock with respect to which the subscription rights are received, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired, if any, to the existing shares of common stock.

Sale or Other Disposition of Subscription Rights

If you sell or otherwise dispose of your subscription rights prior to the expiration date, you should recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property you receive and your tax basis, if any, in the subscription rights sold or otherwise disposed of. Any capital gain or loss should be long-term capital gain or loss if the holding period for the subscription rights exceeds one year at the time of disposition. The deductibility of capital losses is subject to limitations under the Code.

Taxation of Shares of Common Stock

Distributions

Distributions with respect to shares of common stock acquired upon exercise of subscription rights should be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution should be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain. We currently do not make any cash distributions on our shares of common stock.

Dispositions

If you sell or otherwise dispose of the shares of common stock acquired upon exercise of the subscription rights, you should generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock. Such capital gain or loss should be long-term capital gain or loss if your holding period for the shares of common stock is more than one year at the time of the disposition. Long-term capital gain of an individual is generally taxed at favorable rates. The deductibility of capital losses is subject to limitations.

Additional Medicare Tax on Net Investment Income

An additional 3.8% tax is imposed on the net investment income of certain U.S. citizens and residents, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test under Code Section 7701(b), and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes gross income from dividends and net gain from the disposition of property, such as the rights and the common stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or U.S. federal backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our common stock acquired through the exercise of subscription rights. Backup withholding should not apply if you furnish a correct taxpayer identification number (certified on IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number (“TIN”), (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the OTC Market Group’s OTCQB under the symbol “STLY”. As of May 13, 2020, there were approximately 169 holders of record.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. You are strongly encouraged, however, to read our restated certificate of incorporation, bylaws and other agreements, copies of which are available from us upon request or may be found in the “Investor Information” section of our website at www.hgholdingsinc.net under the heading “Investor Relations.”

General

The following description of our capital stock and provisions of our restated certificate of incorporation and bylaws are summaries and are qualified by reference to the restated certificate of incorporation and the bylaws currently in effect. Copies of these documents have been filed with the SEC.

Our authorized capital stock consists of 35,000,000 shares of common stock, of which 14,946,839 shares were outstanding on May 13, 2020, held by 169 holders of record, and 1,000,000 shares of blank check preferred stock, of which no shares were outstanding on May 13, 2020.

Common Stock

Subject to the rights of any holders of our preferred stock of which there currently are none, each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present or represented by proxy.

Subject to the rights of any holders of our preferred stock of which there currently are none, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of our Company holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of any preferential rights of the holders of the preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions, and there is no liability for further calls or assessments by the Company.

Preferred Stock

Pursuant to our certificate of incorporation, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our Board of Directors. Our Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of our common stock.

Stockholder Rights Plan

On December 5, 2016, we entered into a Rights Agreement (the “Agreement”) in an effort to protect against a possible limitation on our ability to use our net operating loss carryforwards (“NOLs”). We may utilize these NOLs in certain circumstances to offset future U.S. taxable income and reduce our U.S. federal income tax liability, which may arise even if we incur an accounting loss in a given period for reporting purposes. Our ability to utilize our NOLs, however, could be substantially limited if an “ownership change,” as defined under Section 382 of the Internal Revenue Code (the “Code”), occurred. In general, an ownership change would occur if and when the percentage of ownership of our one or more “5-percent shareholders” (as defined under IRC Section 382) has increased by more than 50 percentage points over their lowest ownership percentage at any time during the prior three years (calculated on a rolling basis). These provisions can be triggered not only by merger and acquisition activity but by trading as well. The Agreement is designed to deter trading that would result in an ownership change that could lead to the loss of the NOLs and a resulting reduction in our company’s value.

In connection with the adopting of the Agreement, our board of directors authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock to stockholders of record as of the close of business on December 15, 2016. Each share of our common stock issued after December 25, 2026 (including shares issued in the rights offering) until the Separation Time (as defined below) will have a Right associated with it. In general, the Rights will work to impose a significant penalty upon any person or group which becomes the beneficial owner of 4.9% or more of our outstanding common stock or upon any 4.9% or greater holder which becomes the beneficial owner of an additional 1% or more of the outstanding shares of our common stock. There is no guarantee, however, that the Agreement will prevent us from experiencing an ownership change and, therefore, having a limitation on its ability to utilize its NOLs.

The Rights. Until the Separation Time (as defined below), each Right will be evidenced by either the registration of the associated share of our common stock on the stock transfer books or the certificate for the associated share of our common stock and may only be transferred with the associated share of our common stock. Following the Separation Time, separate certificates evidencing the Rights will be delivered to holders of record of our common stock as of the Separation Time and the Rights may be transferred independent of our common stock.

Holders’ Rights as Stockholders. The holders of Rights will, solely by reason of their ownership of Rights, have no rights as our stockholders, including, without limitation, the right to vote or to receive dividends.

Exercisability of the Rights. The Rights are not exercisable until the close of business on the earlier of (i) the tenth business day (subject to adjustment by our board) after the date on which any person commences a tender or exchange offer that, if consummated, would result in such person becoming an Acquiring Person (as defined in the Rights Agreement) (provided that if any tender or exchange offer is cancelled, terminated or otherwise withdrawn prior to the close of business on the tenth business day following its commencement without the purchase of any shares of our common stock, such offer shall be deemed, for these purposes, to never have been made) and (ii) the next business day after the first date of public announcement by us or by an Acquiring Person that a person has become an Acquiring Person (such date being the “Stock Acquisition Announcement Date” and the close of business on the earlier of (i) or (ii) being the “Separation Time”). On or after the Separation Time and prior to the Expiration Time (as defined below), the Rights will be exercisable and each Right will entitle the holder thereof to purchase from us for $8.00 (the “Exercise Price”) one one-thousandth of a share of our Series A Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Flip-In Event. In the event that a person becomes an Acquiring Person, each Right, other than those beneficially owned by the Acquiring Person which shall become null and void, will as of such date (the “Flip-in Date”) constitute the right to purchase from us for the Exercise Price shares of our common stock having an aggregate Market Price (as defined in the Rights Agreement) equal to twice the Exercise Price.

Terms of the Preferred Stock. The terms of the Preferred Stock issuable upon exercise of the Rights are designed so that each one one-thousandth of a share of Preferred Stock is the economic and voting equivalent of one whole share of our common stock. In addition, the Preferred Stock has certain minimum dividend and liquidation rights, which are set out in the form of Certificate of Designation of Series A Participating Preferred Stock attached as Exhibit B to the Agreement.

Exchange. Our board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of our common stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights beneficially owned by the Acquiring Person or any affiliate thereof, which Rights shall become void) for shares of our common stock at an exchange ratio of one share of our common stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Separation Time (the “Exchange Ratio”). Immediately upon such action by our board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of our common stock equal to the Exchange Ratio.

Substitution. Whenever we become obligated, as described in the preceding paragraphs, to issue shares of our common stock upon exercise of or in exchange for Rights, we, at our option, may substitute therefor shares of Preferred Stock, at a ratio of one one-thousandth of a share of Preferred Stock for each share of our common stock so issuable, or, subject to certain conditions, other debt or equity securities.

Exempt Persons. Any person desiring to engage in an acquisition of our common stock that, if consummated, might cause such person to become an Acquiring Person may request that our board exempt such acquisition from the provisions of the Agreement such that the person would not be deemed to be an Acquiring Person. Our board may grant any such request if it determines, in its sole discretion, that the acquisition (i) does not (x) create a significant risk of material adverse tax consequences to us or (y) constitute an event of default under our prior credit facility which is no longer in force or (ii) is otherwise in the best interests of the Company. Our board has granted several exemptions under the Agreement. Currently, the effective exemptions are (i) an exemption requested by Solas Capital Management, LLC (“Solas”) to purchase up to an additional 16.9% of our outstanding common stock (which would result in Solas owning approximately 34% of our outstanding stock if the remaining exempted amount of approximately 11.2% of our outstanding common stock was fully purchased), and (ii) an exemption requested by the Hale Funds permitting them to purchase up to an additional 14.4% of our outstanding common stock (which would result in the Hale Funds owning approximately 32% of our outstanding common stock if the remaining exempted amount of approximately 7.3% of our outstanding common stock was fully purchased).

Redemption. Our board may, at its option and at any time prior to a Flip-in Date, redeem all (but not less than all) of the then outstanding rights at a price of $0.0001 per Right (the “Redemption Price”). Immediately upon the action of our board electing to redeem the Rights, and without any further action or notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities for each Right so held.

Anti-Dilution Adjustments. The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision or a combination into a smaller number of shares of, our common stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for our common stock.

Supplements and Amendments. The Agreement may be supplemented or amended without the approval of holders of the Rights at any time and in any respect prior to the Flip-in Date. Subsequent to the Flip-in Date, the Agreement may only be supplemented or amended in certain limited circumstances as specified in the Agreement.

Expiration. The Rights and the Agreement will expire on the earliest of (i) the Exchange Time, (ii) the date on which the Rights are redeemed as described above, (iii) the close of business on the day after the 2020 Annual Meeting of Stockholders if the amendment to the Agreement set forth in Amendment No. 2 thereto is not approved by stockholders at the 2020 Annual Meeting of Stockholders, (iv) the close of business on December 5, 2022, and (v) the time at which our board determines, in its sole discretion, that the NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or any applicable state law or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which we could use the NOLs, or materially impair the amount of the NOLs that could be used by us in any particular time period, for applicable tax purposes (in any such case, the “Expiration Time”).

Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

In addition, our restated certificate of incorporation and bylaws include a number of provisions that may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include:

•	a classified board;

•	a requirement that directors may only be removed for cause and only by an affirmative vote of the holders of a majority of the Company’s voting stock;

•	the board’s authority to designate the rights and preferences of, and issue one or more series of, blank check preferred stock without stockholder approval; and

•	the elimination of the ability of stockholders to call special meetings.

 Options

As of May 13, 2020, options to purchase 36,071 shares of our common stock at a weighted average exercise price of $5.54 per share were outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company and its telephone number is (212) 845-3287.

The OTC Market Group’s OTCQB

Our common stock is traded on the OTC Market Group’s OTCQB under the symbol “STLY.”

PLAN OF DISTRIBUTION

On or about May 19, 2020, we will distribute the rights, rights certificates, and copies of this prospectus to individuals who owned shares of common stock on May 18, 2020. If you wish to exercise your rights and purchase shares of common stock, you should complete the rights certificate and return it with payment for the shares (if by check), to the subscription agent Continental Stock Transfer & Trust Company, at the following address:

Continental Stock Transfer & Trust Company

1 State Street Plaza – 30th Floor

New York, NY 10004

Attn: Reorganization Department

Phone Number: (212) 845-3287

For more information, see the section of this prospectus entitled “The Rights Offering.” If you have any questions, you should contact the Information Agent, Morrow Sodali LLC, at (800) 662-5200 for banks, brokers, or stockholders, or at STLY.info@investor.morrowsodali.com.

We do not know of any existing agreements between any stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common stock underlying the rights.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for information on the operating rules and procedures for the public reference room.

We maintain an Internet site at www.hgholdingsinc.net. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at www.sec.gov. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

We have appointed Morrow Sodali LLC as the information agent for the rights offering. Any questions regarding the HG Holdings, Inc. rights offering or requests for additional copies of documents may be directed to Morrow Sodali LLC at (800) 662-5200 for banks, brokers, or stockholders, Monday through Friday (except bank holidays), between 9:00 a.m. and 5:00 p.m., New York time, or at STLY.info@investor.morrowsodali.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” under applicable SEC rules, rather than “filed”) after the effective of the registration statement of which this prospectus is a part and prior to the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us to each person, including beneficial owners, to whom this prospectus is delivered. Requests for such copies should be directed to HG Holdings, Inc., 2115 E. 7th St., Suite 101, Charlotte, North Carolina 28204, Attention: Principal Financial and Accounting Officer, telephone number: (252) 355-4610 Ext. 108. The reports incorporated herein by reference may also be accessed through the website at we maintain at www.hgholdingsinc.net. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by McGuireWoods LLP.

EXPERTS

The financial statements and schedule of HG Holdings, Inc. as of December 31, 2019 and for the year ended December 31, 2019 included in this prospectus have been so included in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements and schedule of HG Holdings, Inc. as of December 31, 2018 and for the year ended December 31, 2018 included in this prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of HC Realty as of December 31, 2019 and 2018 and for the two years in the period ended December 31, 2019 included in this prospectus have been included in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Annex A

Company Annual Report on Form 10-K for year ended December 31, 2019

See attached.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2019

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______________ to _______________
Commission file number 0-14938

HG HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	54-1272589
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2115 E. 7th Street, Suite 101, Charlotte, North Carolina 28204
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $.02 per share, Preferred Stock Purchase Rights

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act: Yes ☐ No ☒

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act: Yes ☐ No ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days: Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Date File required to be submitted pursuant to Rule 405 of Regulation S-T (Section 232.504 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act, (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☒

Aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant based on the closing price on July 1, 2019: $9.1 million.

Indicate the number of shares outstanding of each of the Registrant’s classes of common stock as of March 12, 2020:

Common Stock, par value $.02 per share	14,946,839
(Class of Common Stock)	Number of Shares

Documents incorporated by reference: Portions of the Registrant’s Proxy Statement for our 2020 Annual Meeting of Stockholders are incorporated by reference into Part III.

2

PART I

Item 1.     Business

General

We were incorporated in Delaware in 1984. Until March 2, 2018, we were a leading design, marketing and distribution resource in the upscale segment of the wood residential furniture market. On March 2, 2018, we sold substantially all our assets and changed our name to HG Holdings, Inc. In this Annual Report of Form 10-K, we sometimes refer to HG Holdings, Inc. as the “Company.”

Asset Sale

On March 2, 2018, we sold substantially all of our assets (the “Asset Sale”) to Stanley Furniture Company LLC, formerly Churchill Downs LLC (“Buyer”), pursuant to the terms of the Asset Purchase Agreement, dated as of November 20, 2017, as amended by the First Amendment thereto dated January 22, 2018 (the “Asset Purchase Agreement”). Operations of the furniture business from January 1, 2018 through March 2, 2018 are reflected as discontinued operations pursuant to the provisions of Accounting Standards Codification 2015-20, Presentation of Financial Statements – Discontinued Operations for all periods presented.

As consideration for the Asset Sale, Buyer paid a purchase price consisting of cash in the amount of approximately $10.8 million (of which approximately $1.3 million was used to pay the outstanding amount under our credit agreement), a subordinated secured promissory note in the principal amount of approximately $7.4 million (the “Original Note”), and a 5% equity interest in Buyer’s post-closing ultimate parent company, Churchill Downs Holdings, Ltd., a British Virgin Islands business company. At the closing of the Asset Sale, Buyer acquired approximately $193,000 of cash that was on the Company’s balance sheet, resulting in the Company recording net cash received of approximately $10.6 million from the Asset Sale. The Buyer also assumed substantially all of our liabilities.

Pursuant to a stock purchase agreement dated February 7, 2019, Buyer’s British Virgin Island parent company repurchased 2,500 shares of its stock held by the Company. The Company no longer maintains an equity interest in Buyer’s British Virgin Island parent company.

Stone & Leigh Asset Sale

On September 6, 2018, the Buyer sold certain of its assets, including certain inventory and the Stone & Leigh tradename (the “S&L Asset Sale”) to Stone & Leigh, LLC (“S&L”), which is owned by a group which includes Matthew W. Smith, the Company’s former interim Chief Executive Officer. As a part of the S&L Asset Sale, the Buyer assigned to S&L certain of its rights and obligations under the Original Note issued to the Company in March 2018 as partial consideration for the Asset Sale. In connection with the assignment, the Company entered into an Amended and Restated Subordinated Secured promissory note with the Buyer (the “A&R Note”) with a principal amount as of the assignment date of $3.3 million and a new Subordinated Secured Promissory Note with S&L (the “S&L Note”) with a principal amount of $4.4 million as of the assignment date. For further information on the A&R Note and S&L Note, see Note 4 of the Notes to Consolidated Financial Statements in Item 1.

Acquisition of Equity Interest in HC Government Realty Trust, Inc.

The Company has acquired an equity interest in HC Government Realty Trust, Inc., a Maryland corporation (“HC Realty”). HC Realty currently owns and operates a portfolio of 20 single-tenant properties leased entirely to the United States of America for occupancy by federal agencies including the Federal Bureau of Investigation, the Drug Enforcement Administration, the Social Security Administration and the Department of Transportation.

On March 19, 2019, we purchased 300,000 shares of HC Realty’s Common Stock (the “HC Common Stock”) for an aggregate purchase price of $3,000,000 and 200,000 shares of HC Realty’s 10.00% Series B Cumulative Convertible Preferred Stock (the “HC Series B Stock”) for an aggregate purchase price of $2,000,000.  As a result of these purchases, we currently own approximately 16.4% of the as-converted equity interest of HC Realty; however, we do not control HC Realty as a result of our current ownership interest.

Certain other investors, including certain investors affiliated with Hale Partnership Capital Management, LLC (“HPCM”), purchased an additional 850,000 shares of Series B Stock for an aggregate purchase price of $8,500,000 on March 19, 2019.

3

On March 19, 2019, we, together with certain other lenders, including certain entities affiliated with HPCM (collectively, the “Lenders”), entered into a loan agreement (the “Loan Agreement”) with HC Realty’s operating partnership, and HCM Agency, LLC, as collateral agent (the “Agent”), pursuant to which the Lenders provided HC Realty’s operating partnership with a $10,500,000 senior secured term loan (the “Initial Term Loan”), of which $2,000,000 was provided by us. The Agent is affiliated with HPCM.

In connection with the transactions discussed above, Steven A. Hale II, our Chairman and Chief Executive Officer, was appointed to serve as HC Realty’s Chairman and Chief Executive Officer.  In addition, Mr. Hale, Brad G. Garner, our Principal Financial and Accounting Officer, and Matthew A. Hultquist, one of our directors, were each appointed to serve as directors of HC Realty.  HC Realty’s Board of Directors is composed of seven directors with two positions currently vacant.

Additional information on HC Common Stock, HC Series B Stock, the Loan Agreement and HC Realty is disclosed in the Annex D in the prospectus included in our Registration Statement (No. 333-235539) on Form S-1 as amended, which Annex D is incorporated herein by reference.

Forward-Looking Statements

Certain statements made in this report are not based on historical facts, but are forward-looking statements.  These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy.  These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Such risks and uncertainties include the occurrence of events that negatively impact the Company’s liquidity in such a way as to limit or eliminate the Company’s ability to use proceeds from the Asset Sale to fund asset acquisitions, an inability on the part of the Company to identify a suitable business to acquire or develop with the proceeds of the Asset Sale, and the occurrence of events that negatively impact the business or assets of HC Realty and the value of our investment in HC Realty.  Any forward-looking statement speaks only as of the date of this filing and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

No assurance can be given that the actual future results will not differ materially from the forward looking statements that we make for a number of reasons including those described above and in Item IA. Risk Factors below.

Available Information

Our principal Internet address is www.hgholdingsinc.net. We make available free of charge on this web site our annual, quarterly and current reports, and amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

In addition, you may request a copy of these filings (excluding exhibits) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

HG Holdings, Inc.

2115 E. 7th Street, Suite 101

Charlotte, North Carolina 28204

Attention: Mr. Brad G. Garner

Telephone: 252-355-4610

Or e-mail your request to: investor@hgholdingsinc.net

4

Item 1A.   Risk Factors

An investment in our common stock involves a high degree of risk. You should consider carefully the specific risk factors described below in addition to the other information contained in this Annual Report on Form 10-K, including our consolidated financial statements and related notes included elsewhere in this Annual Report on Form 10-K, before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be materially and adversely affected. This could cause the trading price of our common stock to decline and a loss of all or part of your investment.

We have no revenue-generating operations owned directly by the Company and have limited sources of income following the Asset Sale, which may negatively impact the value and liquidity of our common stock.

As a result of the Asset Sale, we had no revenue-generating operations and no sources of income other than payments of interest and principal under the subordinated secured promissory notes from Buyer and S&L, then remaining payments to be made to us under the Continued Dumping and Subsidy Offset Act, refundable alternative minimum tax credits, and repayment at death of premiums we have paid for a split dollar life insurance policy for a former executive officer. As of March 19, 2019, our sources of income also include dividends on HC Common Stock and HC Series B Stock and interest paid on the loan we made to HC Realty’s operating partnership. There can be no guarantee that suitable assets in addition to our investment in HC Realty will be available for us to purchase or that any assets acquired will generate the revenues anticipated or any revenue at all. A failure by us to secure additional sources of revenue could negatively impact the value and liquidity of our common stock.

We may not receive the amount owed us under the subordinated secured promissory notes from Buyer and S&L.

Our promissory note from Buyer originally matured with the entire principal amount payable on the date that is five years after the closing of the Asset Sale. Buyer’s obligations under this note, including its payment obligations, and our rights and remedies with respect to the collateral pledged by Buyer under this note may at times be subordinate to Buyer’s obligations under, and the lender’s rights with respect to, Buyer’s senior secured loan facility, including the lender’s rights to the collateral pledged by Buyer in connection with its senior secured loan facility. As a result, there can be no guarantee that Buyer will pay us any portion of the interest or principal due under this note or that upon any default by Buyer we will have access to any of the collateral pledged by Buyer under this note. Our collateral pledged by Buyer under our promissory note from Buyer was not subordinated as of December 31, 2019.    On October 31, 2019, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with the Buyer pursuant to which the Company has agreed to forbear from exercising its rights and remedies under Note until February 24, 2020 or earlier in the event of (i) a default or (ii) breach of the Forbearance Agreement by the Buyer.  The Forbearance agreement was amended to extend the outside termination date from February 24, 2020 to February 26, 2020, when the forbearance period terminated, and again until March 17, 2020.

The S&L Note will mature, and the entire principal amount will be payable on, the date that is five years after the closing of the Asset Sale. S&L’s obligations under this note, including its principal payment obligations, and our rights and remedies with respect to the collateral pledged by S&L under this note may at times be subordinate to S&L’s obligations under, and the lender’s rights with respect to, S&L’s senior secured loan facility, including the lenders rights to the collateral pledge by S&L in connection with its senior secured loan facility. As a result, there can be no guarantee that S&L will pay us any portion of the principal due under this note or that upon any default by S&L we will have access to any of the collateral pledged by S&L under this note. Our collateral pledged by S&L under the A&R Note was not subordinated as of December 31, 2019.

5

Our investment in HC Realty may lose value.

In connection with using cash proceeds from the Asset Sale to acquire non-furniture related assets, we acquired an equity interest in HC Realty on March 19, 2019 by purchasing HC Common Stock and HC Series B Stock. As a result of these stock purchases, we currently own approximately 16.4% of the as-converted equity interest of HC Realty. On March 19, 2019, we also made a loan to HC Realty’s operating partnership.  There is no guarantee that HC Realty will be successful implementing its business strategy for the acquisition, management and disposition of GSA properties and as a result our HC Common Stock and HC Series B Stock may lose value and the repayment of our loan to HC Realty’s operating partnership may be negatively impacted.

The value of our equity investment in HC Realty would be adversely affected if HC Realty failed to qualify as a REIT.

HC Realty has elected to be treated as a REIT for U.S. federal income tax purposes. Its continued qualification as a REIT depends on its satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. Its ability to satisfy some of the asset tests depends upon the fair market values of its assets, some of which are not able to be precisely determined and for which HC Realty has indicated it will not obtain independent appraisals. If HC Realty fails to qualify as a REIT in any taxable year, and certain statutory relief provisions are not available, HC Realty would be subject to U.S. federal income tax on its taxable income at regular corporate rates and distributions to stockholders would not be deductible by it in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution. Unless entitled to relief under certain Internal Revenue Code provisions, HC Realty also would be disqualified from taxation as a REIT for the four taxable years following the year during which HC Realty ceased to qualify as a REIT. In addition, if HC Realty fails to qualify as a REIT, HC Realty will no longer be required to make distributions. As a result of all these factors, HC Realty’s failure to qualify as a REIT could impair its ability to expand business and raise capital and could adversely affect the value of our HC Common Stock and HC Series B Stock.

An “ownership change” could limit the use of our net operating loss carryforwards and our potential to derive a benefit from our net operating loss carryforwards.

If an “ownership change” occurs pursuant to applicable statutory regulations, we are potentially subject to limitations on the use of our net operating loss carryforwards which in turn could adversely impact our potential to derive a benefit from our net operating loss carryforwards. While we have entered into a rights agreement designed to preserve and protect our net operating loss carryforwards, there is no guarantee that the rights agreement will prevent us from experiencing an ownership change and, therefore, having a limitation on our ability to use our net operating loss carryforwards. In general, an “ownership change” would occur if there is a cumulative change in the ownership of our common stock of more than 50% by one or more “5% shareholders” during a three-year test period.

We will continue to incur the expense of complying with public company reporting requirements following the closing of the Asset Sale.

Subsequent to the Asset Sale, we continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome.

Our common stock is listed on the OTCQB and there may be limited ability to trade our common stock.

Trading of our common stock is currently conducted in the over-the-counter market on the OTCQB, which is generally a less active, and therefore a less liquid, trading market than other types of markets such as a stock exchanges. As a result, an investor may find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock than if our stock was traded on other markets.

6

Failure to successfully identify, acquire and, to the extent applicable, operate non-furniture related assets could cause our stock price to decline.

Following the closing of the Asset Sale, we began evaluating alternatives for using cash proceeds from the Asset Sale to acquire non-furniture related assets. We have not acquired any assets other than the equity interest we acquired in HC Realty and we may not be able to identify other profitable assets. In addition, any assets that we do acquire, including our equity interest in HC Realty, may not be profitable. If we are not successful in identifying, acquiring and, to the extent applicable, operating non-furniture related assets, our stock price may decline.

We will likely have no operating history in the business of non- furniture related assets to be acquired, and therefore, with respect to certain assets, we will be subject to the risks inherent in establishing a new line of business.

Other than the equity interest we acquired in HC Realty, we have not identified additional assets to be acquired or the line or lines of business to which any such assets may relate and, therefore, cannot fully describe the specific risks presented by an acquisition of such assets. It is likely that we will have had no operating history in the line of business of any such assets to be acquired, and it is possible that any such assets that we may acquire will have a limited operating history in their business. Accordingly, to the extent we acquire any such assets, our future success may in part be subject to the risks, expenses, problems and delays inherent in establishing a new line of business and the ultimate success of such new business cannot be assured. In addition, prior to March 2019, our management did not have prior experience relating to the operations of a real estate investment trust such as HC Realty and the ultimate success of our investment in HC Realty cannot be assured.

Resources may be expended in researching potential acquisitions that might not be consummated.

The investigation of non-furniture company assets to acquire and the negotiation, drafting and execution of relevant agreements and other documents will require substantial management time and attention in addition to potentially incurring legal and other professional expenses. If a decision is made not to complete a specific acquisition, the costs incurred up to that point for the proposed transaction likely would not be recoverable. As of December 31, 2019, we had incurred $10,000 of such related expenses. Furthermore, even if an agreement is reached relating to a specific acquisition, we may fail to consummate the acquisition for any number of reasons including those beyond our control.

Ownership may become diluted if we conduct a rights offering.

We have filed a registration statement with respect to a proposed rights offering of up to 19.5 million shares of our common stock (the “Rights Offering”) to raise additional cash for acquisition purposes. If we conduct the Rights Offering and you do not participate, you will experience dilution in your ownership. The Rights Offering will be commenced only following the effectiveness of the registration statement relating to the Rights Offering and will be made only by means of a prospectus.

We may be required to register under the Investment Company Act of 1940.

Under Section 3(a)(l)(C) of the Investment Company Act of 1940 (the "1940 Act"), an issuer is deemed to be an investment company if it is engaged in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. The 1940 Act defines “investment securities” broadly to include virtually all securities except U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves regulated or exempt investment companies. Consequently, the A&R Note and S&L Note may be considered investment securities and we may fall within the scope of Section 3(a)(1)(C) of the 1940 Act.

7

A company that falls within the scope of Section 3(a)(1)(C) of the 1940 Act can avoid being regulated as an investment company if it can rely on certain of the exclusions under the 1940 Act. One such exclusion is Rule 3a-2 under the 1940 Act, which allows a 3(a)(1)(C) investment company (as a "transient investment company") a grace period of one year from the date of classification (in our case, the date of the Asset Sale, which was March 2, 2018) to avoid registration under the 1940 Act, so long as it does not intend to engage primarily in the business of investing, reinvesting, owning, holding or trading in securities. While we did not acquire sufficient assets within one year from closing the Asset Sale as contemplated by Rule 3a-2, the Rule is a safe harbor and failure to comply with that Rule does not necessarily indicate a need to register under the 1940 Act.

We have actively pursued alternatives for using cash proceeds from the Asset Sale for the acquisition of non-furniture related assets and acquired an equity interest in HC Government Realty Trust, Inc. (“HC Realty”) on March 19, 2019; however, we could become subject to the 1940 Act and be required to register under the 1940 Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates.

If we are required to register under the 1940 Act, compliance with these additional regulatory burdens would increase our operating expenses.

Our common stock may be deemed a “penny stock.”

Our common stock may be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00. We expect that our share price will remain less than $5.00. Unless our common stock is otherwise excluded from the definition of “penny stock”, the penny stock rules apply. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, the level of trading activity could be limited and it may be difficult for investors to sell our common stock.

Following the closing of the Asset Sale, we became a “shell company” under the federal securities laws.

As a result of the Asset Sale, we no longer had an operating business, and accordingly, alter the closing of the Asset Sale, we became a shell company as defined by Rule 405 of the Securities Act and Exchange Act Rule 12b-2. As a result of our acquisition of an equity interest in HC Realty on March 19, 2019, we are no longer a shell company. However, applicable securities rules prohibit shell companies from using a Form S-8 registration statement to register securities pursuant to employee compensation plans and from utilizing Form S-3 for the registration of securities for 12 months after we cease to be a shell company.

To assist the Securities and Exchange Commission in the identification of shell companies, we were required to check a box on our quarterly reports on Form 10-Q and our annual reports on Form 10-K indicating that we were a shell company.

Under Rule 144 of the Securities Act, a holder of restricted securities of a company that was a “shell company” is not allowed to resell their securities in reliance upon Rule 144 for a period of 12 months after the company ceases to be a shell company and files required information with the Securities and Exchange Commission. The inability to utilize registration statements on Forms S-8 and S-3 would likely increase our costs to register securities in the future. Additionally, the loss of the use of Rule 144 and Form S-8 might make the offering and sale of our securities to employees, directors and others under compensatory arrangements more expensive and less attractive to recipients.

8

Our executive officers, directors and 10% stockholders have significant voting power and may vote their shares in a manner that is not in the best interest of other stockholders.

Our executive officers, directors and 10% stockholders control approximately 55% of the voting power represented by our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, such as the election of directors or the dissolution of the company. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Our management, who will be employed on a part-time basis for the foreseeable future, currently has outside business interests that will require their time and attention and may interfere with their ability to devote all of their time to our business, which may adversely affect our business and operations.

Since our business will be limited until we find suitable non-furniture assets for acquisition, our only employees consist of our two executive officers, who will be employed for the foreseeable future on a part-time basis and who have outside business interests that could require substantial time and attention. Our executive officers are associated with Hale Partnership Capital Management LLC and devote significant time to its affairs. Our executive officers are also associated with HC Government Realty Trust, Inc.. On March 19, 2019, we acquired an equity interest in HC Realty and made a loan to HC Realty’s operating partnership. We cannot accurately predict the amount of time and attention that will be required of our officers to perform their ongoing duties related to outside business interests. The inability of our officers to devote sufficient time to managing our business could have a material adverse effect on our business and operations.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Our corporate headquarters is located in Charlotte, North Carolina where we lease approximately 1,200 square feet of office space.

Item 3.	Legal Proceedings

Hollie Drive Litigation

In November 2019, we received notice that the Company and the Buyer were defendants in a pending case in the Circuit Court for Henry County, Virginia.  The case, which had been instituted on September 18, 2019 by Hollie Drive Associates, LLC (“Hollie”), raises issues arising from the purported breach of a lease for warehouse space in Henry County, Virginia, which is owned by Hollie and was previously rented by the Company.  The relevant lease was assigned to the Buyer in connection with the Asset Sale.  The complaint asserts that the Buyer breached various provisions of the lease including failure to make certain rental payments and failure to pay for certain clean-up and reconstruction after the Buyer vacated the property. The complaint seeks damages in the amount of approximately $555,000 and attorney’s fees.  Hollie named the Company as a party because the Company was the original tenant under the lease.  Under the Asset Purchase Agreement, the Buyer agreed to assume and indemnify the Company against post-closing liabilities arising under the lease including those asserted in the complaint.  The Buyer’s filings in the case do not dispute the obligation to indemnify the Company for any damages awarded in the case.  Based upon discussions with the Buyer and documents produced to date by Hollie, it appears Hollie has asserted damages greatly exceeding the likely recovery in the case.  Given the relatively low damages amount and the Buyer’s indemnity obligation, the Company believes it is unlikely the case will result in a material adverse effect on its consolidated financial statements.

Graham County Property Litigation

As previously disclosed, the Company received a letter from counsel for Graham County (the “County”), North Carolina asserting certain claims against the Company arising out of a conveyance to the County of approximately 36 acres (the “Property”) in November 2014.  The letter asserted that (i) the Company’s failure to disclose the presence of environmental contamination on the Property constituted a breach of contract and (ii) the indemnity agreements entered into in connection with the conveyance were void.  On November 26, 2019, the County filed a complaint against the Company and the Buyer in the Superior Court for Graham County, North Carolina seeking, among other things, (i) rescission of the conveyance of the Property to the County, (ii)  reimbursement of expenses incurred by the County in connection with the Property, (iii) to invalidate the indemnity agreements entered into in connection with the conveyance,  (iv) and other damages, or (iv), in the alternative to rescinding the conveyance, expenses necessary to make the Property suitable and useable for a public park and outdoor recreation area. Pursuant to the Asset Purchase Agreement, the Buyer agreed to assume and indemnify the Company against certain pre-closing liabilities including those relating to the conveyance of the Property. After the filing of the complaint, the Company entered into an agreement with the Buyer providing that, if the Company reaches a settlement with the County resulting in transfer of the Property back to the Company, then the Company can retain the Property notwithstanding provisions of the Asset Purchase Agreement and will waive any right to indemnification from the Buyer with respect to the claims by the County with respect to the Property.  Based upon the discussions with the County related to the amount of expenses incurred by the County, the Company does not believe the claims asserted by the County will result in a material adverse effect on its consolidated financial statements.

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Item 4.	Mine Safety Disclosures

Not Applicable.

Information about our Executive Officers

Our executive officers who are elected annually and their ages as of January 1, 2020 are as follows:

Name	Age	Position
Steven A. Hale II	36	Chairman, Chief Executive Officer and Director

Brad G. Garner	37	Principal Financial and Accounting Officer

Steven A. Hale II is the founder of Hale Partnership Capital Management, LLC, an asset management firm that serves as the investment manager to certain privately held investment partnerships. Mr. Hale has held his position since 2010. From 2007 to 2010, prior to founding Hale Partnership Capital Management, LLC, Mr. Hale was an associate director with Babson Capital Management, LLC, an asset management firm, where he had responsibility for coverage of distressed debt investments across a variety of industries. From 2005 to 2007, Mr. Hale was a leveraged finance analyst with Banc of America Securities. Mr. Hale has served as a director of the Company since February 2017 and as Chairman of the Company’s Board of Directors since November 2017.

Brad G. Garner joined Hale Partnership Capital Management, LLC, an asset management firm that serves as the investment manager to certain privately held investment partnerships, in 2015 as Chief Financial Officer and Partner. Mr. Garner served as Chief Financial Officer of Best Bar Ever, Inc. while raising and structuring capital investments and successful exit to a strategic partner. Prior to taking on that role, he spent 10 years in public accounting at Dixon Hughes Goodman LLP.

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Prices

Our common stock is traded in the over-the-counter market on the OTCQB under the symbol “STLY”.

As of February 27, 2020, we had approximately 873 beneficial stockholders.

Issuer Purchases of Equity Securities

None.

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of December 31, 2019:

	Number of shares	Weighted-average	Number of shares
	to be issued upon	exercise price	remaining available
	exercise of	of outstanding	for future issuance
	outstanding options,	options, warrants	under equity
	warrants and rights	and rights	compensation plans
Equity compensation plans approved by stockholders	42,283	$6.20	1,186,429

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Item 6.	Selected Financial Data

Not required to be provided by a smaller reporting company.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

On March 2, 2018, we sold substantially all of our assets to Churchill Downs LLC, pursuant to the terms of the Asset Purchase Agreement, dated as of November 20, 2017, as amended by the First Amendment thereto dated January 22, 2018. As consideration for the Asset Sale, Buyer paid a purchase price consisting of cash in the amount of approximately $10.8 million (of which approximately $1.3 million was used to pay the outstanding amount under our credit agreement), a subordinated promissory note in the principal amount of approximately $7.4 million, and a 5% equity interest in Buyer’s post-closing ultimate parent company, Churchill Downs Holdings Ltd., a British Virgin Islands business company. Buyer also assumed substantially all of our liabilities.

On September 6, 2018, the Buyer sold certain of its assets, including certain inventory and the Stone & Leigh tradename (the “S&L Asset Sale”) to Stone & Leigh, LLC (“S&L”), which is owned by a group which included Matthew W. Smith, the Company’s former interim Chief Executive Officer. As a part of the S&L Asset Sale, the Buyer assigned to S&L certain of its rights and obligations under the original $7.4 million subordinated secured promissory note issued (the “Original Note”) to the Company in March 2018 as partial consideration for the Asset Sale. In connection with the assignment, the Company entered into an Amended and Restated Subordinated Secured promissory note with the Buyer (the “A&R Note”) with a principal amount as of the assignment date of $3.3 million and a new Subordinated Secured Promissory Note with S&L (the “S&L Note”) a principal amount of $4.4 million as of the assignment date.

On February 7, 2019, the Company, Buyer and related parties entered into a Consent, Reaffirmation, and Joinder (the “Consent”) in connection with a new senior credit facility that Buyer expected to enter into with Alterna Capital Solutions, LLC (“Alterna”).  Pursuant to the Consent, Buyer paid $180,000 of principal and accrued interest under the A&R Note as provided in the Consent and Buyer delivered a Seconded Amended and Restated Subordinated Secured Promissory Note (the “Second A&R Note”) in favor of the Company. The Second A&R Note has a principal amount of $3,201,536 and remains payable no later than March 2, 2023, at which time the total principal amount is due. Interest on the principal balance of the note continues to accrue daily at an annual fixed rate of 6%. The other terms of the Second A&R Note are substantially the same as those of the A&R Note. The Second A&R Note also remains guaranteed by Stanley Intermediate Holdings LLC, formerly Churchill Downs Intermediate Holdings LLC. Pursuant to the Consent, Buyer’s British Virgin Island parent company has also guaranteed the Second A&R Note.

Pursuant to a stock purchase agreement dated February 7, 2019, Buyer’s British Virgin Island parent company repurchased 2,500 shares of its stock held by the Company. The Company no longer maintains an equity interest in Buyer’s British Virgin Island parent company. The Company recorded a gain on the sale of the stock of $120,000 during the three months ended March 31, 2019.

The Company acquired an equity interest in HC Government Realty Trust, Inc., a Maryland corporation (“HC Realty”). HC Realty currently owns and operates a portfolio of 20 single-tenant properties leased entirely to the United States of America for occupancy by federal agencies including the Federal Bureau of Investigation, the Drug Enforcement Administration, the Social Security Administration and the Department of Transportation. On March 19, 2019, we purchased 300,000 shares of HC Realty’s Common Stock (the “HC Common Stock”) for an aggregate purchase price of $3,000,000 and 200,000 shares of HC Realty’s 10.00% Series B Cumulative Convertible Preferred Stock (the “HC Series B Stock”) for an aggregate purchase price of $2,000,000. As a result of these purchases, we currently own approximately 16.4% of the as-converted equity interest of HC Realty.

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On March 19, 2019, we, together with certain other lenders, including certain entities affiliated with HPCM (collectively, the “Lenders”), entered into a loan agreement (the “Loan Agreement”) with HC Realty’s operating partnership, and HCM Agency, LLC, as collateral agent (the “Agent”), pursuant to which the Lenders provided HC Realty’s operating partnership with a $10,500,000 senior secured term loan (the “Initial Term Loan”), of which $2,000,000 was provided by us. The Agent is affiliated with HPCM.

On October 31, 2019, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with the Buyer pursuant to which the Company has agreed to forbear from exercising its rights and remedies under Note until February 24, 2020 or earlier in the event of (i) a default or (ii) breach of the Forbearance Agreement by the Buyer. Under the Forbearance Agreement, the Buyer agreed to pay the Company $220,000 on November 1, 2019 (the “Effective Date”), $200,000 on or before the 30th day following the Effective Date, $150,000 on or before the 60th day following the Effective Date, and $130,000 on or before the 90th day following the Effective Date. As of December 31, 2019, the Buyer had made all scheduled payments under the Forbearance Agreement. The Company collected $750,000 of principal repayments on the Second A&R Note during the twelve months ended December 31, 2019.

On February 24, 2020, the Company and the Loan Parties entered into a letter agreement (the “Forbearance Extension Letter Agreement”) extending the outside termination date for the forbearance period under the Forbearance Agreement from February 24, 2020 to February 26, 2020. The other terms and conditions of the Forbearance Agreement remain the same.  The forbearance period terminated on February 26, 2020 under the terms of the Forbearance Extension Letter Agreement and Forbearance Agreement.

The Company received prepayments on February 28, 2020 and March 4, 2020 of $200,000 and $350,000, respectively, of the principal amount on the Second A&R Note from the Buyer.

On March 6, 2020, the Company and the Loan Parties entered into a letter agreement (the “Second Forbearance Extension Letter Agreement”) extending, subject to certain conditions, the outside termination date from February 26, 2020 to March 17, 2020. The extension of the outside termination and the effectiveness of the Second Forbearance Extension Letter Agreement is conditioned on Buyer making payments to be applied to the outstanding principal balance of the Second A&R Note of $250,000 on or before March 12, 2020 and $750,000 on or before March 13, 2020.  The Second Forbearance Extension Letter Agreement also requires Buyer to make an additional $391,970 payment on or before March 17, 2020 which will be applied to the outstanding principal balance of the Second A&R Note. The other terms and conditions of the Forbearance Agreement remain the same.

On March 12, 2020, the Company received payment from Buyer of $250,000 pursuant to the Second Forbearance Extension Letter Agreement.

As a result of these actions taken on the subordinated secured promissory notes, the Company received approximately $750,000 of principal repayments on the Second A&R Note and approximately $1 million in principal repayments on the S&L Note during 2019.

The Company previously disclosed its board was considering a rights offering of the Company’s common stock to existing stockholders to raise additional cash for acquisitions. On December 16, 2019, the Company filed a registration statement with respect to the proposed Rights Offering.  As set forth in the registration statement, which was amended on January 21, 2020 and February 14, 2020, the Company intends to use the proceeds of the rights offering to provide additional cash for acquisitions, including purchasing additional HC Series B Stock, HC Common Stock or debt of HC Realty. If the Rights Offering is fully subscribed, the Company anticipates using the proceeds of the Rights Offering to acquire a sufficient number of HC Series B Stock or HC Common Stock to control HC Realty as a result of the Company’s equity ownership of HC Realty.  The Rights Offering will be commenced only following effectiveness of the registration statement relating to the Rights Offering and will be made only by means of a prospectus.

The Company continues to pursue acquisition opportunities which will allow us to potentially derive benefit from the Company’s net operating loss carryforwards and also create appropriate risk adjusted returns for shareholders.

Results of Operations

2019 Compared to 2018

On March 2, 2018, we sold substantially all of our assets (the “Asset Sale”) to Churchill Downs LLC (“Buyer”), pursuant to the terms of the Asset Purchase Agreement, dated as of November 20, 2017, as amended by the First Amendment thereto dated January 22, 2017 (the “Asset Purchase Agreement”). Operations of the furniture business from January 1, 2018 through March 2, 2018 are reflected as discontinued operation pursuant to the provisions of Accounting Standards Codification 2015-20, Presentation of Financial Statements – Discontinued Operations for all periods presented.

Loss from discontinued operations, net of taxes, comprised the following for the twelve months ended December 31, 2019 and 2018 (in thousands):

	Twelve Months
	Ended
	Dec. 31,	Dec. 31,
	2019	2018
Net sales	$-	$6,787
Cost of sales	-	(6,485)
Selling, general and administrative expenses	-	(2,448)
Other income, net	-	-
Loss on sale of assets	-	(865)
Loss from discontinued operations before income taxes	-	(3,011)
Income tax benefit	-	-
Loss from discontinued operations, net of taxes	$-	$(3,011)

Included in selling, general and administrative expenses incurred for the twelve months ended December 31, 2018 were certain transaction costs including investment banking fees, legal fees, and other transaction costs directly attributable to the Asset Sale.

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As of December 31, 2019, our sources of income include dividends on HC Common Stock and HC Series B Stock, interest earned on the loan we made to HC Realty’s operating partnership, and interest paid on cash and subordinated secured promissory notes. The Company believes that the revenue generating from these sources in addition to the cash on hand is sufficient to fund operating expenses for at least 12 months from the date of these consolidated financial statements.

Results of Continuing Operations

Interest income for 2019 was $1.0 million compared to $0.9 million in 2018. Interest income for 2019 consisted of interest income of $54,000 on our cash deposits, $189,000 on the Second A&R Note from Buyer, $356,000 on the S&L Note, $223,000 on the Loan to Affiliate, and $217,000 of accreted interest income on the fair value adjustment to the subordinated secured promissory notes. The Company’s A&R Note from Buyer and S&L Note from S&L was paid cash interest current for the year ended December 31, 2019. Dividend income from HC Realty’s Series B Stock was $157,000 for the year ended December 31, 2019. During 2019, the Company received a distribution of its share of escrowed funds from Continued Dumping and Subsidy Offset Act (“CDSOA”) of approximately $1.2 million.  The Company does not expect any future disbursements related to these escrow funds.  The Company also sold its shares in Buyer’s parent for a gain of $120,000 during 2019.

General and administrative expenses for 2019 were $1.1 million compared to $1.0 million in 2018. General and administrative expenses for the year ended 2019 consisted $217,000 of wages, $519,000 of legal and professional fees, $55,000 of fees and expenses primarily related to proxy, annual meeting voting, and other filing fees, $69,000 of board compensation, $98,000 of insurance expense, $85,000 of stock-based compensation expense, and $90,000 of other operating expenses.

Of the general and administrative expenses incurred in 2019, one-time legal, professional, and administrative fees were approximately $50,000 related to the investments in HC Realty, $10,000 related to a potential acquisition, $71,000 related to the subordinated secured promissory notes, and $122,000 were in connection with the registration statement for the Rights Offering filed on December 16, 2019.

During 2019, we recognized an impairment loss on the Second A&R Note from Buyer for $0.9 million. The Company also recognized a Loss from Affiliate of $0.4 million during 2019 related to the Company’s investment in HC Realty’s common stock that is accounted for under the equity method.

As a result of the above, our income from continuing operations before taxes was $0.1 million in 2019, compared to $0.4 million in 2018.

Excluding the disbursements of its share of CDSOA escrow funds, the Company did not receive any funds under the CDSOA in 2019. During the 2018 we received $26,000.

During 2019, we recorded a non-cash income tax benefit of $84,000 related to the increase in tax positions of prior years’ in conjunction with our unrecognized tax benefits position under FIN 48. Our 2019 effective tax rate was (97.6)%, compared with 82.2% in 2018.

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Financial Condition, Liquidity and Capital Resources

Sources of liquidity include cash on hand and cash interest earned on our cash on hand, the Second A&R Note, and the S&L Note. We expect cash on hand to be adequate for ongoing operational expenditures for at least 12 months from the date of these financial statements. At December 31, 2019, we had $2.6 million in cash and $233,000 in restricted cash. A portion of our unrestricted and restricted cash is currently held in savings accounts earning approximately 1.4%. We are being paid current interest on the Second A&R Note, the S&L Note with Stone & Leigh, LLC, and under the Loan Agreement with HC Realty. We also received quarterly dividends on our HC Realty common and Series B Stock at annual rates of 5.5% and 10% annual rates, respectively.

Cash provided by continuing operations was $1.4 million in 2019 as compared to cash used of $900,000 in 2018. Cash provided by continuing operations for 2019 consisted of $840,000 of cash interest income received, $1.2 million of CDSOA escrow distributions, and $107,000 of dividends on our HC Realty Series B Stock offset by $781,000 of payments to employees and suppliers. The payments to employees and suppliers primarily consisted of $218,000 of wages to current management, $69,000 of directors’ fees, $404,000 of legal and professional fees, and $24,000 of insurance premiums.

Cash used by investing activities included the Company’s investment in HC Realty’s common stock and Series B Stock of $3 million and $2 million, respectively. The Company also provided HC Realty’s operating partnership $2 million under the Loan Agreement. The Company received $120,000 of proceeds from the sale of our shares in Buyer’s parent company and received cash principal payments on the subordinated secured promissory notes of approximately $1.8 million.

Continued Dumping and Subsidy Offset Act (“CDSOA”)

The CDSOA provides for distribution of monies collected by U.S. Customs and Border Protection (“Customs”) for imports covered by antidumping duty orders entering the United States through September 30, 2007 to eligible domestic producers that supported a successful antidumping petition (“Supporting Producers”) for wooden bedroom furniture imported from China. Antidumping duties for merchandise entering the U.S. after September 30, 2007 have remained with the U.S. Treasury.

In November 2018, Customs distributed $66,000 in collected duties that were available for distribution in 2018. Our portion of these distributions was $26,000, representing 39.9% of the balance available for distribution in 2018. As a result of revisions to our percentage allocation, the Company does not expect any material future distributions for collected duties. There were no distributions of collected duties to the Company in 2019.

As the CDSOA distributed monies collected by Customs to eligible domestic producers that supported a successful antidumping petition (“Supporting Producers”), a portion of the proceeds were retained and held in an escrow account in order to fund future expenses (such as professional fees) related to the petition. During the first quarter of 2019, the Supporting Producers group decided, based on the current facts and circumstances of the petition, to disburse the portion of those funds related to the 2013, 2014, and first half of 2015 distributions. The Company’s share of the escrow release was approximately $1.2 million, which we received on March 15, 2019. The group of Supporting Producers expect that any remaining funds held in escrow will be used for future expenses related to the petition. The Company does not expect any future disbursements related to these escrow funds.

New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The amendments in ASU 2016-13 require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The amendment is effective for public entities for annual reporting periods beginning after December 15, 2019, however early application is permitted for reporting periods beginning after December 15, 2018. The Company does not anticipate the adoption of ASU 2016-13 to have a material impact to the consolidated financial statements.

In February 2016, the FASB issued its final lease accounting standard, FASB Accounting Standard Codification ("ASC"), Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The lease liability will be equal to the present value of lease payments and the right-of -use asset will be based on the lease liability, subject to adjustment such as for initial direct costs. For income statement purposes, the new standard retains a dual model similar to ASC 840, requiring leases to be classified as either operating or finance. For lessees, operating leases will result in straight-line expense (similar to current accounting by lessees for operating leases under ASC 840) while finance leases will result in a front-loaded expense pattern (similar to current accounting by lessees for capital leases under ASC 840). The Company adopted the standard effective January 1, 2019. As of December 31, 2019, we do not have any long-term leases. We will evaluate the effect that ASU 2016-02 will have on our consolidated financial statements and related disclosures at such time a long-term lease is executed. Our only lease as of December 31, 2019 relates to a real estate lease for the corporate office space. The adoption did not have material impact to the consolidated financial statements.

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Critical Accounting Policies

We have chosen accounting policies that are necessary to accurately and fairly report our operational and financial position. Below are the critical accounting policies that involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.

Equity Method Investments - Long-term investments consist of investments in equity securities where our ownership is less than 50% and the Company has the ability to exercise influence, but not control, over the investee. These investments are classified in “Investment in affiliate” on the consolidated balance sheets. The Company records the investment at costs and subsequently increases or decreases the investment by its proportionate share of the net income or loss and other comprehensive income or loss of the investee. If the Company believes a decline in market value below cost is other than temporary, a loss is charged to earnings, which establishes a new cost basis for the security. The Company determination of whether an equity method investment is other than temporarily impaired incorporates both quantitative and qualitative information. The Company considers a number of factors including, but not limited to, the length of time and the extent to which the fair value has been less than cost, the length of time expected for recovery, the financial condition of the investee, the reason for decline in fair value, the ability and intent to hold the investment to maturity, and other factors specific to the individual investment.

Cost Method Investments - Long-term investments consist of investments in equity securities of nonpublic entities without readily determinable fair values. These investments are classified in “Investment in closely held company” on the consolidated balance sheets. The company determines the appropriate classifications of its investment(s) at the acquisition date. Upon adoption of ASU 2016-01, the Company carries its long-term investment at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transaction for the identical or a similar investment of the same issuer.

Note Receivable - In accordance with ASC 810-40-5, upon the sale of substantially all of the assets the Company recorded a gain on the deconsolidation of a group of assets based on the difference between the fair value of the consideration received and the carrying amount of the group of assets. As the Original Note was part of the consideration received, the Company recorded the Original Note at its fair value on March 2, 2018. The fair value of the Original Note was estimated using discounted cash flow analyses, using market rates at the acquisition date that reflect the credit and inherent rate-risk inherent in the Original Note. The discount resulting from the fair value adjustment was recorded as a direct reduction to the original principal balance and amortized to interest income using the effective interest method. As of the date of the assignment and transfer from the Buyer to S&L, it was determined that the Original Note was extinguished and therefore both the A&R Note and the S&L Note were measured based on their fair value in accordance with Emerging Issues Task Force (EITF) – Creditors Accounting for Modification or Exchange of Debt Instruments. The discounts resulting from the fair value adjustments for the A&R Note and the S&L Note were recorded as a direct reduction to the original principal balance and amortized to interest income using the effective interest method. When impairment is determined to be probable, the measurement will be based on the fair value of the collateral securing the notes. The determination of impairment involves management’s judgment and the use of market and third-party estimates regarding collateral values.

Variable Interest Entities (“VIE”) - As a result of both the Asset Sale and the S&L Asset Sale, we have a variable interest in two entities that have been determined to be variable interest entities ("VIE"). If we conclude that we are the primary beneficiary of a VIE, we are required to consolidate it. To determine if we are the primary beneficiary, we evaluate whether we have the power to direct the activities that most significantly impact the VIE's economic performance and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Our evaluation includes identification of significant activities and an assessment of our ability to direct those activities based on governance provisions and arrangements to provide or receive product and process technology, product supply, operations services, equity funding, financing, and other applicable agreements and circumstances. Our assessments of whether we are the primary beneficiary of our VIE requires significant assumptions and judgments. We have concluded that we are not the primary beneficiary of the two VIEs as we do not have the power to direct the activities that most significantly impact the VIEs’ economic performance and therefore are not required to consolidate these entities.

15

Revenue Recognition – Revenue, prior to the Asset Sale, was recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this principle, the Company performed the following five steps: (i) identification of a contract with a customer; (ii) identification of any separate performance obligation; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligation in the contract, if any; and (v) recognition of revenue when the Company had satisfied the underlying performance obligation if any. The Company recognized substantially all of its revenue at a point in time when control of the Company’s goods was passed to the customer, which typically occurs upon shipment, with the exception of consigned goods. The Company considered its performance obligation satisfied at the time this control was transferred. Customer payment terms for these shipments typically ranged between 30- and 90-days. The Company elected to treat shipping and handling performed after control has transferred to customers as a fulfillment activity, and additionally, elected the practical expedient to report sales taxes on a net basis. The Company recorded shipping and handling expense related to product sales as cost of sales.

Interest Income – Interest income is recorded on an accrual basis based on the effective interest rate method to the extent that we expect to collect such amounts.

Deferred taxes - On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted into law. The income tax effects of changes in tax laws are recognized in the period when enacted.  Among its numerous changes to the Internal Revenue Code, the Act reduces U.S. corporate rates from 35% to 21% for periods beginning on or after January 1, 2018.  Our deferred tax assets were remeasured in 2017 at the lower corporate tax rate, however, this was offset by a corresponding adjustment to the Company’s full valuation allowance. During 2018, the Company finalized its analysis of the impact of the Act including determining the appropriate amount of AMT credits to be refunded in future periods. This resulted in an income tax benefit of $988,000 in 2018 for the amount of supportable credits on the Company’s prior period tax returns.

We recognize deferred tax assets and liabilities based on the estimated future tax effects of differences between the financial statements and the tax basis of assets and liabilities given the enacted tax laws.  We evaluate the need for a deferred tax asset valuation allowance by assessing whether it is more likely than not that the company will realize its deferred tax assets in the future.  The assessment of whether or not a valuation allowance is required often requires significant judgment, including the forecast of future taxable income. Adjustments to the deferred tax valuation allowance are made to earnings in the period when such assessment is made.

In preparation of our consolidated financial statements, we exercise judgment in estimating the potential exposure to unresolved tax matters and apply a more likely than not criteria approach for recording tax benefits related to uncertain tax positions. While actual results could vary, we believe we have adequate tax accruals with respect to the ultimate outcome of such unresolved tax matters.

Long-lived assets - Property, plant and equipment is reviewed for possible impairment when events indicate that the carrying amount of an asset may not be recoverable. Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods that would lower our earnings. Our depreciation policy reflects judgments on the estimated remaining useful lives of assets.

Accruals for self-insurance reserves - Accruals for self-insurance reserves (including workers’ compensation and employee medical) are determined based on a number of assumptions and factors, including historical payment trends and claims history, actuarial assumptions and current and estimated future economic conditions. These estimated liabilities are not discounted. If actual trends differ from these estimates, the financial results could be impacted. Historical trends have not differed materially from these estimates.

Stock-Based Compensation - We record share-based payment awards at fair value on the grant date of the awards, based on the estimated number of awards that are expected to vest, over the vesting period. The fair value of stock options was determined using the Black-Scholes option-pricing model. The fair value of the restricted stock awards was based on the closing price of the Company’s common stock on the date of the grant. For awards with performance conditions, we recognize compensation cost over the expected period to achieve the performance conditions, provided achievement of the performance conditions are deemed probable.

16

Off-Balance Sheet Arrangements

We do not have transactions or relationships with “special purpose” entities, and we do not have any off-balance sheet financing other than normal operating leases for office space.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

Not required to be provided by a smaller reporting company.

Item 8.	Financial Statements and Supplementary Data

The consolidated financial statements and schedule listed in items 15(a) (1) and (a) (2) hereof are incorporated herein by reference and are filed as part of this report.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act).  Based on this evaluation, our principal executive officer and our principal financial officer concluded our disclosure controls and procedures were effective as of December 31, 2019, the end of the period covered by this Annual Report.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f).  Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on our evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2019.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during the fourth quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information

None.

17

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

Information related to our directors is set forth under the caption “Election of Directors” of our proxy statement (the “2020 Proxy Statement”) for our 2020 annual meeting of shareholders. Such information is incorporated herein by reference.

Information relating to compliance with section 16(a) of the Exchange Act is set forth under the caption “Delinquent Section 16(a) Reports” of our 2020 Proxy Statement and is incorporated herein by reference.

Information relating to the Audit Committee and Board of Directors’ determinations concerning whether a member of the Audit Committee of the Board is a “financial expert” as that term is defined under Item 407(d) (5) of Regulation S-K is set forth under the caption “Board and Board Committee Information” of our 2020 Proxy Statement and is incorporated herein by reference.

Information concerning our executive officers is included in Part I of this report under the caption “Information about our Executive Officers.”

We have adopted a code of ethics that applies to our associates, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics is posted on our website at www.hgholdingsinc.net. Amendments to and waivers from our code of ethics will be posted to our website when permitted by applicable SEC rules and regulations.

Item 11.	Executive Compensation

Information relating to our executive compensation is set forth under the caption “Executive Compensation” of our 2020 Proxy Statement. Such information is incorporated herein by reference.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Our information relating to this item is set forth under the caption “Security Ownership of Certain Beneficial Owners and Management” of our 2020 Proxy Statement. Such information is incorporated herein by reference.

Information concerning our equity compensation plan is included in Part II of this report under the caption “Equity Compensation Plan Information.”

Item 13.	Certain Relationships and Related Transactions, and Director Independence

Our information relating to this item is set forth under the captions “Corporate Governance – Review of Transactions with Related Persons” and “Corporate Governance - Board and Board Committee Information” of our 2020 Proxy Statement. Such information is incorporated herein by reference.

Item 14.	Principal Accounting Fees and Services

Our information relating to this item is set forth under the caption “Independent Public Auditors” of our 2020 Proxy Statement. Such information is incorporated herein by reference.

18

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a)	Documents filed as a part of this Report:

(1)	The following consolidated financial statements are included in this report on Form 10-K:
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2019 and 2018
Consolidated Statements of Operations for each of the two years in the period ended December 31, 2019
Consolidated Statements of Comprehensive Income for each of the two years ended in the period ended December 31, 2019
Consolidated Statements of Changes in Stockholders’ Equity for each of the two years in the period ended December 31, 2019
Consolidated Statements of Cash Flows for each of the two years in the period ended December 31, 2019
Notes to Consolidated Financial Statements

(2)	Financial Statement Schedule:
Schedule II – Valuation and Qualifying Accounts for each of the two years in the period ended December 31, 2019

(b)	Exhibits:

2.1

Asset Purchase Agreement, dated as of November 20, 2017, by and between Churchill Downs, LLC and Stanley Furniture Company, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed on November 20, 2017). (1)

2.2

First Amendment to Asset Purchase Agreement, dated as of January 22, 2018, by and between Churchill Downs, LLC and Stanley Furniture Company, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K (Commission File No. 0-14938) filed on January 23, 2018). (1)

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K (Commission File No. 0-14938) for the year ended December 31, 2017).

3.2	By-laws of the Registrant as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (Commission File No. 0-14938) filed November 20, 2017).

3.3

Certificate of Designation of Series A Participating Preferred Stock of Stanley Furniture Company, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (Commission File No. 0-14938) filed December 6, 2016).

4.1

The Certificate of Incorporation, By-laws and Certificate of Designation of Series A Participating Preferred Stock of the Registrant as currently in effect (incorporated by reference to Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3 hereto).

4.2

Rights Agreement, dated as of December 5, 2016, between Stanley Furniture Company, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (Commission File No. 0-14938) filed December 6, 2016).

4.3

Amendment No. 1, dated as of January 30, 2017, to the Rights Agreement, dated as of December 5, 2016, between Stanley Furniture Company, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (Commission Rule No. 0-14938) filed January 30, 2017).

4.4

Amendment No. 2, dated as of December 5, 2019, to the Rights Agreement, dated as of December 5, 2016, between HG Holdings, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (Commission Rule No. 0-14938) filed December 5, 2019).

4.5	Description of the Company’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934. (3)

10.1

Form of Indemnification Agreement between the Registrant and each of its Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (Commission File No. 0-14938) filed on September 25, 2008).

10.2

2008 Incentive Compensation Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement (Commission File No. 0-14938) for the annual meeting of stockholders held on April 15, 2008). (2)

19

10.3

Form of Stock Option Award under 2008 Incentive Plan (Directors) (incorporated by reference to Exhibit 10.22 to the Registrant’s Form 10-K (Commission File No. 0-14938) for the year ended December 31, 2008). (2)

10.4

2012 Incentive Compensation Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement (Commission File No. 0-14938) for the annual meeting of stockholders held on April 18, 2012). (2)

10.5

Form of Stock Option Award under 2012 Incentive Plan (Officers) (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 10-K (Commission File No. 0-14938) for the year ended December 31, 2012). (1)

10.6

Form of Restricted Stock Award under 2012 Incentive Plan (Officers) (time vesting) (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 10-K (Commission File No. 0-14938) for the year ended December 31, 2012). (2)

10.7

Form of Restricted Stock Award under 2012 Incentive Plan (Directors) (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-K (Commission File No. 0-14938) for year ended December 31, 2014). (2)

10.8

Form of Restricted Stock Award under 2012 Incentive Plan (Officers) (time and performance vesting) (incorporated by reference to Exhibit 10.22 to the Registrant’s Form 10-K (Commission File No. 0-14938) for year ended December 31, 2014). (2)

10.9

Form of Restricted Stock Award under 2012 Incentive Plan (Officers) (performance vesting) (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 10-K (Commission File No. 0-14938) for year ended December 31, 2014). (2)

10.10

Agreement, dated as of January 30, 2017, by and among Stanley Furniture Company, Inc. and the entities and natural persons listed on Exhibit A thereto (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K (Commission File No. 0-14938) filed January 30, 2017).

10.11

Subordinated Promissory Note, dated March 2, 2018, of Churchill Downs LLC in favor of Stanley Furniture Company, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on March 8, 2018).

10.12

Amended and Restated Subordinated Secured Promissory Note, dated September 6, 2018, issued by Stanley Furniture Company LLC in favor of HG Holdings, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed September 12, 2018).

10.13

Subordinated Secured Promissory Note, dated September 6, 2018, issued by Stone & Leigh, LLC in favor of HG Holdings, Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed September 12, 2018).

10.14

Intercreditor and Debt Subordination Agreement, dated September 6, 2018, between HG Holdings, Inc. and Hale Partnership Fund, L.P., as agent (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed September 12, 2018).

10.15

Second Amended and Restated Subordinated Secured Promissory Note, dated February 7, 2019, issued by Stanley Furniture Company LLC in favor of HG Holdings, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed February 13, 2019).

10.16

Consent, Reaffirmation and Joinder, dated February 7, 2019, among Stanley Furniture Company LLC, Stanley Intermediate Holdings LLC, Churchill Downs Holdings Ltd., Stanley Furniture Company 2.0, LLC and HG Holdings, Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed February 13, 2019).

20

10.17

Agreement, dated February 7, 2019, between HG Holdings, Inc. and Churchill Downs Holdings Ltd. (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed February 13, 2019).

10.18

Intercreditor and Subordination Agreement, dated February 25, 2019, among HG Holdings, Inc. and Alterna Capital Solutions, LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed March 1, 2019).

10.19

Subscription Agreement, dated as of March 19, 2019, by and between HC Government Realty Trust, Inc. and HG Holdings, Inc., with respect to the purchase of shares of Common Stock (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed March 25, 2019).

10.20

Subscription Agreement, dated as of March 19, 2019, by and between HC Government Realty Trust, Inc., and HG Holdings, Inc., with respect to the purchase of shares of Series B Stock (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed March 25, 2019).

10.21

Loan Agreement, dated as of March 19, 2019, by and between HC Government Realty Holdings, L.P., as borrower, the Lenders party thereto and HCM Agency, LLC, as collateral agent (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed March 25, 2019).

10.22

Forbearance Agreement, dated as of October 31, 2019, by and among Stanley Furniture Company LLC, Stanley Intermediate Holdings LLC, Stanley Furniture Company 2.0, LLC and Churchill Downs Holdings Ltd., and HG Holdings, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed November 1, 2019).

10.23

Forbearance Extension Letter Agreement, dated as of February 24, 2020, by and among Stanley Furniture Company LLC, Stanley Intermediate Holdings LLC, Stanley Furniture Company 2.0, LLC and Churchill Downs Holdings Ltd., and HG Holdings, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed February 25, 2020).

10.24	Second Forbearance Extension Letter Agreement, dated as of March 6, 2020, by and among Stanley Furniture Company LLC, Stanley Intermediate Holdings LLC, Stanley Furniture Company 2.0, LLC and Churchill Downs Holdings Ltd., and HG Holdings Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (Commission File No. 0-14938) filed March 12, 2020).

21	List of Subsidiaries. (3)

23.1	Consent of Cherry Bekaert LLP. (3)

23.2	Consent of BDO USA, LLP. (3)

31.1	Certification by Steven A. Hale II, our Chairman and Chief Executive Officer, pursuant to Rule 13a-14(a)/15d-14(a) of the Securities Exchange Act of 1934, as amended. (3)

31.2	Certification by Brad G. Garner, our Principal Financial and Accounting Officer, pursuant to Rule 13a-14(a)/15d-14(a) of the Securities Exchange Act of 1934, as amended. (3)

32.1	Certification by Steven A. Hale II, our Chairman and Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (4)

32.2	Certification by Brad G. Garner, our Principal Financial and Accounting Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (4)

99.1	Annex D excerpted and incorporated by reference from the Registrant’s Form S-1/A Registration Statement (Registration No. 333-235539) filed on February 14, 2020. (3)

101

The following financial statements from the Company's Annual Report on Form 10-K for the year ended December 31, 2019, formatted in Extensible Business Reporting Language (“XBRL”): (i) consolidated balance sheets, (ii) consolidated statements of operations, (iii) condensed consolidated statements of comprehensive (loss) income, (iv) condensed consolidated statements of cash flows, (v) the notes to the consolidated financial statements, and (vi) document and entity information. (3)

(1) (2) (3) (4)

Certain schedules to these agreements have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and/or exhibits will be furnished to the SEC upon request.

Management contract or compensatory plan

Filed Herewith

Furnished Herewith

Item 16.	10-K Summary

None.

21

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HG HOLDINGS, INC.

March 13, 2020	By:	/s/Steven A. Hale II
Steven A. Hale II
Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/Steven A. Hale II (Steven A. Hale II)	Chairman, Chief Executive Officer and Director	March 13, 2020

/s/Brad G. Garner (Brad G. Garner)	Principal Financial and Accounting Officer	March 13, 2020

/s/Matthew A. Hultquist (Matthew A. Hultquist)	Director	March 13, 2020

/s/Jeffrey S. Gilliam (Jeffrey S. Gilliam)	Director	March 13, 2020

22

HG HOLDINGS, INC.

ANNUAL REPORT ON FORM 10-K

FOR THE YEAR ENDED DECEMBER 31, 2019

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

HG Holdings, Inc.

Charlotte, North Carolina

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of HG Holdings, Inc. (the “Company”) and subsidiaries as of December 31, 2019, the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2019, and the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

/s/ Cherry Bekaert, LLP

Richmond, Virginia

March 13, 2020

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

HG Holdings, Inc.

Charlotte, North Carolina

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of HG Holdings, Inc. (the “Company”) as of December 31, 2018, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2018, and the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor from 2014 to 2018.

Raleigh, North Carolina

March 29, 2019

HG HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	2019	2018
ASSETS
Current assets:
Cash	$2,567	$6,057
Restricted cash	233	404
Interest and dividend receivables	91	-
Prepaid expenses and other current assets	176	273
Income tax receivable	735	488

Total current assets	3,802	7,222

Property, plant and equipment, net	7	9
Investment in affiliate	4,405	-
Subordinated notes receivable	3,379	5,882
Loan to affiliate	2,000	-
Other assets	494	480
Deferred tax assets	247	494

Total assets	$14,334	$14,087

LIABILITIES
Current liabilities:
Accounts payable	$7	$29
Accrued salaries, wages and benefits	5	17
Other accrued expenses	168	110
Total current liabilities	180	156

Other long-term liabilities	255	287
Total liabilities	435	443

STOCKHOLDERS’ EQUITY
Common stock, $0.02 par value, 35,000,000 and 25,000,000 shares authorized, 14,946,839 and 14,712,377 shares issued and outstanding on each respective date	294	294
Capital in excess of par value	17,370	17,285
Retained deficit	(3,765)	(3,935)
Accumulated other comprehensive loss	-	-
Total stockholders’ equity	13,899	13,644
Total liabilities and stockholders’ equity	$14,334	$14,087

The accompanying notes are an integral part

 of the consolidated financial statements.

HG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Years Ended
	December 31,
	2019	2018

Operating Expenses

General and administrative expenses	$(1,133)	$(1,005)

Total operating expenses	(1,133)	(1,005)

Interest income	1,039	943
Dividend income	157	-
Product financing interest income	-	125
Gain on sale of closely held stock	120	-
Gain on extinguishment of subordinated note receivable	-	448
Loss from affiliate	(430)	-
Income from Continued Dumping and Subsidy Offset Act, net	1,230	26
Impairment loss	(897)	(168)

Income from continuing operations before income taxes	86	369

Income tax benefit	84	1,202

Income from continuing operations	170	1,571

Discontinued operations

Loss from discontinued operations (including loss on sale of assets of $865)	$-	$(3,011)

Net income (loss)	$170	$(1,440)

Basic and diluted income (loss) per share:
Income (loss) from continuing operations	$.01	$.11
Loss from discontinued operations	-	(.21)
Net income (loss)	$.01	$(.10)

Weighted average shares outstanding:
Basic	14,507	14,531
Diluted	14,937	14,574

The accompanying notes are an integral part

of the consolidated financial statements.

HG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

	For the Years Ended December 31,
	2019	2018

Net income (loss)	$170	$(1,440)
Settlement of employee benefit obligations directly related to the disposal transaction	-	2,422
Comprehensive income	$170	$982

The accompanying notes are an integral part

of the consolidated financial statements.

HG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For each of the two years in the period ended December 31, 2019

(in thousands)

			Capital	Retained	Accumulated Other
	Common Stock		Excess of	Earnings	Comprehensive
	Shares	Amount	Par Value	(Deficit)	(Loss) Income	Total
Balance at December 31, 2017	14,920	$298	$17,104	$(2,495)	$(2,422)	$12,485

Net loss	-	-	-	(1,440)	-	(1,440)
Other comprehensive loss	-	-	-	-	2,422	2,422
Dividends	-	-	(139)	-	-	(139)
Restricted stock forfeited or expired	(101)	-	-	-	-	-
Stock purchase and retirement for tax withholdings on vesting of restricted awards	(268)	(4)	(129)	-	-	(133)
Stock-based compensation	161	-	449	-	-	449

Balance at December 31, 2018	14,712	$294	$17,285	$(3,935)	$-	$13,644

Net income	-	-	-	170	-	170
Restricted stock forfeited or expired	(182)	-	-	-	-	-
Stock-based compensation	417	-	85	-	-	85

Balance at December 31, 2019	14,947	$294	$17,370	$(3,765)	$-	$13, 899

The accompanying notes are an integral part

of the consolidated financial statements.

HG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2019	2018

Income from continuing operations	$170	$1,571
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation expense	2	1
Accretion income on notes receivable	(217)	(327)
Stock compensation expense	85	58
Paid in kind interest on subordinated note receivable	-	(337)
Gain on extinguishment of subordinated note receivable	-	(448)
Gain on sale of closely held stock	(120)	-
Impairment loss on subordinated note receivable	897	-
Dividends on HC Realty common stock	124	-
Loss from affiliate	430	-
Changes in assets and liabilities:
Prepaid expenses and other current assets	47	(208)
Income tax receivables	(247)	(488)
Deferred tax assets and other assets	232	(509)
Accounts payable	(22)	29
Accrued salaries and other accrued expenses	46	34
Other long-term liabilities	(32)	(280)
Net cash provided (used) by continuing operations	1,395	(904)

Cash flows from investing activities:
Purchase of property, plant and equipment	-	(10)
Investment in affiliate	(5,000)	-
New advances on loan receivable from affiliate	(2,000)	-
Principal payments received on subordinated secured notes Receivable	1,824	-
New borrowings on subordinated secured notes receivable	-	(29)
Proceeds from sale of closely held stock	120	-
Net cash used by investing activities	(5,056)	(39)

Cash flows from financing activities:
Repurchase and retirement of common stock	-	(133)
Stock purchase and retirement for tax withholdings on vesting of restricted award	-	(30)
Net cash used by financing activities	-	(163)

Cash flows from discontinued operations:
Cash used by discontinued operation	-	(3,501)
Cash provided by investing activities	-	9,228
Cash provided by financing activities	-	1,209
Net cash provided by discontinued operations	-	6,936

Net increase (decrease) in cash and restricted cash	(3,661)	5,830
Cash and restricted cash at beginning of period	6,461	631
Cash and restricted cash at end of period	$2,800	$6,461

Cash	$2,567	$6,057
Restricted cash	233	404
Cash and restricted cash	$2,800	$6,461

Supplemental Non-Cash Disclosures:
Payments made on line of credit from proceeds of the sale	$-	$(1,348)
Principal reduction on subordinated secured promissory note	$-	$60
Dividends on investment in affiliate	$150	$-

The accompanying notes are an integral part

of the consolidated financial statements.

HG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       Significant Accounting Policies

Organization and Basis of Presentation

HG Holdings, Inc.’s the (“Company”) consolidated financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”).  The consolidated financial statements include the accounts of all subsidiaries and affiliates in which the Company holds a controlling financial interest as of the financial statement date. All subsidiaries were sold to Stanley Furniture Company, LLC, formerly Churchill Downs, LLC, in the Asset Sale effective March 2, 2018. As of each balance sheet date, the Company did not have any subsidiaries which are consolidated.

On March 2, 2018, we sold substantially all of our assets (the “Asset Sale”) to Stanley Furniture Company LLC, formerly Churchill Downs LLC (“Buyer”), pursuant to the terms of the Asset Purchase Agreement, dated as of November 20, 2017, as amended by the First Amendment thereto dated January 22, 2017 (the “Asset Purchase Agreement”). Operations of the furniture business from January 1, 2018 through March 2, 2018 are reflected as discontinued operations pursuant to the provisions of Accounting Standards Codification 2015-20, Presentation of Financial Statements – Discontinued Operations for all periods presented. Results of discontinued operations are excluded from the accompanying notes to the consolidated financial statements for all periods presented, unless otherwise noted. As a result of the sale, on March 2, 2018, the Company’s Board of Directors approved an amendment to the Company’s Restated Certificate of Incorporation to change the name of the Company to HG Holdings, Inc. The amendment became effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on March 2, 2018.

As a result of the Asset Sale, the Company had no revenue-generating operations. On March 19, 2019, we purchased 300,000 shares of HC Realty’s Common Stock (the “HC Common Stock”) for an aggregate purchase price of $3,000,000 and 200,000 shares of HC Realty’s 10.00% Series B Cumulative Convertible Preferred Stock (the “HC Series B Stock”) for an aggregate purchase price of $2,000,000. As a result of these purchases, we currently own approximately 16.4% of the as-converted equity interest of HC Realty. Also on March 19, 2019, we, together with certain other lenders, including certain entities affiliated with HPCM (collectively, the “Lenders”), entered into a loan agreement (the “Loan Agreement”) with HC Realty’s operating partnership, and HCM Agency, LLC, as collateral agent (the “Agent”), pursuant to which the Lenders provided HC Realty’s operating partnership with a $10,500,000 senior secured term loan (the “Initial Term Loan”), of which $2,000,000 was provided by us. The Agent is affiliated with HPCM. As a result of these investments, our sources of income include dividends on HC Realty Series B Stock, interest earned on the loan we made to HC Realty’s operating partnership, and interest paid on cash and subordinated secured promissory notes. The Company believes that the revenue generating from these sources in addition to the cash on hand is sufficient to fund operating expenses for at least 12 months from the date of these consolidated financial statements. The Company previously disclosed its board was considering a rights offering of the Company’s common stock to existing stockholders to raise additional cash for acquisitions. On December 16, 2019, the Company filed a registration statement with respect to a proposed rights offering of up to 19.5 million shares of its Common Stock (the “Rights Offering”). The Rights Offering will be commenced only following effectiveness of the registration statement relating to the Rights Offering and will be made only by means of a prospectus. The Company anticipates using the proceeds of the Rights Offering for acquisitions, including purchasing additional HC Series B Stock, HC Common Stock or debt of HC Realty.

Certain amounts in the 2018 consolidated financial statements have been reclassified to conform to 2019 presentation. These reclassifications do not have an impact on the consolidated statements of operations or the consolidated statement of comprehensive income (loss).

Cash

We consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

Restricted cash includes collateral deposits required under the Company’s letter of credit agreement, which expires in June 2020, to guarantee the Company’s workers compensation insurance policy. The restricted cash balance is expected to mature over the next six months. As of December 31, 2019, there was no outstanding balance on the letter of credit agreement.

Concentration of Credit Risk

The Company place its cash and restricted cash with financial institutions and, at times, cash held in depository accounts may exceed the Federal Deposit Insurance Corporation insured limit.

Revenue Recognition

Revenue, prior to the Asset Sale, was recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this principle, the Company performed the following five steps: (i) identification of a contract with a customer; (ii) identification of any separate performance obligation; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligation in the contract, if any; and (v) recognition of revenue when the Company had satisfied the underlying performance obligation if any. The Company recognized substantially all of its revenue at a point in time when control of the Company’s goods was passed to the customer, which typically occurs upon shipment, with the exception of consigned goods. The Company considered its performance obligation satisfied at the time this control was transferred. Customer payment terms for these shipments typically ranged between 30- and 90-days. The Company elected to treat shipping and handling performed after control has transferred to customers as a fulfillment activity, and additionally, elected the practical expedient to report sales taxes on a net basis. The Company recorded shipping and handling expense related to product sales as cost of sales.

Interest Income

Interest income is recorded on an accrual basis based on the effective interest rate method and includes the accretion of fair value adjustments/discounts. Fair value adjustments to par value are accreted/amortized into interest income over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of fair value adjustments, if any.

Other revenues are recognized when contractual obligations are fulfilled or as services are provided.

Payment-in-Kind Interest

The Company has subordinated secured notes receivables that may contain payment-in-kind (“PIK”) provisions. The PIK interest, computed at the contractual rate specified in the loan agreement, is added to the principal balance of the loan and recorded as interest income.

Variable Interest Entities

As a result of both the Asset Sale and the S&L Asset Sale, we have a variable interest in three entities that have been determined to be variable interest entities ("VIE"). If we conclude that we are the primary beneficiary of a VIE, we are required to consolidate it. To determine if we are the primary beneficiary, we evaluate whether we have the power to direct the activities that most significantly impact the VIE's economic performance and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Our evaluation includes identification of significant activities and an assessment of our ability to direct those activities based on governance provisions and arrangements to provide or receive product and process technology, product supply, operations services, equity funding, financing, and other applicable agreements and circumstances. Our assessments of whether we are the primary beneficiary of our VIE requires significant assumptions and judgments. We have concluded that we are not the primary beneficiary of the three VIEs as we do not have the power to direct the activities that most significantly impact the VIEs’ economic performance and therefore are not required to consolidate these entities.

Subordinated Notes Receivable

In accordance with ASC 810-40-5, upon the sale of substantially all of the assets the Company recorded a gain on the deconsolidation of a group of assets based on the difference between the fair value of the consideration received and the carrying amount of the group of assets. As the Original Note was part of the consideration received, the Company recorded the Original Note at its fair value on March 2, 2018. The fair value of the Original Note was estimated using discounted cash flow analyses, using market rates at the acquisition date that reflect the credit and inherent rate-risk inherent in the Original Note. The discount resulting from the fair value adjustment was recorded as a direct reduction to the original principal balance and amortized to interest income using the effective interest method. As of the date of the assignment and transfer from the Buyer to S&L, it was determined that the Original Note was extinguished and therefore both the A&R Note and the S&L Note were measured based on their fair value in accordance with Emerging Issues Task Force (EITF) – Creditors Accounting for Modification or Exchange of Debt Instruments. The discounts resulting from the fair value adjustments for the A&R Note and the S&L Note were recorded as a direct reduction to the original principal balance and amortized to interest income using the effective interest method. When impairment is determined to be probable, the measurement will be based on the fair value of the collateral securing the notes. The determination of impairment involves management’s judgment and the use of market and third-party estimates regarding collateral values. During 2019 management determined that the Second A&R note was other than temporarily impaired and recorded an impairment loss of $897,000.

Property, Plant and Equipment

Depreciation of property, plant and equipment is computed using the straight-line method based upon the estimated useful lives. Depreciation expense is charged to general and administrative expenses. Gains and losses related to dispositions and retirements are included in income. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. Assets are reviewed for possible impairment when events indicate that the carrying amount of an asset may not be recoverable. Assumptions and estimates used in the evaluation of impairment may affect the carrying value of property, plant and equipment, which could result in impairment charges in future periods. Our depreciation policy reflects judgments on the estimated useful lives of assets. Our long-lived assets were tested for impairment at December 31, 2019 and determined that the long-lived assets were not impaired.

Cost Method Investments

The Company held, at December 31, 2018, a 1.4% equity interest in Churchill Downs Holdings, Ltd. (“Churchill”), a British Virgin Island business company which it received as a partial consideration for the sale of substantially all of our assets. As a result of additional equity capital contributions to Churchill during the fourth quarter 2018, HG Holdings equity interest was diluted from its original 5% ownership interest. Long-term investments consist of investments in equity securities of nonpublic entities without readily determinable fair values. These investments are classified in “Investment in closely held company” on the consolidated balance sheets. The company determines the appropriate classifications of its investment(s) at the acquisition date. Upon adoption of ASU 2016-01, the Company carries its long-term investment at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transaction for the identical or a similar investment of the same issuer. The Company reviews its equity securities without readily determinable fair values on a regular basis to determine if the investment is impaired. For purposes of this assessment, the Company considers the investee’s cash position, liquidity, earnings and revenue outlook, equity position, and ownership, among other factors, in its review. If management’s assessment indicates that an impairment exists, the Company estimates the fair value of the equity investment and recognizes in current earnings an impairment loss that is equal to the difference between the fair value of the equity investment and its carrying amount. During the year ended December 31, 2019, the Company sold its equity interest back to Churchill for $120,000 for which the Company had determined during the year ended December 31, 2018 the fair value to be zero. Accordingly, the Company recorded a gain on sale of $120,000.

Income Taxes

Deferred income taxes are determined based on the difference between the consolidated financial statement and income tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax expense represents the change in the deferred tax asset/liability balance. Income tax credits are reported as a reduction of income tax expense in the year in which the credits are generated. A valuation allowance is recorded when it is more likely than not that a deferred tax asset will not be realized. Interest and penalties on uncertain tax positions are recorded as income tax expense.

Fair Value of Financial Instruments

Accounting for fair value measurements requires disclosure of the level within the fair value hierarchy in which fair value measurements in their entirety fall, segregating fair value measurements using quoted prices in active markets for identical assets or liabilities (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3). The fair value of receivables and payables approximate the carrying amount because of the short maturity of these instruments.

Earnings per Common Share

Basic earnings per share is computed based on the weighted average number of common shares outstanding. Diluted earnings per share includes any dilutive effect of outstanding stock options and restricted stock calculated using the treasury stock method.

Stock-Based Compensation

We record share-based payment awards at fair value on the grant date of the awards, based on the estimated number of awards that are expected to vest, over the vesting period. The fair value of stock options was determined using the Black-Scholes option-pricing model. The fair value of the restricted stock awards was based on the closing price of the Company’s common stock on the date of the grant. For awards with performance conditions, we recognize compensation cost over the expected period to achieve the performance conditions, provided achievement of the performance conditions are deemed probable.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Changes in such estimates may affect amounts reported in future periods.

New Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The amendments in ASU 2016-13 require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The amendment is effective for public entities for annual reporting periods beginning after December 15, 2019, however early application is permitted for reporting periods beginning after December 15, 2018. The Company does not anticipate the adoption of ASU 2016-13 to have a material impact to the consolidated financial statements.

In February 2016, the FASB issued its final lease accounting standard, ASC, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The lease liability will be equal to the present value of lease payments and the right-of -use asset will be based on the lease liability, subject to adjustment such as for initial direct costs. For income statement purposes, the new standard retains a dual model similar to ASC 840, requiring leases to be classified as either operating or finance. For lessees, operating leases will result in straight-line expense (similar to current accounting by lessees for operating leases under ASC 840) while finance leases will result in a front-loaded expense pattern (similar to current accounting by lessees for capital leases under ASC 840). The Company adopted the standard effective January 1, 2019. As of December 31, 2019, we do not have any long-term leases. We will evaluate the effect that ASU 2016-02 will have on our consolidated financial statements and related disclosures at such time a long-term lease is executed. Our only lease as of December 31, 2019 relates to a real estate lease for the corporate office space. The adoption did not have material impact to the consolidated financial statements.

2.         Discontinued Operations

On March 2, 2018, we sold substantially all of our assets (the “Asset Sale”) to Churchill Downs LLC (“Buyer”), pursuant to the terms of the Asset Purchase Agreement, dated as of November 20, 2017, as amended by the First Amendment thereto dated January 22, 2018 (the “Asset Purchase Agreement”). Operations of the furniture business from January 1, 2018 through March 2, 2018 are reflected as discontinued operation pursuant to the provisions of Accounting Standards Codification 2015-20, Presentation of Financial Statements – Discontinued Operations for all periods presented.

Loss from discontinued operations, net of taxes, comprised the following for the twelve months ended December 31, 2019 and 2018 (in thousands):

	Twelve Months
	Ended
	Dec. 31,	Dec. 31,
	2019	2018
Net sales	$-	$6,787
Cost of sales	-	(6,485)
Selling, general and administrative expenses	-	(2,448)
Loss on sale of assets	-	(865)
Loss from discontinued operations before income taxes	-	(3,011)
Income tax benefit	-	-
Loss from discontinued operations, net of taxes	$-	$(3,011)

Included in selling, general and administrative expenses incurred for the twelve months ended December 31, 2018 were certain transaction costs including investment banking fees, legal fees, and other transaction costs directly attributable to the Asset Sale.

3.      Property, Plant and Equipment

	Depreciable
	lives			(in thousands)
	(in years)			2019	2018
Computers and equipment	3	to	7	$7	$7
Furniture and fixtures	5	to	7	3	3
Property, plant and equipment, at cost				10	10
Less accumulated depreciation				3	1
Property, plant and equipment, net				$7	$9

4.      Subordinated Notes Receivable

The Company received a $7.4 million subordinated secured promissory note (the “Original Note”) from the Buyer as partial consideration for the sale of substantially all of our assets during the first quarter of 2018. On September 6, 2018, the Buyer sold certain of its assets, including certain inventory and the Stone & Leigh tradename (the “S&L Asset Sale”) to Stone & Leigh, LLC (“S&L”), which is owned by a group which includes Matthew W. Smith, the Company’s former interim Chief Executive Officer. As a part of the S&L Asset Sale, the Buyer assigned to S&L certain of its rights and obligations under the original $7.4 million subordinated secured promissory note. In connection with the assignment, the Company entered into an Amended and Restated Subordinated Secured promissory note with the Buyer (the “A&R Note”) and a new Subordinated Secured Promissory Note with S&L (the “S&L Note”). The A&R Note had a principal amount as of the assignment date of $3.3 million.

On February 7, 2019, the Company, Buyer and related parties entered into a Consent, Reaffirmation, and Joinder (the “Consent”) in connection with a new senior credit facility that Buyer expected to enter into with Alterna Capital Solutions, LLC (“Alterna”).  Pursuant to the Consent, Buyer delivered a Seconded Amended and Restated Subordinated Secured Promissory Note (the “Second A&R Note”) in favor of the Company. The Second A&R Note has a principal amount of $3.2 million and remains payable no later than March 2, 2023, at which time the total principal amount is due. Interest on the principal balance of the note continues to accrue daily at an annual fixed rate of 6%. The other terms of the Second A&R Note are substantially the same as those of the A&R Note. The Second A&R Note also remains guaranteed by Stanley Intermediate Holdings LLC, formerly Churchill Downs Intermediate Holdings LLC. Pursuant to the Consent, Buyer’s British Virgin Island parent company has also guaranteed the Second A&R Note.

On February 25, 2019, Buyer closed and funded its new senior credit facility with Alterna. Pursuant to the Consent, the Company entered into an Intercreditor and Debt Subordination Agreement, dated February 25, 2019 (the “Subordination Agreement”), with Alterna. The Subordination Agreement with Alterna is generally on the same terms as the subordination agreement the Company previously entered into with North Mill Capital, LLC in connection with the original subordinated secured promissory note dated March 2, 2018 from Buyer in favor of the Company, except that principal payments on the Second A&R Note, before satisfaction of the of indebtedness to Alterna and termination of the Subordination Agreement, are conditioned upon (l) no event of default under the new senior credit facility existing or resulting from the payment,  (2) availability under the new senior credit facility to make the payment, (3) all tax and debt obligations of Stanley Furniture Company, LLC (“SFC”) being current and within their terms, and (4) there being no delinquency in payables or other obligations of SFC to specified critical vendors. Cash interest payments of $141,000 and $35,000 were received during the years ending December 31, 2019 and 2018, respectively.

Despite Buyer paying interest quarterly in advance on the Second A&R Note, the Company concluded, based on current information and events in the Buyer’s business, that the Company did not believe it would be able to collect the amount due according to the Second A&R Note and determined that the note was other than temporarily impaired. The evaluation was generally based on an assessment of the borrower’s financial condition and the adequacy of the collateral securing the Second A&R Note. Given the facts and circumstances, the Company recorded an impairment loss of $897,000 in the second quarter of 2019 resulting in the carrying value of the A&R Note decreasing to $1.3 million as of June 30, 2019. On August 21, 2019, the Company delivered a notice of default to Buyer under the Second A&R Note. The Company delivered this notice after receiving information from Alterna that Buyer was presently in default under its credit facility with Alterna.

The Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with Buyer and certain affiliates (the “Loan Parties”) pursuant to which the Company has agreed to forbear from exercising its rights and remedies under the Second A&R Note until February 24, 2020 or earlier in the event of (i) a default occurring under the Second A&R Note other than previous defaults acknowledged in the Forbearance Agreement or (ii) a breach of the Forbearance Agreement by the Loan Parties.

The Forbearance Agreement became effective on November 1, 2019 (the “Effective Date”) when Buyer paid the Company $220,000 and certain other conditions were satisfied. Under the Forbearance Agreement, Buyer has also agreed to pay the Company $200,000 on or before the 30th day following the Effective Date, $150,000 on or before the 60th day following the Effective Date, and $130,000 on or before the 90th day following the Effective Date. The payment made on November 1, 2019 and each of the following payments are referred to as a Forbearance Period Payment and will be applied to the outstanding principal balance of the Note. As of December 31, 2019, the Company received the principal payments on the effective date, the 30th day, and the 60th day, totaling $570,000, in accordance with the Forbearance Agreement.

Under the Forbearance Agreement, the Company has agreed to accept the discounted payments in satisfaction of the Second A&R Note if the forbearance period has not been terminated: (i) on or before the 90th day after the Effective Date, $2,230,000 less the sum of all Forbearance Period Payments and payments made to cure a minimum collateral value shortfall and (ii) after the 90th day following the Effective Date, $2,530,000 less Forbearance Period Payments and payments made to cure a minimum collateral value shortfall.

The Forbearance Agreement also includes customary representations and warranties of Loan Parties and certain releases by Loan Parties.

All amounts outstanding under the Ledgered Asset Based Lending Agreement between Alterna Capital Solutions, LLC (“Alterna”) and Buyer have been paid in full and the Intercreditor and Debt Subordination Agreement, dated February 25, 2019, executed by the Company in favor of Alterna is no longer effective.

In view of the impairment loss recorded by the Company in the second quarter of 2019 with respect to the Note, the Company does not anticipate recording any additional impairment charges at this time as a result of the Event of Default or the Forbearance Agreement. As of December 31, 2019, the outstanding principal amount of the Second A&R Note was $2.6 million and the carrying value of the Note was $709,000.

The S&L Note had a principal amount of $4.4 million as of the assignment date. The S&L Note also matures on March 2, 2023, at which time the total principal amount is due. Interest on the S&L Note accrues at a fixed rate of 10% per annum. Cash interest payments of $356,000 and $141,000 were received during the years ending December 31, 2019 and 2018, respectively. During the years ending December 31, 2019 and 2018, respectively, the Company received $1,011,000 and $60,000 of principal payments on the S&L Note.

At the assignment date, the Company evaluated the fair value of the S&L Note. The Company recorded accreted interest income on the fair value adjustment of the S&L Note of $162,000 and $62,000 for years ending December 31, 2019 and 2018, respectively. Resulting from the accretion of the fair value discount and the principal payments, the outstanding principal amount of the S&L Note was $3.3 million and the carrying amount was $2.7 million as of December 31, 2019.

A reconciliation of the activity in the Second A&R Note for the years ending December 31, 2019 and 2018 is as follows (in thousands):

	Principal	Discount	Balance
Balance at January 1, 2018	$-	$-	$-
New borrowings on subordinated note receivables	7,421	(2,607)	4,814
Interest paid-in-kind	337	-	337
Extinguishment of debt	(4,400)	1,330	(3,070)
Capitalized legal fees	18	-	18
Accretion of discount	-	265	265
Balance at December 31, 2018	$3,376	$(1,012)	$2,364
Principal payments	(812)	-	(812)
Impairment	-	(897)	(897)
Accretion of discount	-	54	54
Balance at December 31, 2019	$2,564	$(1,855)	$709

A reconciliation of the activity in the S&L Note for the years ending December 31, 2019 and 2018 is as follows (in thousands):

	Principal	Discount	Balance
Balance at January 1, 2018	$-	$-	$-
New borrowings on subordinated note receivables	4,400	(884)	3,516
Principal payments	(60)	-	(60)
Accretion of discount	-	62	62
Balance at December 31, 2018	$4,340	$(822)	$3,518
Principal payments	(1,011)	-	(1,011)
Accretion of discount	-	163	163
Balance at December 31, 2019	$3,329	$(659)	$2,670

5.      Loan to Affiliate

On March 19, 2019, the Company, together with certain other Lenders, entered into a loan agreement (the “Loan Agreement”) with HC Realty’s operating partnership, and HCM Agency, LLC, as collateral agent (the “Agent”), pursuant to which the Lenders provided HC Realty’s operating partnership with a $10,500,000 senior secured term loan (the “Initial Term Loan”), of which $2,000,000 was provided by the Company.

The Loan Agreement matures on March 19, 2022. Interest on the Loan Agreement accrues at a rate of 14% per annum. Interest earned for the year ended December 31, 2019 was $223,000.

6.      Investment in Affiliate

On March 19, 2019, the Company entered into subscription agreements with HC Realty, pursuant to which it purchased (i) 200,000 shares of HC Realty’s 10.00% Series B Cumulative Convertible Preferred Stock (the “Series B Stock”) for an aggregate purchase price of $2,000,000 and (ii) 300,000 shares of HC Realty’s common stock for an aggregate purchase price of $3,000,000. Certain investors affiliated with HPCM purchased an additional 850,000 shares of Series B Stock for an aggregate purchase price of $8,500,000. While some of these investors have other investments with HPCM, each of these investors made a separate and direct investment in HC Realty and HPCM does not receive management fees, performance fees, or any other economic benefits with respect to these investors’ investment in HC Realty’s Series B Stock.

The Series B Stock is not deemed to be in-substance common stock and is accounted for using the measurement alternative for equity investments with no readily determinable fair value. The Series B Stock will be reported at cost, adjusted for impairments or any observable price changes in ordinary transactions with identical or similar investments issued by HC Realty.

The following table summarizes the Company’s investment in HC Realty as of the two years ended December 31, 2019 (in thousands):

	Ownership %		Investment in Affiliate Balance		Loss recorded in the Consolidated Statements of Operations (b)
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018	2019	2018

HC Realty Series B Stock (a)	7.9%	0.0%	$2,000	-	$-	-
HC Realty common stock	8.5%	0.0%	2,405	-	(430)	-
Total	16.4%	0.0%	$4,405	-	$(430)	-

(a)

Represents investments in shares of HC Realty preferred stock with a basis of $2 million. Each share of preferred stock can be converted into one share of HC Realty common stock at a conversion price equal to the lesser of $9.10 per share or the fair market value per share of HC Realty common stock, subject to adjustment upon the occurrence of certain events.

(b)

Loss from these investments is included in “Loss from affiliate” in the consolidated statement of operations. Since HC Realty is a Real Estate Investment Trust and not a taxable entity, the loss is not reported net of taxes.

The Company’s investment in HC Realty common stock is accounted for under the equity method of accounting. The company determined that accounting for under the equity method was appropriate even though the Company owns less than 20% of the fully diluted shares outstanding because the Company holds significant influence of HC Realty.

7.     Income Taxes

The provision for income tax (benefit) expense consists of (in thousands):

	2019	2018
Current:
Federal	$-	$-
State	(84)	(213)
Total current	(84)	(213)
Deferred:
Federal	-	(989)
State	-	-
Total deferred	-	(989)
Income tax (benefit) expense from continuing operations	$(84)	$(1,202)

A reconciliation of the difference between the federal statutory income tax rate and the effective income tax rate follows:

	2019	2018
Federal statutory rate	21.0%	21.0%
State tax, net of federal benefit	3.8	2.3
State tax credits and adjustments	(122.7)	(11.8)
Change in federal tax rate	-	-
Alternative minimum tax	-	67.7
Valuation allowance increase	(3.9)	(11.5)
Other, net	4.3	14.5
Effective income tax rate	(97.6)%	82.2%

We have completed our analysis of the income tax effects of the Tax Act and recorded all final adjustments during 2018. As noted previously, the Tax Act repeals the corporate alternative minimum tax, or AMT, regime, including claiming a refund and full realization of remaining AMT credits. During 2018, we further analyzed the nature, validity, and recoverability of the AMT-related deferred tax credit carryforwards and recorded a tax benefit of $988,000 for the credits that will be refundable in future years.

The income tax effects of temporary differences that comprise deferred tax assets and liabilities at December 31 follow (in thousands):

	2019	2018
Noncurrent deferred tax assets (liabilities):
Equity method investment	$99	$-
Other accrued expenses	32	50
Property, plant and equipment	(1)	(1)
Notes receivable fair value adjustment	578	413
Employee benefits	66	95
AMT credit	247	698
Net operating loss	7,726	7,743
Gross non-current deferred tax assets	8,747	8,998
Less valuation allowance	(8,500)	(8,504)
Net noncurrent deferred tax assets	$247	$494

We have U.S. federal net operating loss carryforwards of approximately $33.8 million which are available to reduce future taxable income. The federal net operating loss will begin expiring in 2033. We have combined state net operating loss carryforwards of $24.1 million that will expire at various times beginning in 2027.

During 2019, we recorded a non-cash credit to our valuation allowance of approximately $4,000 against our December 31, 2019 deferred tax assets. The primary assets which are covered by this valuation allowance are employee benefits and net operating losses in excess of the amounts which can be carried back to prior periods. The valuation allowance was calculated in accordance with the provisions of ASC 740, Income Taxes, which requires an assessment of both positive and negative evidence when measuring the need for a valuation allowance. Our results over the most recent four-year period were heavily affected by our business restructuring activities. Our cumulative loss represented sufficient negative evidence to require a valuation allowance. We intend to maintain a valuation allowance until sufficient positive evidence exists to support its reversal, resulting in no deferred tax asset balance being recognized. Should we determine that we will not be able to realize all or part of our deferred tax asset in the future, an adjustment to the deferred tax asset will be charged to income in the period such determination is made.

The unrecognized tax benefits activity for the year ended December 31 follows (in thousands):

	2019	2018
Unrecognized tax benefits balance at January 1	$241	$454
Gross decrease in tax positions of prior years	(84)	(213)
Unrecognized tax benefits balance at December 31	$157	$241

As of December 31, 2019 and 2018, we had approximately $23,000 and $34,000 of accrued interest related to uncertain tax positions, respectively.

Total amount of unrecognized tax benefits that would affect our effective tax rate if recognized is $124,000 at December 31, 2019 and $190,000 at December 31, 2018. The 2011 through 2017 tax years remain open to examination by major taxing jurisdictions.

8.       Stockholders’ Equity

In addition to common stock, authorized capital includes 1,000,000 shares of “blank check” preferred stock. None was outstanding during the two years ended December 31, 2019. The Board of Directors (“Board”) is authorized to issue such stock in series and to fix the designation, powers, preferences, rights, limitations and restrictions with respect to any series of such shares. Such “blank check” preferred stock may rank prior to common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of common stock.

Basic and diluted earnings per share are calculated using the following share data (in thousands):

	2019	2018
Weighted average shares outstanding for basic calculation	14,507	14,531
Dilutive effect of restricted stock	430	43
Weighted average shares outstanding for diluted calculation	14,937	14,574

For the years ended December 31, 2019 and 2018, approximately 42,000 and 225,000 stock awards, respectively, were excluded from the diluted per share calculation as they would be anti-dilutive.

From time to time, we will repurchase common shares that are tendered by recipients of restricted stock awards to satisfy tax withholding obligations on vested restricted stock. There were no repurchases during 2019. During 2018, we repurchased 46,643 shares for approximately $30,000

In July 2012, the Board authorized the purchase of up to $5.0 million of our common stock. These repurchases may be made from time to time in the open market, in privately negotiated transactions, or otherwise, at prices the Company deems appropriate. No repurchases of our common stock were made in 2019. During 2018, we repurchased 221,121 shares of common stock for approximately $133,000. The Board does not intend to repurchase any additional shares of our common stock under this authorization.

In the fourth quarter of 2016, the Board adopted a Rights Agreement designed to protect the Company’s substantial net operating loss carryforwards. Under the Rights Agreement, company stockholders of record as of December 15, 2016 received one preferred share purchase right for each share of common stock they owned on such date. If a person or group acquires beneficial ownership of 4.9% or more of the Company’s outstanding common stock (subject to certain specified exceptions), the rights will become exercisable. The rights will also become exercisable if a person or group that already owns 4.9% or more of the Company’s outstanding common stock acquires an additional 1% or more of the Company’s outstanding common stock.

The Company entered into Amendment No. 1, dated January 30, 2017, to the Rights Agreement. This amendment amends the definition of Acquiring Person in the Rights Agreement to exclude any member of the Hale Group (Hale Partnership Fund, LP and certain affiliates that are parties to the agreement (Hale Agreement) dated January 30, 2017 with the Company), provided that any purchases made by members of the Hale Group after December 5, 2016 are made in compliance with Section 1(h) of the Hale Agreement. The Company entered into Amendment No 2, dated December 5, 2019, to the Rights Agreement. This amendment amends the definition of “Expiration Time” to provide that, unless otherwise expiring under the terms of the existing definition, the Rights Agreement will expire (i) at the close of business on the day after the Company’s 2020 annual meeting of stockholders unless the Company’s stockholders approve the amendment to the definition of “Expiration Time” in this amendment or (ii) the close of business on December 5, 2022 (unless the Company’s NOLs are utilized prior to that date).

If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase Company common stock at a 50% discount. Rights held by the person or group triggering the rights will become void and will not be exercisable. The rights have a de minimis fair value and trade with the Company’s common stock. The Board may amend the Rights Agreement in any way or redeem the rights at any time unless and until the rights are triggered.

The Rights Agreement includes a procedure for the Board to consider requests to exempt a particular transaction from triggering the exercisability of the rights under the Rights Agreement if the transaction (i) does not (x) create a significant risk of the Company’s NOLs being impaired or (y) constitute a default under the change-in-control covenant included in the Company’s credit facility or (ii) is otherwise in the best interests of the Company.

9.       Stock Based Compensation

The Stanley Furniture Company, Inc. 2012 Incentive Compensation Plan (Incentive Compensation Plan) provides for the granting of performance grants, performance shares, stock options, restricted stock, restricted stock units, and stock appreciation rights to employees and certain service providers. Under this plan, the aggregate number of common shares that may be issued through awards of any form is 1.6 million. In addition, shares authorized under the 2008 Incentive Compensation Plan are also available for issuance under the Incentive Compensation Plan if they are unissued or subsequently expire, are forfeited or terminate unexercised. As of December 2019, there are 1.2 million shares remaining available for future issuance under equity compensation plans.

Stock Options

The options are issued at market value on the date of grant and have a term of 10 years from the grant date. In general, employee grants vest ratably over a four to five-year period and Director grants vest after one year. The fair value of each option is amortized into compensation expense on a straight-line basis between the grant date for the option and each vesting date. We have estimated the fair value of all stock option awards as of the date of the grant by applying the Black-Scholes pricing valuation model.

The application of this valuation model involves assumptions that are judgmental and sensitive in the determination of compensation expense. No options were granted in 2019 or 2018.

Stock option activity for the two years ended December 31, 2019, follows:

	Number of shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2018	826,582	$5.35	2.8
Cancelled/Forfeited	(763,385)	5.28

Outstanding at December 31, 2018	63,197	$7.01	1.8

Expired	(20,914)	8.64

Outstanding at December 31, 2019	42,283	$6.20	0.8	$-

Exercisable at December 31, 2019	42,283	$6.20	0.8	$-

There were no stock options exercised in 2019 and 2018.

Restricted Stock

The restricted stock awards are accounted for as “non-vested equity shares” until the awards vest or are forfeited. In general, restricted stock awards for employees are time vested or performance vested and for non-employee directors vest at the end of their current term on the Board. The fair value of each share of restricted stock is the market price of our stock on the grant date. The fair value of each time vested award is amortized into compensation expense on a straight-line basis between the award date and the vesting date. Performance based awards are amortized into stock compensation expense based on the probability of meeting the performance criteria. In 2019 and 2018, 30,354 and 182,732 of restricted stock awards vested and were released, respectively.

The following table summarizes information about restricted stock awards for the two years ended December 31, 2019:

	Number of shares	Weighted- Average Grant Date Fair Value
Outstanding at January 1, 2018	327,283	$1.82
Vested	(182,732)	2.02
Granted	161,290	0.62
Cancelled/Forfeited/Expired	(101,266)	1.55

Outstanding at December 31, 2018	204,575	$0.83
Vested	(30,354)	1.81
Granted	416,666	0.60
Cancelled/Forfeited/Expired	(161,290)	0.62

Outstanding at December 31, 2019	429,597	$0.61

As of December 31, 2019, there was $207,000 of total unrecognized compensation cost related to non-vested restricted stock awards, which is expected to be recognized over a weighted-average remaining vesting period of 2.5 years.

10.      Income for Continued Dumping and Subsidy Offset Act (CDSOA)

The CDSOA provides for distribution of monies collected by U.S. Customs and Border Protection (Customs) for imports covered by antidumping duty orders entering the United States through September 30, 2007 to qualified domestic producers. In 2019 and 2018, we received $1.2 million and $26,000, respectively, in distributions of funds collected on antidumping duty orders entering the United States prior to September 2007.

11.     Commitments and Contingencies

Our leased facility includes our corporate office space. The lease for office space is month to month. Rental expense charged to operations was $29,000 and $12,000 in 2019 and 2018, respectively.

We currently have letters of credit to cover estimated exposures, most notably with workman’s compensation claims. This agreement requires us to maintain a compensating balance with the issuer for the amounts outstanding. We currently have letters of credit outstanding in the amount of $230,000. The compensating balance amount is reflected as restricted cash on the consolidated balance sheet.

In the normal course of business, we are involved in claims and lawsuits, none of which currently, in management’s opinion, will have a material adverse effect on our Consolidated Financial Statements.

12.     Subsequent Events

On October 31, 2019, the Company entered into a Forbearance Agreement with the Loan Parties pursuant to which the Company agreed, subject to certain conditions, to forbear until February 24, 2020 from exercising its rights and remedies under the Second A&R Note issued by Buyer to the Company. On February 24, 2020, the Company and the Loan Parties entered into a letter agreement (the “Forbearance Extension Letter Agreement”) extending the outside termination date for the forbearance period under the Forbearance Agreement from February 24, 2020 to February 26, 2020. The other terms and conditions of the Forbearance Agreement remain the same. The forbearance period terminated on February 26, 2020 under the terms of the Forbearance Extension Letter Agreement and Forbearance Agreement.

The Company received prepayments on February 28, 2020 and March 4, 2020 of $200,000 and $350,000, respectively, of the principal amount on the Second A&R Note from the Buyer.

On March 6, 2020, the Company and the Loan Parties entered into a letter agreement (the “Second Forbearance Extension Letter Agreement”) extending, subject to certain conditions, the outside termination date from February 26, 2020 to March 17, 2020. The extension of the outside termination and the effectiveness of the Second Forbearance Extension Letter Agreement is conditioned on Buyer making payments to be applied to the outstanding principal balance of the Second A&R Note of $250,000 on or before March 12, 2020 and $750,000 on or before March 13, 2020.  The Second Forbearance Extension Letter Agreement also requires the Buyer to make an additional $391,970 payment on or before March 17, 2020 which will be applied to the outstanding principal balance of the Second A&R Note. The other terms and conditions of the Forbearance Agreement remain the same.

On March 12, 2020, the Company received payment from Buyer of $250,000 pursuant to the Second Forbearance Extension Letter Agreement.

HG HOLDINGS, INC.

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS

For each of the Two Years in the Period Ended December 31, 2019

(in thousands)

Column A	Column B	Column C	Column D		Column E
Charged
	Balance at	(Credited)			Balance at
	Beginning	to Costs &			End
Descriptions	of Period	Expenses	Deductions		of Period
2019
Doubtful receivables	$-	$-	$-		$-
Discounts, returns, and allowances	-	-	-		-
	$-	$-	$-		$-

2018
Doubtful receivables	$96	$-	$96	(a)	$-
Discounts, returns, and allowances	107	-	107	(a)	-
	$203	$-	$203		$-

(a) Uncollectible receivables and reserves for discounts, returns, and allowances were disposed of in the Asset Sale on March 2, 2018

S-1

Annex B

Additional Information on Company Directors, Corporate Governance, Executive

Compensation, Security Ownership, Related Transactions, and

Change in Certifying Accountant

BOARD OF DIRECTORS

Our board of directors has set the number of our directors at four, with the directors divided into three classes with staggered terms. We currently have three directors. There is one vacancy on our board of directors and our board anticipates filling that vacancy with an individual with background appropriate in view of, and in connection with, its acquisition of non-furniture assets using a portion of the cash proceeds from the sale of substantially all our assets on March 2, 2018.

Our board and corporate governance and nominating committee in making its previous recommendation of our directors, focused primarily on the information discussed in each of the director’s individual biographies set forth below. In particular, with regard to Mr. Gilliam, our board and corporate governance and nominating committee considered his strong background in the manufacturing sector and his financial experience as a chief financial officer. With respect to Mr. Hale, our board and corporate governance and nominating committee considered his experience with asset management and his firm’s position as holder at the time of his election to his current term as a director of approximately 10% of our outstanding common stock. With respect to Mr. Hultquist, our board and corporate governance and nominating committee considered his experience in advising businesses on strategic growth.

Directors

Steven A. Hale II, 36, has been a director since February 2017 and his present term will expire in 2020. He was also elected our Chief Executive Officer effective March 2, 2018. Mr. Hale is the founder of Hale Partnership Capital Management, LLC, an asset management firm that serves as the investment manager to certain privately held investment partnerships. Mr. Hale has held his position since 2010. From 2007 to 2010, prior to founding Hale Partnership Capital Management, LLC, Mr. Hale was an associate director with Babson Capital Management, LLC, an asset management firm, where he had responsibility for coverage of distressed debt investments across a variety of industries. From 2005 to 2007, Mr. Hale was a leveraged finance analyst with Banc of America Securities.

Matthew A. Hultquist, 41, is the Managing Member of Hillandale Advisors, a private investment and advisory firm that works with private businesses and their owners on strategic growth. Mr. Hultquist has held his position since 2017.  From 2006 to 2016, Mr. Hultquist served on the investment team at Sasco Capital, Inc., a public equity asset management firm, which invested in mid to large capitalization public companies undergoing turnarounds. Mr. Hultquist was nominated by Hale Partnership Fund, L.P. as a stockholder director nominee for election at the 2018 Annual Meeting. Steven A. Hale II, our Chairman and Chief Executive Officer, is managing member of the general partner of Hale Partnership Fund, L.P.

Jeffrey S. Gilliam, 62, has been a director since February 2015 and his present term will end in 2020. Mr. Gilliam has served as managing member of Willow Oak Advisory Group, LLC, a provider of business advisory services since January 2016. Mr. Gilliam was a director of the Finley Group, a corporate advisory firm, from August 2012 until January 2016. Mr. Gilliam was employed by Toter, Incorporated (a division of Wastequip, LLC), a manufacturer of automated cart systems, as President from October 2008 until August 2012, and as Vice President Finance (Chief Financial Officer) from June 2002 until October 2008.

CORPORATE GOVERNANCE

Independent Directors

Our board of directors previously determined that all current directors, with the exception of Mr. Hale who serves as our Chief Executive Officer, are “independent directors” as that term is defined in the rules of The NASDAQ Stock Market (which we have adopted for purposes of determining such independence even though we are not listed on a national exchange). After Mr. Hultquist became a part-time employee of HC Realty, our board determined that he was no longer an “independent director.” Our board intends to add at least one additional independent director to the board during 2020.

Director Compensation

Our board of directors revised the policy for compensation of non-employee directors in 2018 to increase the annual cash compensation received by each non-employee director from $22,500 to $35,000 effective as of the 2018 Annual Meeting of Stockholders. In connection with increasing the annual cash compensation effective as of the 2018 Annual Meeting of Stockholders, our board terminated the prior policy providing that (i) each non-employee director, other than the chairman of the board, received an annual stock grant at the time of the Annual Meeting of Stockholders to acquire a number of shares with a fair value of $15,000, and (ii) the chairman of the board received annual cash compensation in the amount of $26,250 and an annual stock grant to acquire a number of shares with a fair value of $20,000.

The corporate governance and nominating committee reviews director compensation annually and, as part of that process, typically has for review publicly available director compensation information for other comparable companies. Our board of directors approves director compensation. Pursuant to the agreement under which he was elected to our board, Mr. Hale has agreed to serve as a director without compensation.

The following table sets forth information concerning the compensation of directors for the year ended December 31, 2019.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Total ($)
STEVEN A. HALE II	—		—	—
MATTHEW A. HULTQUIST	$43,750	(2)	—	$43,750
JEFFERY S. GILLIAM	$43,750	(2)	—	$43,750

(1)	At December 31, 2019, our directors in the above table held no stock options (shares) or restricted shares.

(2)	Mr. Hultquist and Mr. Gilliam earned directors fees of $35,000, respectively, in 2019. Cash payments equaled $43,750, respectively, as a result of 2018 director fees paid in January 2019.

Review of Transactions with Related Persons

Under our code of conduct and audit committee charter, the audit committee must approve any transaction involving related persons which requires disclosure in our proxy statement under applicable rules of the Securities and Exchange Commission. Under the audit committee charter, the audit committee is responsible for reviewing these transactions and has the power to approve or disapprove these transactions. One such transaction, described below, was approved in 2018 and one such transaction, described below was approved in 2020.

A&R Note and S&L Transactions. On March 2, 2018, we sold substantially all of our assets to Stanley Furniture Company LLC, formerly Churchill Downs LLC (“SFC”). In connection with our asset sale, SFC issued a subordinated secured promissory note payable to us in the amount of $7,420,824 (the “Original Note”). On September 6, 2018, SFC sold certain of its assets, including certain inventory and the Stone & Leigh tradename (the “S&L Asset Sale”), to Stone & Leigh, LLC (“S&L”). As a part of the S&L Asset Sale, SFC assigned to S&L certain of its rights and obligations under the Original Note. In connection with this assignment, we entered into an Amended and Restated Subordinated Secured Promissory Note with SFC (the “A&R Note”) and a new Subordinated Secured Promissory Note with S&L (the “New Note”). The New Note was in an original principal amount of $4,400,000 and matures on March 2, 2023. S&L’s obligations under the New Note are secured by a pledge of substantially all of the assets of S&L.

In connection with the issuance of the New Note, we entered into an Intercreditor and Debt Subordination Agreement (the “Subordination Agreement”) with Hale Partnership Fund, L.P. as agent for a number of affiliated funds (collectively, the “Senior Lenders”), providing that S&L’s obligations under the S&L Note were subordinate to S&L’s obligations under a Senior Secured Promissory Note (the “Senior Note”) issued by S&L to the Senior Lenders. Steven A. Hale II, our Chairman and Chief Executive Officer, is the sole manager of the investment adviser of Hale Partnership Fund, L.P.

The Senior Note, which was in a principal amount of $1,702,000, was paid in full in December 2018 and the Senior Lenders released all liens on S&L’s assets.

Our independent directors approved the A&R Note and the transactions with S&L, including the terms of the Subordination Agreement as well as our entry into the Subordination Agreement, and these transactions were also approved by our audit committee.

HC Realty Series B Stock. In March 2019, we acquired HC Realty Series B Stock, HC Realty Common Stock and debt of HC Realty’s operating partnership.  See “Summary -Acquisition of Equity Interest in HC Government Realty Trust, Inc.” on page 2 and Annex D for additional information on this transaction and the HC Realty stock and debt.  As part of this transaction, one party for which HPCM serves as investment adviser also acquired HC Realty Series B Stock and debt of HC Realty’s operating partnership and Mr. Hale became HC Realty’s Chairman and Chief Executive Officer, as well as a director of HC Realty. Our independent directors approved these transactions with HC Realty. Because HC Realty was an unaffiliated third party before the March 2019 transaction, our audit committee (composed of the same independent directors approving the March 2019 transactions with HC Realty) did not separately approve these transactions.

On April 3, 2020, we purchased 100,000 additional shares of HC Realty Series B Stock at $10 per share or aggregate consideration of $1,000,000, which was the same per share consideration paid for HC Realty Series B Stock issued in March 2019. On April 9, 2020, we also entered into a subscription agreement with HC Realty to purchase an additional 250,000 shares of HC Realty Series B Stock. See “Recent Developments” on page 3 for additional information on this subscription agreement. Our independent director approved these purchases of additional shares of HC Realty Series B Stock and these purchases were also approved by our audit committee as Mr. Hale may be considered to have an indirect interest in the transaction as Chairman and Chief Executive Officer of HC Realty.

Potential or Actual Conflicts of Interest

Our executive officers and some of our directors may have potential or actual conflicts of interest because of their positions with HCPM and HC Realty. Steven A. Hale II, our Chairman and Chief Executive Officer, is sole manager of HPCM which serves as the investment adviser for the Hale Funds and two current holders of HC Realty Series B Stock.  The Hale Funds own approximately 24.7% of our outstanding common stock. See “Security Ownership of Certain Beneficial Owners and Management” on page B-6 for additional information.  We also own HC Realty Series B Stock and HC Realty Common Stock and hold debt of HC Realty’s operating partnership. See “Summary –Acquisition of Equity Interest in HC Government Realty Trust, Inc.” on page 1 and Annex D for additional information. Mr. Hale also serves as Chairman and Chief Executive Officer and a director of HC Realty.  Bradley G Garner, our Principal Financial and Accounting Officer, also serves as a director of HC Realty and is chief compliance officer for HPCM.  Matthew A. Hultquist, one of our directors, also serves as a director of HC Realty and is a part time employee of HC Realty serving as Senior Vice President-Acquisitions.

Mr. Hale and Mr. Garner owes fiduciary duties to us, as well as to HC Realty as a result of their positions with HC Realty and to the Hale Funds and two current holders of HC Realty Series B Stock as a result of their positions with HPCM, the investment adviser to these parties.  Mr. Hultquist owes fiduciary duties to us and to HC Realty.  As a result, these executive officers and directors may have potential or actual conflicts of interest when faced with decisions that could have different implications for us and HC Realty.  In addition, Mr. Hale and Mr. Garner may have potential or actual conflicts of interest when faced with decisions that could have different implications for us and the Hale Funds or the two holders of Series B Stock advised by HPCM.  For example, these potential conflicts could arise over matters such as funding and capital matters.

EXECUTIVE COMPENSATION

Executive Compensation Program

Our named executive officers for 2019 were Steven A. Hale II, our Chairman and Chief Executive Officer, Brad G. Garner, our Principal Financial and Accounting Officer.

During 2019, our executive compensation program had two major components: salary and equity awards. The program was designed to promote the development and implementation of an acquisition strategy focused on non-furniture related assets that will allow us to potentially derive a benefit from our net operating loss carryforwards.

Our executive compensation program is administered by the compensation and benefits committee of our board of directors (the “Committee”).

Salary. Our two executive officers who received the following compensation in 2019:

●

Our current Chief Executive Officer, Steven A. Hale II, received an annual salary of $100,000 until June 28, 2019 when the compensation and benefits committee of our board increased his annual salary to $125,000, and

●

Our current Principal Financial and Accounting Officer, Bradley G. Garner, received an annual salary of $85,000 until June 28, 2019 when the compensation and benefits committee of our board increased his annual salary to $125,000.

Long-Term Incentives. On June 28, 2019, the Committee granted Mr. Hale a restricted stock award for 333,333 shares ($200,000 at the closing price per share of $0.60 on June 27, 2019) and the Committee granted Mr. Garner a restricted stock award for 83,333 shares ($50,000 at the closing price per share of $0.60 on June 27, 2019). These awards will vest on June 28, 2022.

Summary Compensation Table

The following table sets forth compensation received by the Named Executive Officers for the years ended December 31, 2019 and 2018.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)

STEVEN A. HALE II,	2019	112,500	—	200,000	—	—	—	312,500
Chief Executive Officer, effective March 2, 2018	2018	66,667	—	—	—	—	—	66,667

BRAD G. GARNER,	2019	105,000	—	50,000	—	—	—	155,000
Principal Financial and Accounting Officer, effective April 1, 2018	2018	63,750	—	—	—	—	—	63,750

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the year-end number and value of unexercised options, restricted stock that has not vested and equity incentive plan awards for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

AT DECEMBER 31, 2019 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)

STEVEN A. HALE II, Chief Executive Officer, effective March 2, 2018	—	—	—	—	—	—	333,333 (2)	183,333

BRAD G. GARNER, Principal Financial and Accounting Officer, effective April 1, 2018	—	—	—	—	—	—	83,333	45,833

____________

(1)	Based on the closing price per share of our stock of $0.55 as of December 31, 2019.
(2)	The award for these shares provided for vesting on June 28, 2022.

Retirement Plans

We no longer maintain a 401(k) plan or other qualified retirement plan. We do not maintain any supplemental retirement plans or other similar executive retirement programs for our named executive officers.

Change of Control Arrangements

Neither of our current executive officers has any change in control or similar agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 13, 2020 by each stockholder we know to be the beneficial owner of more than 5% of our outstanding common stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Solas Capital Management, LLC	4,207,266	(a)	28.1%
Hale Partnership Fund, L.P. and related parties	3,550,315	(b)	23.8%
Jeffrey S. Gilliam	29,012			(c)
Steven A. Hale II	3,883,648	(d)	26.0%
Bradley G. Garner	83,828			(c)
Matthew A. Hultquist	162,560		1.1%	(e)
All directors and executive officers as a group (4 persons)	4,159,048	(f)	27.8%

_______________________

(a)

The beneficial ownership information for Solas Capital Management, LLC (“Solas”) is based upon the Schedule 13D/A filed with the SEC on February 19, 2020 by Solas and its managing member, Frederick Tucker Golden (“Golden”) and the Form 4 filed with the SEC on March 11, 2020. The Schedule 13D indicates that Solas and Golden each have shared voting and dispositive power over all of the reported shares. The business address of Solas and Golden is 1063 Post Road, 2nd Floor, Darien, Connecticut 06820.

(b)

The beneficial ownership information reported is based upon the Schedule 13D/A filed with the SEC on December 27, 2019 by Hale Partnership Capital Management, LLC, Hale Partnership Capital Advisors, LLC, Hale Partnership Fund, L.P., MGEN II – Hale Fund, L.P., Clark – Hale Fund, L.P., and Steven A. Hale II. The Schedule 13D/A indicates that Hale Partnership Capital Management, LLC, and Steven A. Hale II each have shared voting and dispositive power over all of the reported shares; the Schedule 13D/A also indicates that Steven A. Hale II has sole voting power over 333,333 shares; the Schedule 13D/A also indicates that Hale Partnership Capital Advisors, LLC has shared voting and dispositive power over 2,824,851 shares; the Schedule 13D/A indicates that Hale Partnership Fund, L.P. has shared voting and dispositive power over 2,364,295 shares, MGEN II – Hale Fund, L.P. has shared voting and dispositive power over 132,055 shares, and Clark – Hale Fund, L.P. has shared voting and dispositive power over 328,501 shares; the Schedule 13D/A indicates that a Managed Account for which Hale Partnership Capital Management, LLC serves as the investment manager has shared and dispositive power over 725,464 shares. The principal business and principal office address for each of the aforementioned parties is 2115 E. 7th St., Charlotte, NC 28204

(c)	1% or less.
(d)	Includes 3,550,315 shares over which Mr. Hale shares voting and dispositive power as a result of his service as managing member of Hale Partnership Capital Management, LLC. See note (b) above.
(e)	Such shares are held in trust for the benefit of Mr. Hultquist and as to which he shares voting power with the trustee for the trust.
(f)	Includes 3,550,315 shares over which Mr. Hale shares voting and dispositive power as a result of his service as managing member of Hale Partnership Capital Management, LLC. See note (b) above.

CHANGE IN CERTIFYING ACCOUNTANT

On April 29, 2019, the Audit Committee of our board approved the engagement of Cherry Bekaert LLP (“CB”) as the company’s principal independent registered public accountant to audit the company’s financial statements for the fiscal year ended December 31, 2019. As a result, on April 29, 2019, we dismissed BDO USA, LLP (“BDO”), as the company’s principal independent registered public accountants.

The reports of BDO on our consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During our fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through April 29, 2019, we did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years.

During our fiscal years ended December 31, 2018 and 2017, and through April 29, 2019, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K have occurred, except for the material weakness in our internal controls over financial reporting as described below.

The material weakness in internal control over financial reporting as disclosed in Item 4 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 was identified as we did not design and maintain effective controls related to the accounting with respect to the recording of a gain on extinguishment of the Amended and Restated Subordinated Secured Promissory Note, dated September 6, 2018, issued by Stanley Furniture Company LLC in favor of the company. This material weakness was subsequently remediated as of December 31, 2018. The Audit Committee has discussed these matters with BDO, and the company has authorized BDO to respond fully to any inquiries by CB concerning the subject matter of such reportable event.

The material weakness in internal control over financial reporting as disclosed in Item 9A of our Annual Report on Form 10-K for the annual period ended December 31, 2017 was identified as we did not design and maintain effective controls related to the accounting with respect to modifications of share-based payment awards. This material weakness was subsequently remediated as of March 31, 2018. The Audit Committee has discussed these matters with BDO, and the company has authorized BDO to respond fully to any inquiries by CB concerning the subject matter of such reportable event.

The company has requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from BDO, dated April 29, 2019, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2019.

We engaged CB as our new independent registered public accounting firm as of May 2, 2019. During the fiscal years ended December 31, 2018 and December 31, 2017, and the interim period through May 2, 2019, we did not consult with CB regarding: (1) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to the company or oral advice was provided that CB concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions to S-K 304, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Annex C

Information on HC Realty Common Stock, HC Realty Series B Stock and Loan Agreement with HC Realty

Certain information concerning the Common Stock and 10.00% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) of HC Government Realty Trust, Inc. and the Loan Agreement, dated as of March 19, 2019, by and between HC Government Realty Holdings, L.P., as borrower, the Lenders party thereto (which lenders include HG Holdings, Inc.) and HCM Agency, LLC, as collateral agent (the “Loan Agreement”) is provided below.

Common Stock

Dividends

 Dividends on HC Realty common stock are subject to HC Realty’s ability to generate positive cash flow from operations. All dividends are further subject to the discretion of the board of directors of HC Realty. It is possible that HC Realty may have cash available for dividends, but its board of directors could determine that the reservation, and not distribution, of such to be in its best interest. Holders of HC Realty 7.00% Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) are entitled to preferred returns before dividends are issued to holders of our common stock. At October 7, 2019, HC Realty had provided holders of its common stock with an annualized dividend of 5.5%, or $0.55 per share.

Liquidation Preference

No liquidation preference is provided for holders of HC Realty common stock. Upon the dissolution and liquidation of HC Realty, Series A Preferred Stock will receive a preference in the distribution of liquidation proceeds equal to any accrued and unpaid preferred returns. Following payment of any accrued but unpaid preferred returns to Series A Preferred Stock, liquidating distributions will be shared pari passu between our common stock and Series A Preferred Stock, subject to the right of our board of directors to designate the rights and privileges of HC Realty’s authorized but unissued preferred stock in the future.

Registrar, Transfer Agent and Paying Agent

Shares of HC Realty common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Direct Transfer LLC l acts as HC Realty’s registrar and as the transfer agent for our shares.

Stockholder Voting

Subject to the restrictions on ownership and transfer of stock contained in HC Realty’s charter and except as may otherwise be specified in HC Realty’s charter, each share of common stock will have one vote per share on all matters voted on by stockholders, including election of directors. Holders of common stock will vote with holders of the Series A Preferred Stock on all matters to which holders of HC Realty common stock are entitled to vote.

Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director and except as set forth in the next paragraph.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. HC Realty’s charter provides for a majority vote in these situations. HC Realty’s charter further provides that any or all of its directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by HC Realty prior to the date on which the vote is taken. Pursuant to Maryland law and our bylaws, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of HC Realty, unless the action is advised, and submitted to the stockholders for approval, by its board of directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Series B Preferred Stock

In connection with the recapitalization transaction (the “Recapitalization”) with Hale Partnership Capital Management, LLC (“Hale”) and certain affiliated investors (each, an “Investor” and collectively, the “Investors”), on March 14, 2019, HC Realty filed Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “Series B Articles Supplementary”) to classify 2,050,000 shares of its preferred stock, a portion of which are as shares of Class B Preferred Stock to be purchased by Hale pursuant to the Recapitalization. The Series B Articles Supplementary became effective upon filing on March 14, 2019.

Holders of shares of the Series B Preferred Stock are entitled to receive cumulative cash dividends on the Series B Preferred Stock when, as and if authorized by the Board and declared by HC Realty, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. From the date of original issue, HC Realty will pay dividends at the rate of 10.00% per annum of the $10.00 liquidation preference per share. Dividends on the Series B Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid. With respect to priority of payment of dividends, the Series B Preferred Stock will rank on a parity with the Series A Preferred Stock.

If HC Realty liquidates, dissolves or winds-up, holders of shares of the Series B Preferred Stock will have the right to receive $10.00 per share of the Series B Preferred Stock, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment. With respect to priority of payment of distributions upon HC Realty’s s voluntary or involuntary liquidation, dissolution or winding up, the Series B Preferred Stock will rank on a parity with the Series A Preferred Stock.

The Series B Preferred Stock will automatically convert into common stock upon the occurrence of their initial listing of HC Realty common stock on any national securities exchange. As of the date of the listing event, a holder of shares of Series B Preferred Stock will receive a number of shares of common stock in accordance with the conversion formula set forth in the Series B Articles Supplementary. Pursuant to the conversion formula, one share of the Series B Preferred Stock will convert to a number of shares of common stock equal to the original issue price of the Series B Preferred Stock (plus any accrued and unpaid dividends) divided by the lesser of $9.10 or the fair market value of the common stock. If the listing event has not occurred on or prior to March 31, 2020, then holders of the Series B Preferred Stock, at their option, may, at any time and from time to time after such date, convert all, but not less than all, of their outstanding shares of Series B Preferred Stock into common stock. Upon exercise of this optional conversion right, a holder of Series B Preferred Stock will receive a number of shares of common stock in accordance with the same conversion formula referenced above.

Subject to the preferential voting rights described below, the Series B Preferred Stock have identical voting rights as HC Realty common stock, with each share of Series B Preferred Stock entitling its holder to vote on an as converted basis, on all matters on which HC Realty common stockholders are entitled to vote. The Series B Preferred Stock, the Series A Preferred Stock and the common stock vote together as one class. So long as any shares of Series B Preferred Stock remain outstanding, in addition to the voting rights described above, HC Realty will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock voting together as a single class, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock. In addition, so long as any shares of Series B Preferred Stock remain outstanding, a majority of the members of the board of directors of HC Realty is to be elected by the holders of a majority of the outstanding shares of Series B Preferred Stock.

In addition, the holders of the Series B Preferred Stock have registration rights that are substantially similar to those granted to the holders of the Series A Preferred Stock.

Loan Agreement

In connection with the closing of the Recapitalization, on March 19, 2019, HC Realty , through the OP, the Investors and HCM Agency, LLC (the “Agent”), an affiliate of Hale and the collateral agent, entered into a Loan Agreement (the “Loan Agreement”) pursuant to which certain of the Investors, as lenders (the “Lenders”) provided a $10,500,000 senior secured term loan to HC Realty (the “Loan”), with an option to fund up to an additional $10,000,000 in term loans, subject to customary terms and conditions, pursuant to which all such debt will accrue interest and mature on the same terms (the “Mezzanine Debt”).

The Loan is not evidenced by a promissory note. However, pursuant to the Loan Agreement, promissory notes evidencing the Loan and/or the Mezzanine Debt may be issued in the future at the request of the Lenders.

The Mezzanine Debt will accrue interest at a rate of fourteen percent (14%) per annum. Such interest will be paid in monthly, interest-only cash payments payable in arrears at a rate of twelve percent (12%) per annum plus (i) a cash payment at a rate of two percent (2%) per annum, (ii) an increase in the principal of the Mezzanine Debt equal to two percent (2%) per annum or (iii) a combination of both (i) and (ii) above, which such combined amount will be equal to two percent (2%) per annum. HC Realty is required to repay all outstanding principal and any accrued but unpaid interest on or before March 19, 2022. All outstanding principal and any accrued but unpaid interest shall become immediately due and payable upon certain events including, but not limited to, an initial public offering of HC Realty’s common stock.

The Mezzanine Debt is secured by a security interest in the accounts receivable and other personal property of the OP, HC Realty and its subsidiaries, including the OP’s ownership interest in its subsidiaries. The Company and Holmwood Portfolio Holdings, LLC, a limited partner in HC Realty’s operating partnership, HC Government Realty Trust, L.P., a Delaware limited partnership, also entered into customary guaranty agreements related to the payment by and performance of the OP of its obligations under the Loan Agreement.

The Loan Agreement also includes customary representations, warranties, covenants and terms and conditions for transactions of this type, including a minimum fixed charge coverage ratio, limitations on incurrence of debt, liens, investments and mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the Mezzanine Debt and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, failure to pay other outstanding debt and HC Realty’s failure to maintain its REIT status. The occurrence of an event of default under the Loan Agreement could result in all loans and other obligations becoming immediately due and payable and allow the Agent to exercise all rights and remedies available to it as collateral agent including the foreclosure of all liens granted under the Loan Agreement.

Annex D

Information on HC Government Realty Trust, Inc.

The Company

HC Realty was formed in 2016 as a Maryland corporation, and incident to filing its federal income tax return for, and commencing with, its fiscal year ended December 31, 2017, HC Realty elected to be taxed as a REIT for federal income tax purposes. HC Realty was formed primarily to source, acquire, own and manage built-to-suit or improved-to-suit, single-tenant properties leased by the United States of America and administered by the U.S General Services Administration or directly by the occupying agency, both of which are referred to as GSA Properties. HC Realty invests primarily in GSA Properties with sizes ranging from 5,000 to 50,000 rentable square feet, and in their first lease term after construction or improvement to post-9/11 standards. HC Realty further emphasizes GSA Properties that fulfill mission critical or citizen service functions. Leases associated with the GSA Properties in which HC Realty invests are full faith and credit obligations of the United States of America.

On March 14, 2019, HC Realty provided notice of nonrenewal (the “Nonrenewal Notice”) of its Management Agreement with Holmwood Capital Advisors, LLC, a Delaware limited liability company (“HCA”) to be effective as of March 31, 2020. While HC Realty’s Management Agreement has continued to be in place since the date of the Nonrenewal Notice, the Board of HC Realty amended and restated its investment guidelines as of the date of the Nonrenewal Notice. On March 31, 2020, the Management Agreement was terminated. HC Realty paid a total termination fee of $1,645,453, which was satisfied with $1,275,000 in cash and $370,453 in shares of HC Realty’s common stock at a per share price of $7.17 for a total of 51,667 shares.

As of April 3, 2020, HC Realty’s portfolio consists of 20 GSA Properties, comprised of 16 GSA Properties that it owns in fee simple, one GSA Property that it owns subject to a ground lease and three GSA Properties for which HC Realty has all of the rights to the profits, losses, any distributed cash flow and all of the other benefits and burdens of ownership including for federal income tax purposes, each of which is leased to the United States. HC Realty’s portfolio of GSA Properties (“Portfolio Properties”), which includes one property acquired on May 1, 2019 and three properties acquired on October 22, 2019, contains approximately 390,767 rentable square feet located in 13 states. Based on net operating income of HC Realty’s Portfolio Properties, its portfolio has a weighted average remaining lease term of 9.3 years if none of the early termination rights are exercised and 5.7 years if all of the early termination rights are exercised.

The GSA-leased, real estate asset class has a number of attributes that HC Realty believes will offer its stockholders significant benefits, including a highly creditworthy and very stable tenant base, long-term lease structures and low risk of tenant turnover. GSA leases are backed by the full faith and credit of the United States, and the GSA has never experienced a financial default. Payment of rents under GSA leases are funded through the Federal Buildings Fund and are not subject to direct federal appropriations, which can fluctuate with federal budget and political priorities. In addition to presenting reduced risk of default, GSA leases typically have long initial terms of ten to 20 years with renewal leases having terms of five to ten years, which limit operational risk. Upon renewal of a GSA lease, base rent typically is reset based on a number of factors at the time of renewal, including inflation and the replacement cost of the building, that generally HC Realty expects will increase over the life of the lease.

HC Realty believes that GSA-leased properties generally provide attractive investment opportunities but require specialized knowledge and expertise. Each U.S. Government agency has its own customs, procedures, culture, needs and mission, which results in different requirements for its leased space. Furthermore, the GSA-leased sector is highly fragmented with a significant amount of non-institutional owners. Moreover, while there are a number of national real estate brokers that hold themselves out as having GSA-leased property expertise, there are no national or regional clearing houses for GSA-leased properties. HC Realty believes this fragmentation can be ascribed particularly to the U.S. Government’s – including GSA’s – procurement policies, including policies of preference for small, female and minority owned businesses. Long-term relationships and specialized institutional knowledge regarding the agencies, their space needs and the hierarchy and importance of a property to its tenant agency are crucial to understanding which agencies and properties present the greatest likelihood of long-term agency occupancy, and, therefore, to identifying and acquiring attractive GSA-leased properties. HC Realty’s portfolio is diversified among occupying agencies, including a number of the largest and most essential agencies, such as the Drug Enforcement Administration, the Federal Bureau of Investigation, the Social Security Administration and the Department of Veterans Affairs.

HC Realty operates as an umbrella partnership REIT (“UPREIT”), which means that it conducts substantially all of its business through the Operating Partnership (defined below) for which HC Realty serves as the general partner. HC Realty’s GSA-leased properties are owned through single-purpose entities, 17 of which are wholly owned by the Operating Partnership and three of which are consolidated variable interest entities based upon HC Realty’s management’s determination that its Operating Partnership has a variable interest in the entities and is the primary beneficiary. While HC Realty focuses on investments in GSA Properties, in the future it also may invest in state and local government, mission critical single tenant properties or properties previously (but not exclusively) leased to the United States, the GSA or one or more occupying agencies. The officers of HC Realty are Mr. Steven A. Hale II as HC Realty’s Chief Executive Officer and Ms. Jacqlyn Piscetelli as HC Realty’s Chief Financial Officer, Treasurer and Secretary.

HC Realty believes in the long-term there will be a consistent flow of GSA Properties that meet its target investment criteria for purposes of acquisition, leasing and managing, which HC Realty expects will enable it to continue its platform into the foreseeable future. HC Realty acquires GSA Properties with sizes ranging from 5,000 to 50,000 rentable square feet, and in their listed lease term after construction or improvement to post-9/11 standards throughout the United States. HC Realty does not anticipate making acquisitions outside of the United States or its territories.

HC Realty primarily makes direct acquisitions of GSA Properties, but it may also invest in GSA Properties through indirect investments, such as joint ventures, and whereby it may own less than a 100% of the beneficial interest therein; provided, that in such event, it will acquire at least 50 percent of the outstanding voting securities in the investment, or otherwise comply with SEC staff guidance regarding majority-owned subsidiaries so that the investment meets the definition of “majority-owned subsidiary” under the Investment Company Act of 1940, as amended.

On March 19, 2019, HC Realty consummated a recapitalization transaction (the “Recapitalization Transaction”) with Hale Partnership Capital Management, LLC and certain affiliated investors, pursuant to which (i) certain of such investors provided a $10,500,000 mezzanine loan to HC Realty through the Operating Partnership (as defined below), (ii) certain of such investors purchased 1,050,000 shares of Series B Preferred Stock and (iii) an investor purchased 300,000 newly issued shares of HC Realty’s common stock.

HC Realty’s Competitive Strengths and Strategic Opportunities

HC Realty believes that it will be benefitted by the alignment of the following competitive strengths and strategic opportunities:

High Quality Portfolio Leased to Mission-Critical U.S. Government Agencies

●

As of December 31, 2019, HC Realty owns a portfolio of 20 GSA Properties, comprised of 16 GSA Properties HC Realty owns in fee simple, one GSA Property it owns subject to a ground lease and three GSA Properties for which HC Realty has all of the rights to the profits, losses, any distributed cash flow and all of the other benefits and burdens of ownership included for federal income tax purposes, each of which is leased to the United States. As of April 3, 2020, based upon net operating income, the weighted average age of the properties in HC Realty’s portfolio was approximately 8.6 years[1], and the weighted average remaining lease term is approximately 9.3 years if none of the early termination rights are exercised and 5.7 years, if all of the early termination rights are exercised.

●	All of HC Realty’s GSA Properties are occupied by agencies that serve mission-critical or citizen service functions.

●

HC Realty’s GSA Properties generally meet HC Realty’s investment criteria, which target GSA Properties with sizes ranging between 5,000 to 50,000 rentable square feet and in their first term after construction or improvement to post-9/11 standards.

Credit Quality of Tenant

●	Leases are full faith and credit obligations of the United States and, as such, are not subject to the risk of annual appropriations.

●	Leases typically include inflation-linked rent increases associated with certain property operating costs, which the Company believes will mitigate expense variability.

HC Realty’s Investment Strategy

HC Realty believes there is a significant opportunity to acquire and build a portfolio consisting of high-quality GSA Properties at attractive risk-adjusted returns. HC Realty seeks primarily to acquire “citizen service” GSA Properties, or GSA Properties that are “mission critical” to an agency’s function. Further, HC Realty primarily targets GSA Properties with sizes ranging from 5,000 to 50,000 rentable square feet, and in their first term after construction or to post-9/11 standards.

HC Realty believes the subset of GSA Properties on which it focuses is highly fragmented and often overlooked by larger investors, which can provide opportunities for us to buy at more attractive pricing compared to other properties within the asset class. HC Realty also believes selection based on agency function, building use and location will help to mitigate risk of non-renewal. While HC Realty intends to focus on this subset of GSA Properties, HC Realty is not limited in the properties in which it may invest. _HC Realty has the flexibility to expand its investment focus as market conditions may dictate and subject to broad investment policies adopted by HC Realty’s board of directors, as may be amended by the board of directors from time to time.

1 The weighted-average age of the properties in HC Realty’s portfolio is based on the later of (i) the date upon which the property was built or (ii) the date upon which the property was fully renovated.

Description of HC Realty’s Properties

The following table presents an overview of HC Realty’s properties as of December 31, 2019.

Property	Current Occupant	Rentable Sq. Ft (RSF)	% of Portfolio [1]	% Leased	Early Termination [2]	Expiration Date	Effective Annual Rent	Effective Annual Rent per RSF	Effective Annual Rent % of Portfolio
Our Portfolio
Port Saint Lucie, Florida	DEA	24,858	6.4%	100%	5/31/2022	5/31/2027	$ 574,875	$ 23.13	4.7%
Jonesboro, Arkansas	SSA	16,439	4.2%	100%	1/11/2022	1/11/2027	$ 623,145	$ 37.91	5.1%
Lorain, Ohio	SSA	11,607	3.0%	100%	3/31/2021	3/31/2024	$ 445,892	$ 38.42	3.6%
Cape Canaveral, Florida	CBP	14,704	3.8%	100%	7/15/2022	7/15/2027	$ 673,653	$ 45.81	5.5%
Johnson City, Tennessee	FBI	10,115	2.6%	100%	8/20/2022	8/20/2027	$ 396,781	$ 39.23	3.2%
Fort Smith, Arkansas	CIS	13,816	3.5%	100%	10/30/2024	10/30/2029	$ 427,275	$ 30.93	3.5%
Silt, Colorado	BLM	18,813	4.8%	100%	9/30/2024	9/30/2029	$ 388,380	$ 20.64	3.1%
Lakewood, Colorado	DOT	19,241	4.9%	100%	No Early Termination	6/20/2024	$ 466,253	$ 24.23	3.8%
Moore, Oklahoma	SSA	15,445	3.9%	100%	4/9/2022	4/9/2027	$ 530,659	$ 34.36	4.3%
Lawton, Oklahoma	SSA	9,298	2.4%	100%	8/16/2020	8/16/2025	$ 285,044	$ 30.66	2.3%
Norfolk, Virginia	SSA	53,917	13.8%	100%	No Early Termination	6/26/2027	$ 1,314,322	$ 24.38	10.7%
Montgomery, Alabama	CIS	21,420	5.5%	76%	12/8/2026	12/8/2031	$ 578,848	$ 27.02	4.7%
San Antonio, Texas	ICE	38,756	9.9%	100%	4/30/2022	4/30/2027	$ 1,093,819	$ 28.22	8.9%
Knoxville, Iowa	VA	12,833	3.3%	100%	No Early Termination	1/11/2032	$ 687,427	$ 53.57	5.6%
Champaign, Illinois	FBI	11,180	2.9%	100%	4/12/2028	4/12/2033	$ 371,323	$ 33.21	3.0%
Sarasota, Florida	USDA	28,210	7.2%	100%	7/19/2028	7/19/2038	$ 919,223	$ 32.59	7.5%
Monroe, Louisiana	VA	21,124	5.4%	100%	No Early Termination	9/30/2023	$ 744,471	$ 35.24	6.1%
Ft. Lauderdale, Florida	ICE	16,000	4.1%	100%	4/9/2028	4/9/2033	$ 702,936	$ 43.93	5.7%
Lawrence, Kansas	USGS	16,000	4.1%	100%	No Early Termination	2/28/2033	$ 595,522	$ 37.22	4.8%
Oklahoma City, Oklahoma	ICE	16,991	4.3%	100%	12/27/2028	12/27/2033	$ 483,642	$ 28.46	3.9%

Total - Our Portfolio		390,767	100.00%	100%			$12,303,491	$ 31.49	100.00%

1   By rentable square footage.

2 The early termination date, if any, for each lease generally represents the commencement of the time period during which HC Realty’s tenant may exercise its right to terminate the lease, in whole or in part, at any time effective on or after such date by providing us with sufficient prior written notice.  The prior written notice required for early termination under each lease ranges from 60 to 180 days. If HC Realty’s tenant exercises its early termination rights with respect to any lease, HC Realty cannot guarantee that it will be able to re-lease the premises on comparable terms, if at all. The lease expiration date is the date the applicable lease will terminate if the early termination is not exercise or if no early termination right exists. As of December 31, 2019, the weighted average remaining lease term of HC Realty’s portfolio and pipeline is 9.3 years if none of the early termination rights are exercised and 5.7 years if all of the early termination rights are exercised.

Operating Results for the Years Ended December 31, 2019 and 2018

For the year ended December 31, 2019

At December 31, 2019 HC Realty owned 17 properties and all of the rights to the profits, losses, any distributed cash flow and all of the other benefits and burdens of ownership including for federal income tax purposes for three other properties. HC Realty’s portfolio comprises 390,767 rentable square feet located in 13 states and is 100% leased to the United States and either administered by the GSA or occupying department or agency.

During the year ended December 31, 2019, HC Realty earned revenues of $10,788,099 and incurred operating costs of $3,356,328, excluding asset management fees, depreciation and amortization and corporate expenses. HC Realty’s net operating income for the period was $7,431,771; and, after deducting asset management fees of $485,813, corporate expenses of $3,649,756, depreciation and amortization of $4,046,413, interest expense of $5,045,639, loss on extinguishment of debt of $966,200, management termination fees of $1,900,002 and the recognition of a gain on involuntary conversion of $192,717, the Company’s net loss was $8,469,335 for the year ended December 31, 2019. HC Realty’s net loss attributed to its common shareholders was $7,611,041 after allocating $2,020,305 of the HC Realty’s net loss to the noncontrolling interest in HC Government Realty Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”) and after deducting preferred stock dividends of $1,162,011. In connection with the Recapitalization Transaction (discussed below), HC Realty incurred certain one-time expenses totaling $1,655,631 primarily for legal and professional services and make-whole premium on certain notes payable that were paid off at closing. During the year ended December 31, 2019, HC Realty recognized $584,553 to write-off debt issuance costs associated with the early repayment of certain mortgages and $1,900,002 of management termination fees comprised of (1) fees associated with the termination of certain property management agreements and (2) estimated fees expected to be paid to HCA in connection with the non-renewal of HC Realty’s asset management agreement, which formally terminated effective March 31, 2020. Excluding the impact of these one-time expenses, HC Realty’s net loss was $4,329,149 for the year ended December 31, 2019 and HC Realty’s net loss attributed to its common shareholders was $3,470,855.

For the year ended December 31, 2018

At December 31, 2018, HC Realty owned 13 properties and all of the rights to the profits, losses, any distributed cash flow and all of the other benefits and burdens of ownership including for federal income tax purposes for three other properties. The portfolio contained 320,652 rentable square feet located in 11 states and was 100% leased to the United States and either administered by the GSA or occupying department or agency.

During the year ended December 31, 2018, HC Realty earned revenues of $8,431,607 and incurred operating costs, excluding asset management fees, depreciation and amortization and corporate expenses, of $2,622,000. HC Realty’s net operating income for the period was $5,809,607; and, after deducting asset management fees of $328,053, corporate expenses of $1,010,866, depreciation and amortization of $3,102,762, interest expense of $3,529,982 and after the recognition of a gain on an asset disposition of $57,530, the HC Realty’s net loss was $2,104,526 for the year ended December 31, 2018. HC Realty’s net loss attributed to its common shareholders was $1,787,497 after allocating $569,904 of HC Realty’s net loss to the noncontrolling interest in the Operating Partnership and after deducting preferred stock dividends of $252,875.

Liquidity and Capital Resources as of December 31, 2019

HC Realty’s business model is intended to drive growth through acquisitions. HC Realty’s recent Recapitalization Transaction provided it with liquidity through both debt and cash investments. This allowed HC Realty to reduce its outstanding debt and provided us with additional capital to continue pursuing HC Realty’s acquisition strategies. In addition, access to the capital markets is an important factor for HC Realty’s continued success. In November 2019, HC Realty’s securities offering pursuant to Regulation A (the “Offering”) expired and HC Realty did not file a post-qualification amendment to extend the Offering. While HC Realty has currently elected to not continue to issue equity under Regulation A, HC Realty expects to continue to issue equity in HC Realty’s company with proceeds being used to acquire other single tenanted properties leased to the United States of America or buy facilities that are leased to credit-worthy state or municipal tenants.

Liquidity General

HC Realty’s need for liquidity will be primarily to fund (i) operating expenses and cash dividends and distributions; (ii) property acquisitions; (iii) capital expenditures; (iv) payment of principal of, and interest on, outstanding indebtedness; and (v) other investments consistent with HC Realty’s investment guidelines and investment policies.

Capital Resources

HC Realty’s capital resources are substantially related to its recent Recapitalization Transaction and KeyBank Transaction (as defined below). In connection with the Recapitalization Transaction, HC Realty received $10,500,000 in mezzanine debt, $10,500,000 through the issuance of the HC Realty Series B Preferred Stock and $3,000,000 through the issuance of HC Realty common stock. This capital was primarily used to pay off existing debt, including accrued interest, in the aggregate amount of $20,139,316 comprised of $9,708,581 to pay off various debt affiliated with HC Realty’s former directors and officers or their affiliates, $1,439,557 of unsecured promissory notes payable to accredited investors, and $8,991,178 to pay off a loan cross-collateralized by four of HC Realty’s properties. The remaining $3,860,684 received from the Recapitalization Transaction was used to pay transaction-related expenses and past due accounts payable, with the balance reserved for general working capital purposes including pursuing and making acquisitions.

The Recapitalization Transaction permitted the issuance of up to an additional $10,000,000 of HC Realty’s Series B Preferred Stock and the borrowing of up to an additional $10,000,000 of mezzanine debt, which was later increased in October 2019 to an additional $13,500,000 of mezzanine debt in the aggregate. In May 2019, HC Realty issued an additional $1,300,000 of Series B Preferred Stock and borrowed an additional $1,300,000 in mezzanine debt to partially finance HC Realty’s acquisition of HC Realty’s Portfolio Property in Monroe, Louisiana. In June 2019, HC Realty borrowed an additional $2,000,000 of mezzanine debt to partially refinance the mortgage debt on its Portfolio Property in San Antonio, Texas. In October 2019, HC Realty borrowed an additional $7,000,000 of mezzanine debt to partially finance its acquisition of HC Realty’s Portfolio Properties in Ft. Lauderdale, Florida, Lawrence, Kansas and Oklahoma City, Oklahoma. As of December 31, 2019, H Realty had approximately $8,700,000 in authorized but unissued shares of Series B Preferred Stock and $3,200,000 of mezzanine debt available.

In October 2019, HC Realty also entered into a senior secured revolving credit facility with KeyBanc Capital Markets, Inc., as sole bookrunner and lead arranger, and KeyBank National Association, as syndication agent and administrative agent, in connection with which HC Realty obtained commitments in an initial amount of $60,000,000 (the “KeyBank Transaction”) and borrowed an initial principal amount of $60,000,000 in order to refinance certain existing indebtedness and to partially finance HC Realty’s acquisition of Portfolio Properties in Ft. Lauderdale, Florida, Lawrence, Kansas and Oklahoma City, Oklahoma. In December 2019, the senior secured revolving credit facility was increased to provide total availability of up to $100,000,000, subject to customary terms and availability conditions. The senior secured revolving credit facility includes an accordion feature that will permit HC Realty to further increase the amount of commitments available to it, up to $200,000,000, subject to customary terms and conditions. HC Realty intends to use the senior secured revolving credit facility to repay certain indebtedness, fund acquisitions and capital expenditures and provide working capital.

As of December 31, 2019, HC Realty had approximately $39,050,000 committed and undrawn under its senior secured revolving credit facility.

Annex E

Financial Statements of HC Government Realty Trust, Inc.

 for the two year period ended December 31, 2019

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

HC Government Realty Trust, Inc.

Winston-Salem, North Carolina

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of HC Government Reality Trust, Inc. and subsidiaries (collectively, “the Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Cherry Bekaert LLP

We have served as the Company’s auditor since 2016.

Richmond, VA

April 2, 2020

HC Government Realty Trust, Inc.

Consolidated Balance Sheets

December 31, 2019 and 2018

	December 31, 2019	December 31, 2018
ASSETS
Investment in real estate, net	$96,972,845	$79,786,230
Cash and cash equivalents	3,436,577	1,444,172
Restricted cash	120,166	1,718,676
Rent and other tenant receivables, net	1,136,496	1,073,881
Leasehold intangibles, net	9,319,030	8,024,729
Deposits on properties under contract	-	224,069
Deferred financing, net	2,023,844	-
Prepaid expenses and other assets	188,058	235,005
Total Assets	$113,197,016	$92,506,762

LIABILTIES
Revolving credit facility	$60,950,000	$-
Mezzanine debt	20,800,000	-
Mortgages payable, net of unamortized debt costs	9,459,291	65,503,177
Notes payable - related party	-	9,518,000
Notes payable	-	1,180,000
Declared dividends and distributions	721,733	378,687
Accrued interest payable	267,366	417,141
Accounts payable	591,791	422,162
Accrued expenses	1,289,450	483,879
Accrued management termination fee	1,650,000	-
Deferred revenue	-	452,313
Tenant improvement obligation	1,201,661	1,224,923
Acquisition fee payable	556,739	505,239
Below-market leases, net	753,515	868,786
Related party payable, net	-	722,465
Total Liabilities	98,241,546	81,676,772

COMMITMENTS AND CONTINGENCIES (Note 13)	-	-

STOCKHOLDERS' EQUITY
Preferred stock ($0.001 par value, 250,000,000 shares authorized and 1,324,500 and 144,500 shares issued and outstanding at December 31, 2019 and 2018, respectively)	1,324	144
Common stock ($0.001 par value, 750,000,000 shares authorized, 1,438,465 and 1,107,041 common shares issued and outstanding at December 31, 2019 and 2018, respectively)	1,438	1,107
Additional paid-in capital	24,463,133	11,314,818
Offering costs	(1,459,479)	(1,459,479)
Accumulated deficit	(9,324,626)	(2,875,596)
Accumulated dividends and distributions	(3,478,926)	(1,536,708)
Total Stockholders' Equity	10,202,864	5,444,286
Noncontrolling interest in operating partnership	4,752,606	5,385,704
Total Equity	14,955,470	10,829,990
Total Liabilities and Stockholders' Equity	$113,197,016	$92,506,762

The following table presents the assets and liabilities of the Company's three consolidated variable interest entities as of December 31, 2019 and 2018 which are included on the Consolidated Balance Sheets above.  The assets in the table below include those assets that can only be used to settle obligations of the consolidated variable interest entities.  The liabilities in the table below include third-party liabilities of the consolidated variable interest entities only, and for which creditors or beneficial interest holders do not have recourse to the Company, and exclude intercompany balances that eliminate in consolidation.

ASSETS OF CONSOLIDATED VARIABLE INTEREST ENTITIES THAT CAN ONLY BE USED TO SETTLE THE OBLIGATIONS OF CONSOLIDATED VARIABLE INTEREST ENTITIES:

Buildings and improvements, net	$11,237,144	$11,627,603
Intangible assets, net	264,538	397,582
Prepaids and other assets	358,998	122,777
Total Assets	$11,860,680	$12,147,962

LIABILITIES OF CONSOLIDATED VARIABLE INTEREST ENTITIES FOR WHICH CREDITORS OR BENEFICIAL INTEREST HOLDERS DO NOT HAVE RECOURSE TO THE COMPANY.

Mortgages payable, net	$9,459,291	$9,633,590
Intangible liabilities, net	79,237	123,985
Accounts payable and accrued expenses	205,862	255,205
Total liabilities	$9,744,390	$10,012,780

The accompanying notes are an integral part of the consolidated financial statements

HC Government Realty Trust, Inc.

Consolidated Statements of Operations

For the years ended December 31, 2019 and 2018

	For the years ended
	December 31, 2019	December 31, 2018
Revenues
Rental revenues	$10,441,958	$8,145,067
Real estate tax reimbursements and other revenues	346,141	286,540
Total revenues	10,788,099	8,431,607

Operating expenses
Depreciation and amortization	4,046,413	3,102,762
General and administrative - corporate	885,888	416,183
General and administrative - property	52,201	24,846
Ground leases	91,755	91,545
Insurance	172,129	100,359
Janitorial	498,423	389,552
Management fees	754,654	552,705
Management termination fees	1,900,002	-
Professional expenses	2,299,084	468,263
Real estate and other taxes	1,034,703	849,546
Repairs and maintenance	720,501	435,631
Equity-based compensation	492,654	193,119
Utilities	489,905	439,170
Total operating expenses	13,438,312	7,063,681

Other (income) expense
Interest expense	5,045,639	3,529,982
Loss on extinguishment of debt	966,200	-
Gain on involuntary conversion	(192,717)	-
Gain on sale of property	-	(57,530)
Net other (income) expense	5,819,122	3,472,452

Net loss	(8,469,335)	(2,104,526)
Less: Net loss attributable to noncontrolling interest in operating partnership	(2,020,305)	(569,904)
Net loss attributed to HC Government Realty Trust, Inc.	(6,449,030)	(1,534,622)
Preferred stock dividends	(1,162,011)	(252,875)
Net loss attributed to HC Government Realty Trust, Inc. available to common shareholders	$(7,611,041)	$(1,787,497)

Basic and diluted loss per share	$(5.64)	$(1.70)

Basic and diluted weighted-average common shares outstanding	1,348,958	1,048,495

The accompanying notes are an integral part of the consolidated financial statements

HC Government Realty Trust, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2019 and 2018

	Preferred Series A		Preferred Series B		Common Stock		Additional			Cumulative Dividends	Total	Non-controlling Interest in
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Paid-in Capital	Offering Costs	Accumulated Deficit	and Distributions	Stockholders' Equity	Operating Partnership	Total Equity

Balance, December 31, 2017	144,500	$144	-	$-	895,307	$895	$8,948,713	$(1,459,479)	$(1,340,974)	$(690,963)	$5,458,336	$6,420,174	$11,878,510
Proceeds from issuing common shares, net of issuances costs	-	-	-	-	211,734	212	1,947,443	-	-	-	1,947,655	-	1,947,655
Issuance of OP Units in connection with property closing	-	-	-	-	-	-	-	-	-	-	-	400,000	400,000
Equity-based compensation - restricted stock	-	-	-	-	-	-	61,333	-	-	-	61,333	-	61,333
Equity-based compensation long-term incentive plan shares	-	-	-	-	-	-	-	-	-	-	-	131,786	131,786
Dividends and distributions	-	-	-	-	-	-	-	-	-	(845,745)	(845,745)	(639,023)	(1,484,768)
Allocation of NCI in operating partnership	-	-	-	-	-	-	357,329	-	-	-	357,329	(357,329)	-
Net loss	-	-	-	-	-	-	-	-	(1,534,622)	-	(1,534,622)	(569,904)	(2,104,526)
Balance, December 31, 2018	144,500	$144	-	$-	1,107,041	$1,107	$11,314,818	$(1,459,479)	$(2,875,596)	$(1,536,708)	$5,444,286	$5,385,704	$10,829,990
Proceeds from issuing common shares, net of issuances costs	-	-	-	-	300,000	300	2,999,700	-	-	-	3,000,000	-	3,000,000
Proceeds from issuing preferred shares	-	-	1,180,000	1,180	-	-	11,798,820	-	-	-	11,800,000	-	11,800,000
Equity-based compensation long-term incentive plan shares	-	-	-	-	-	-	-	-	-	-	-	144,499	144,499
Equity-based compensation - restricted stock	-	-	-	-	31,424	31	247,350	-	-	-	247,381	-	247,381
Dividends and distributions	-	-	-	-	-	-	-	-	-	(1,942,218)	(1,942,218)	(654,847)	(2,597,065)
Allocation of NCI in operating partnership	-	-	-	-	-	-	(1,897,555)	-	-	-	(1,897,555)	1,897,555	-
Net loss	-	-	-	-	-	-	-	-	(6,449,030)	-	(6,449,030)	(2,020,305)	(8,469,335)
Balance, December 31, 2019	144,500	$144	1,180,000	$1,180	1,438,465	$1,438	$24,463,133	$(1,459,479)	$(9,324,626)	$(3,478,926)	$10,202,864	$4,752,606	$14,955,470

The accompanying notes are an integral part of the consolidated financial statements

HC Government Realty Trust, Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2019 and 2018

	For the years ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(8,469,335)	$(2,104,526)
Adjustments to reconcile net loss to net cash provided from (used in) operating activities:
Depreciation	3,074,466	2,385,819
Amortization of acquired lease-up costs	416,310	322,446
Amortization of in-place leases	555,637	394,497
Amortization of above/below-market leases, net	154,375	101,008
Amortization of debt issuance costs	864,927	243,223
Equity-based compensation - long-term incentive plan units	144,499	131,786
Equity-based compensation - restricted shares	247,381	61,333
Gain on disposition of property	-	(57,530)
Gain on involuntary conversion	(192,717)	-
Change in assets and liabilities
Rent and other tenant receivables, net	(62,615)	(316,129)
Prepaid expense and other assets	552,767	72,835
Deposits on properties under contract	224,069	(166,069)
Accrued interest payable	(149,775)	244,789
Accounts payable and other accrued expenses	(125,627)	272,335
Deferred revenue	-	452,313
Accrued management termination fee	1,650,000	-
Tenant improvement obligation	(23,262)	(90,443)
Related party payable, net	(73,951)	20,607
Net cash provided from (used in) operating activities	(1,212,851)	1,968,294

Cash flows from investing activities:
Capital improvements	(565,658)	(133,101)
Sale of property	-	98,879
Real estate acquisitions and deposits	(22,492,920)	(22,858,488)
Net cash used in investing activities	(23,058,578)	(22,892,710)

Cash flows from financing activities:
Debt issuance costs	(2,216,921)	(345,762)
Dividends paid	(2,254,019)	(1,450,923)
Proceeds from sale of common stock, net of issuance costs	3,000,000	1,947,655
Proceeds from sale of preferred stock	11,800,000	-
Borrowings under revolving credit facility	60,950,000	-
Mortgage proceeds	7,550,000	17,140,000
Mortgage principal payments	(64,265,736)	(1,107,967)
Proceeds from notes payable	20,934,000	100,000
Proceeds from notes payable - related party	-	5,622,000
Proceeds from advances - related party	-	765,000
Notes principal repayments	(1,314,000)	(99,610)
Notes principal repayments - related party	(9,518,000)	(330,000)
Advances repayments - related party	-	(525,000)
Net cash provided from financing activities	24,665,324	21,715,393

Net increase in Cash and cash equivalents and Restricted cash	393,895	790,977
Cash and cash equivalents and Restricted cash, beginning of period	3,162,848	2,371,871
Cash and cash equivalents and Restricted cash, end of period	$3,556,743	$3,162,848

Supplemental cash flow information:
Cash paid for interest	$4,439,279	$2,104,206
Cash paid for income taxes	$-	$-
Non cash investing and financing activities:
Capitalized acquisition fees	$51,500	$230,894
Accrued interest added to note payable - related party	$-	$76,000
Common units issued in connection with property acquisition	$-	$400,000
Mortgage principal refinanced	$-	$6,781,386
Refinance costs added to mortgage	$-	$52,907

The accompanying notes are an integral part of the consolidated financial statements

HC Government Realty Trust, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

1.	Organization

HC Government Realty Trust, Inc. (the “REIT”), a Maryland corporation, was formed on March 11, 2016 to primarily source, acquire, own and manage built-to-suit and improved-to-suit, single-tenant properties leased by the United States of America through the U.S General Services Administration (“GSA Properties”). The REIT focuses primarily on GSA Properties within size ranges of 5,000 to 50,000 rentable square feet, and in their first term after construction or retrofit to post-9/11 standards. Further, the REIT selects GSA Properties that fulfill mission critical or citizen service functions. Leases associated with GSA Properties are full faith and credit obligations of the United States of America and are administered by the U.S. General Services Administration or directly through the occupying federal agencies, (collectively the “GSA”).

The REIT owns its properties through the REIT’s subsidiary, HC Government Realty Holdings, L.P., a Delaware limited partnership (“Operating Partnership”), and together with the REIT, (the “Company”). The Operating Partnership invests through wholly-owned special purpose limited liability companies, or special purpose entities (“SPEs”). As of December 31, 2019, the Company owned approximately 54.7% of the aggregate common limited partnership interests in our Operating Partnership, or common units, and all of the preferred limited partnership interests, preferred units.

The consolidated financial statements include the accounts of its Operating Partnership subsidiary and related SPEs and the accounts of the REIT. As of December 31, 2019, the financial statements reflect the operations of 20 GSA Properties representing 390,767 rentable square feet located in 13 states. The properties are 100% leased to the government of the United States of America and based on net operating income, have a weighted average remaining lease term as of December 31, 2019 of 9.3 years if none of the early termination rights are exercised and 5.7 years if all of the early termination rights are exercised. The Company operates as an UPREIT and has elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code, beginning with the taxable year ended December 31, 2017.

2.	Significant Accounting Policies

Basis of Accounting and Consolidation Basis - The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with principles generally accepted in the United States of America (“GAAP”) and include the accounts of the REIT, the Operating Partnership and 20 SPEs as of December 31, 2019. Of the SPEs, 17 are wholly-owned entities that are consolidated based upon the Company having a controlling financial interest, and three SPEs are consolidated variable interest entities based upon management’s determination that the Operating Partnership has a variable interest in the entities and is the primary beneficiary. Intercompany accounts and transactions are eliminated in consolidation. The results of operations of companies or assets acquired are included from the dates of acquisition.

These statements include all adjustments necessary for a fair presentation of the results of all periods reported herein. All such adjustments are of a normal recurring nature.

Use of Estimates - The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash, Cash Equivalents and Restricted Cash - Cash and cash equivalents include all cash and liquid investments that mature three months or less from when they are purchased. Restricted cash consists of amounts escrowed for future real estate taxes, insurance, and capital expenditures, as required by certain of the Company’s mortgage debt agreements. The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the totals of the same such amounts presented in the Consolidated Statements of Cash Flows:

	December 31, 2019	December 31, 2018
Cash and cash equivalents	$3,436,577	$1,444,172
Restricted cash	120,166	1,718,676
Cash, cash equivalents and restricted cash	$3,556,743	$3,162,848

At times, the Company’s cash and cash equivalents balance deposited with financial institutions may exceed federally insurable limits. The Company maintains separate cash balances at the operating partnership and SPE level. At December 31, 2019, one account had $2,756,885 in excess of insured limits, all others were below the insurable limits. The Company mitigates this risk by depositing funds with major financial institutions. The Company has not experienced any losses in connection with such deposits.

Purchase Accounting for Acquisitions of Real Estate Subject to a Lease - In accordance with the Financial Accounting Standards Board (“FASB”) guidance on business combinations, the Company determines the fair value of the real estate assets acquired on an “as if vacant” basis.

Management estimates the “as if vacant” value considering a variety of factors, including the physical condition and quality of the buildings, estimated rental and absorption rates, estimated future cash flows, and valuation assumptions consistent with current market conditions. The “as if vacant” fair value is allocated to land and buildings and improvements based on relevant information obtained in connection with the acquisition of the property, including appraisals and property tax assessments. Above-market and below-market lease values are determined on a lease-by-lease basis based on the present value (using an interest rate that reflects the risk associated with the leases acquired) of the difference between (a) the contractual amounts to be paid under the lease and (b) management’s estimate of the fair market lease rate for the corresponding space over the remaining non-cancelable terms of the related leases. Above (below) market lease values are recorded as leasehold intangibles and are recognized as an increase or decrease in rental income over the remaining non-cancelable term of the lease. Amortization relating to above (below) market leases for the years ended December 31, 2019 and 2018 was $154,375 and $101,008, respectively, and was recorded as a reduction to rental revenues.

In-place leases are valued in consideration of the net rents earned that would have been foregone during an assumed lease-up period. Lease-up costs are valued based upon avoided brokerage fees. In-place leases and lease-up costs are amortized over the remaining non-cancelable term of the leases. The Company has not recognized any value attributable to customer relationships.

Management utilizes independent third parties to assist with the determination of fair value of the various tangible and intangible assets that are acquired. The difference between the total of the calculated values described above, and the actual purchase price plus acquisition costs, is allocated pro-rata to each component of calculated value.

The cost of tenant improvements is capitalized and amortized over the non-cancelable term of each specific lease.

Maintenance and repair costs are expensed as incurred while costs incurred that extend the useful life of the real estate investment are capitalized.

Depreciation of an asset begins when it is available for use and is calculated using the straight-line method over its estimated useful life. Range of useful lives for depreciable assets are as follows:

Category	Term
Buildings	40 years
Building and site improvements	5 - 40 years
Tenant improvements	Shorter of remaining life of the lease or useful life

Tenant Improvements - As part of the leasing process, the Company may provide the lessee with an allowance for the construction of leasehold improvements. These leasehold improvements are capitalized and recorded as tenant improvements and depreciated over the shorter of the useful life of the improvements or the remaining lease term. If the allowance represents a payment for a purpose other than funding leasehold improvements, or in the event the Company is not considered the owner of the improvements, the allowance is considered to be a lease incentive and is recognized over the lease term as a reduction of minimum rent revenue. Factors considered during this evaluation include, among other things, who holds legal title to the improvements as well as other controlling rights provided by the lease agreement and provisions for substantiation of such costs (e.g. unilateral control of the tenant space during the build-out process). Determination of the appropriate accounting for the payment of a tenant allowance is made on a lease-by-lease basis, considering the facts and circumstances of the individual tenant lease.

Leases - The Company’s real estate is leased to tenants on a modified gross lease basis. The leases provide for a minimum rent which normally is flat during the non-cancelable term of the lease. The minimum rent payment may include payments to pay for lessee requests for tenant improvements or to cover the cost for extra security. The tenant is required to pay increases in property taxes over the lease’s base year property taxes and an increase in operating costs based on the lease’s base year operating expenses multiplied by the annual percentage change in the consumer price index. Operating costs include repairs and maintenance, cleaning, utilities and other related costs. Generally, the leases provide the tenant with renewal options, subject to substantially the same terms and conditions of the non-cancelable term of the lease. The Company accounts for its leases using the operating method.

Properties with leases accounted for using the operating method are recorded at the cost of the real estate. Revenue is recognized as rentals are earned and expenses (including depreciation and amortization) are charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives. Leasehold intangibles are amortized on the straight-line method over the terms of their respective leases. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent revenue over the term of the lease.

Impairment – Real Estate - The Company reviews investments in real estate for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. To determine if impairment may exist, the Company reviews its properties and identifies those that have experienced either a change or an event or circumstance warranting further assessment of recoverability (such as a decrease in occupancy). If further assessment of recoverability is needed, the Company estimates the future net cash flows expected to result from the use of the property and its eventual disposition, on an individual property basis. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the property on an individual property basis, the Company will recognize an impairment loss based upon the estimated fair value of such property. For the year ended December 31, 2019 and 2018, the Company has not recorded any impairment charges.

Organizational, Offering and Related Costs - Organizational and offering costs of the Company are presented as a reduction of shareholders’ equity within the Consolidated Balance Sheets and Consolidated Statements of Changes in Stockholders’ Equity. Organizational and offering costs represent expenses incurred in connection with the formation of the Company and the filing of the Company’s securities offering pursuant to Regulation A. As of December 31, 2019 and 2018, organizational and offering costs totaled $1,459,479.

Revenue Recognition - Revenue includes base rent due from tenants in accordance with the terms of its respective lease. The Company recognizes rental income on a straight-line basis over the non-cancellable term of the respective lease. Revenue also includes reimbursement income from the recovery of all or a portion of operating expenses and real estate taxes and are recognized in the same periods as the related expenses are incurred. For newly acquired properties, the Company begins to recognize rental income from leases concurrently with the date of the property closing. Revenue also includes the amortization or accretion of acquired above (below) market leases over the remaining non-cancelable term of the lease.

On January 1, 2019, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) using the modified retrospective method and applied it to all contracts that were not completed as of January 1, 2019. The new guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers and replaced the existing revenue recognition guidance.  The adoption of Topic 606 did not have an impact on the Company’s historical financial statements as the majority of the Company’s revenue does not fall under the scope of this guidance.

Rents and Other Tenant Receivables net - Rents and other tenant receivables represent amounts billed and due from tenants. When a portion of the tenants’ receivable is estimated to be uncollectible, an allowance for doubtful accounts is recorded. Due to the high credit worthiness of the tenants, there were no allowances as of December 31, 2019 and 2018. The Company has a straight-line rent receivable of $3,000 as of December 31, 2019. There was no such receivable as of December 31, 2018.

Income Taxes – The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and applicable Treasury regulations relating to REIT qualification beginning with its fiscal year ending December 31, 2017. In order to maintain this REIT status, the regulations require the Company to distribute at least 90% of its taxable income to shareholders and meet certain other asset and income tests, as well as other requirements. If the Company fails to qualify as a REIT, it will be subject to tax at regular corporate rates for the years in which it fails to qualify. If the Company loses its REIT status it could not elect to be taxed as a REIT for five years unless the Company’s failure to qualify was due to reasonable cause and certain other conditions were satisfied.

Management analyzes its tax filing positions in the U.S. federal, state and local jurisdictions where it is required to file income tax returns for all open tax years. If, based on this analysis, management determines that uncertainties in tax positions exist, a liability is established along with an estimate for interest and penalty. Management has determined that there were no uncertain tax positions; and, accordingly, no associated interest and penalties were required to be accrued at December 31, 2019 and 2018.

Noncontrolling Interest - Noncontrolling interest represents the common units in the Company’s Operating Partnership not attributable to the Company. The noncontrolling interest is calculated by multiplying the noncontrolling interest ownership percentage at the balance sheet date by the Operating Partnership’s common equity. The noncontrolling interest ownership percentage is calculated by dividing the Operating Partnership common units not owned by the Company by the total Operating Partnership common units outstanding. The noncontrolling interest ownership percentage will change as additional common units are issued or as common units are exchanged for the Company’s common stock. Subsequent changes in the noncontrolling interest value are recorded to additional paid-in capital. Accordingly, the value of the noncontrolling interest is included in the equity section of the Consolidated Balance Sheets but presented separately from the Company’s equity. The Company’s noncontrolling interest was 45.3% and 51.8% at December 31, 2019 and 2018, respectively.

Deferred Costs – Deferred financing fees include costs incurred in obtaining debt. For debt other than a line-of credit arrangement, deferred financing fees are capitalized and presented as a direct reduction from the carrying amount of the associated debt liability within the Consolidated Balance Sheets. Deferred financing fees related to line-of-credit arrangements are capitalized and presented as an asset within the Consolidated Balance Sheets. Deferred financing fees are amortized through interest expense over the life of the respective loans on a basis which approximates the effective interest method for debt other than a line-of credit arrangement or straight-line over the contractual term of the arrangement for a line-of-credit arrangement. Any unamortized amounts upon early repayment of debt are written off in the period of repayment as a loss on extinguishment of debt.

Stock Based Compensation – The Company grants equity-based compensation awards to its officers, employees and non-employee directors in the form of restricted shares of common stock and long-term incentive plan units in the Operating Partnership (“LTIP units”). The Company recognizes compensation expense for non-vested restricted shares of common stock and LTIP units granted to officers, employees and non-employee directors on a straight-line basis over the requisite service and/or performance period based upon the fair market value of the shares on the date of grant, as adjusted for forfeitures.

Earnings (Loss) Per Share - Basic earnings (loss) per share is based on the weighted effect of all common shares issued and outstanding and is calculated by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common shareholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares, if any, that would be issued assuming conversion of all potentially dilutive securities outstanding.

The following securities were not included in the computation of the Company’s diluted net loss per share as their effect would be anti-dilutive.

	As of December 31,
	2019	2018
Potentially dilutive securities outstanding
Convertible common units	1,118,416	1,118,416
Convertible long-term incentive plan units	72,215	72,215
Convertible preferred stock	2,079,246	433,500
Total potentially dilutive securities	3,269,877	1,624,131

Recently Adopted Accounting Pronouncements - In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” which supersedes the revenue recognition requirements of Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition” and most industry-specific guidance on revenue recognition throughout the ASC. The new standard is principles based and provides a five-step model to determine when and how revenue is recognized. The core principle of the new standard is that revenue should be recognized when a company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The new standard also requires disclosure of qualitative and quantitative information surrounding the amount, nature, timing and uncertainty of revenues and cash flows arising from contracts with customers. The Company adopted the standard on January 1, 2019. The Company’s revenue is based on real estate leasing transactions which are not within the scope of the new standard. The adoption of ASU 2014-09 did not have a material impact on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” ASU 2016-15 is intended to improve cash flow statement classification guidance. The Company adopted this ASU on January 1, 2019 and applied the amendments using a retrospective transition method. The adoption of ASU 2016-15 did not have a material impact on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash” to address the diversity in practice with respect to the classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The Company adopted this ASU on January 1, 2019 and applied the amendments using a retrospective transition method. The Company now reconciles both cash and cash equivalents and restricted cash in the accompanying Consolidated Statements of Cash Flows for all periods. For the year ended December 31, 2018, the effect of the change in accounting principle was an increase in cash provided from operating activities of $42,524 on the accompanying Consolidated Statements of Cash Flows.

The Company has adopted reporting standards and disclosure requirements as a “smaller reporting company” as defined in Securities Act rule 405, Exchange Act Rule 12b-2 and Item 10(f) of Regulation S-K as amended September 13, 2017. This rule provides scaled disclosure accommodations, the purpose of which is to provide general regulatory relief to qualifying entities.

Recent Accounting Pronouncements Not Yet Adopted - In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)." ASU 2016-02 is intended to improve financial reporting about leasing transactions.  The ASU will require organizations that lease assets referred to as “Lessees” to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. An organization is to provide disclosures designed to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements concerning additional information about the amounts recorded in the consolidated financial statements.  The leasing standard will be effective for the Company for the year ended December 31, 2021. Early adoption is permitted, and a modified retrospective approach must be applied. The Company is currently evaluating the impact of ASU 2016-02 on its financial statements. See Note 13 Commitments and Contingencies for the Company’s operating leases.

Other accounting standards that have been issued or proposed by the FASB or other standard-setting bodies are not currently applicable to the Company or are not expected to have a significant impact on the Company’s financial position, results of operations and cash flows.

3.	Recapitalization Transaction

On March 19, 2019, the Company consummated a recapitalization transaction (the “Recapitalization Transaction”) with Hale Partnership Capital Management, LLC (“Hale”) and certain affiliated investors (each, an “Investor” and collectively, the “Investors”), pursuant to which (i) certain of such Investors have provided a $10,500,000 mezzanine loan to the Company through the Operating Partnership, (ii) certain of such Investors purchased 1,050,000 shares of the Company’s 10.00% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) for proceeds of $10,500,000 and (iii) an Investor purchased 300,000 shares of the Company’s newly issued common stock (the “Common Stock”) for proceeds of $3,000,000.

The Company satisfied $10,698,000 of outstanding notes payable, $68,491 of accrued interest through March 19, 2019 and $381,647 of prepayment penalties on certain notes payable with proceeds from the Recapitalization Transaction. In addition, the Company satisfied four mortgages with an aggregate principal balance, net of escrows for property taxes and insurance, of $8,991,178.

Transaction costs of the Recapitalization Transaction totaled $1,273,984. Of the transaction costs, $252,100 was paid to the Company’s law firm where our former President is a partner and our former Secretary is employed.

4.	Variable Interest Entities

With respect to the three SPEs where Holmwood assigned to the Operating Partnership all its rights, title and interest in and to any and all profits, losses and distributed cash flow, management determined these SPEs to be variable interest entities (“VIE”) in which the Operating Partnership has a variable interest and that Holmwood equity holders lacked the characteristics of a controlling financial interest. The Company determined in accordance with ASC Topic 810 “Consolidation” to consolidate these SPEs.

A summary of the VIE’s assets and liabilities that are included within the Company’s Consolidated Balance Sheets at December 31, 2019 and 2018 is as follows:

	December 31, 2019	December 31, 2018
Buildings and improvements, net	$11,237,144	$11,627,603
Intangible assets, net	264,538	397,582
Prepaids and other assets	358,998	122,777
Total assets	$11,860,680	$12,147,962

Mortages payable, net	$9,459,291	$9,633,590
Intangible liabilities, net	79,237	123,985
Accounts payable and accrued expenses	205,862	255,205
Total liabilities	$9,744,390	$10,012,780

Net identifiable assets	$2,116,290	$2,135,182

5.	Investment in Real Estate

The following is a summary of the Company’s investment in real estate, net as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Land	$10,092,020	$7,486,554
Buildings and improvements	83,785,235	69,150,056
Site improvements	1,463,473	1,116,653
Tenant improvements	8,611,754	5,962,007
	103,952,482	83,715,270
Accumulated depreciation	(6,979,637)	(3,929,040)
Investment in real estate, net	$96,972,845	$79,786,230

Depreciation expense for the years ended December 31, 2019 and 2018 was $3,074,466 and $2,385,819, respectively.

In March 2019, the Company experienced damage to the roof and HVAC at its property located in Moore, Oklahoma (“Moore Property”) due to hail and wind from storms. The Company maintains insurance that covers the repair or replacement of the Company’s assets that suffer loss or damage. The deductible under the Company’s insurance policy for this event was $5,000. In June 2019, the Company received approval of the claim from the insurance adjuster for the full replacement cost of the roof of $441,320. In July 2019, the Company received approval of the claim from the insurance adjuster for the full replacement cost of the HVAC of $64,500. The estimated net book value of the roof and the HVAC at the time of damage was $313,103. The Company received insurance proceeds, net of deductible, totaling $501,328 during 2019. The Company recognized $192,717 as a gain on involuntary conversion on the Consolidated Statements of Operations as it relates to this matter.

During the year ended December 31, 2019, the Company acquired four properties located in Monroe, Louisiana (“Monroe Property”), Ft. Lauderdale, Florida (“Ft. Lauderdale Property”), Lawrence, Kansas (“Lawrence Property”), and Oklahoma City, Oklahoma (“Oklahoma City Property”) with rentable square footage of 21,124, 16,000, 16,000 and 16,991, respectively. The Monroe Property was acquired with a lease in place with the United States of America with a remaining non-cancelable term of 4.4 years at the time of acquisition and was financed with a combination of Mezzanine Debt, the issuance of additional Series B Preferred Stock and an unsecured note. The Ft. Lauderdale Property, Lawrence Property and Oklahoma City Property were acquired with leases in place with the United States of America with remaining non-cancelable terms ranging from 8 to 13 years at the time of acquisition. These three properties were financed with a combination of borrowings under the Credit Facility and Mezzanine Debt. See Note 8 Debt regarding the Company’s Credit Facility and Mezzanine Debt. A summary of the allocated purchase price, based on estimated fair values is as follows:

	Monroe	Ft. Lauderdale	Lawrence	Oklahoma City
2019 Acquisition:	5/1/2019	10/22/2019	10/22/2019	10/22/2019	Total

Land	$805,635	$1,227,620	$359,280	$212,930	$2,605,465
Buildings and improvements	3,746,007	3,555,100	3,714,520	3,397,140	14,412,767
Tenant improvements	184,868	715,610	749,490	999,780	2,649,748
Site improvements	340,546	-	-	-	340,546
Acquired in-place leases	155,678	559,705	456,722	375,038	1,547,143
Acquired lease-up costs	97,299	275,669	214,916	229,866	817,750
Above market leases	-	-	-	229,380	229,380
Below market leases	(58,379)	-	-	-	(58,379)
Acquisition fees payable	(51,500)	-	-	-	(51,500)
	$5,220,154	$6,333,704	$5,494,928	$5,444,134	$22,492,920

In addition to the building and site improvements acquired in connection with the Monroe Property acquisition and the replacement of the roof and HVAC at the Moore Property, the Company capitalized building and site improvements with respect to its existing portfolio of $59,838 for the year ended December 31, 2019.

During the year ended December 31, 2018, the Company acquired three properties located in Knoxville, Iowa (“Knoxville Property”), Champaign, Illinois (“Champaign Property”), and Sarasota, Florida (“Sarasota Property”) with rentable square footage of 12,833, 11,180 and 28,210, respectively. The Knoxville Property and Champaign Property acquisitions were financed with a combination of operating cash, first mortgage loans and unsecured debt; and the Sarasota Property was financed with a combination of operating cash, first mortgage loan, unsecured debt and OP Units. All three properties were acquired with leases in place with the United States of America with remaining non-cancelable lease terms between 9 and 13 years at the time of acquisition.

Pursuant to a purchase and sale agreement dated April 27, 2017 (“the Agreement”) and further with respect to our Montgomery Property, the Company was obligated to pay additional purchase price (1) in the event the actual base year property taxes are less than the estimated base year property taxes used in the Agreement and (2) in the event the seller (i) procured an amendment to the existing GSA lease for additional space and (ii) paid for the development and construction of the additional space. Effective October 19, 2018, the Company completed the purchase of the additional space for approximately $1,419,000, including transaction related costs of approximately $14,200. The effect of the lease amendment was to increase rentable square feet by 5,384 and increase rental income approximately $125,000 per year. On December 3, 2018, the Company paid additional purchase price of $89,469 with respect to the base year tax adjustment.

A summary of the allocated purchase price, based on estimated fair values, for each acquired property and the additional purchase price paid with respect to the Montgomery Property in 2018 is as follows:

	Knoxville	Champaign	Sarasota	Montgomery
2018 Acquisitions:	7/27/2018	8/30/2018	10/15/2018	10/19/2018	Total

Land	$521,984	$149,320	$782,969	$-	$1,454,273
Buildings and improvements	4,840,784	1,472,576	8,907,758	1,217,766	16,438,884
Tenant improvements	213,179	704,810	286,238	56,166	1,260,393
Site improvements	583,103	45,544	366,972	-	995,619
Acquired In-place leases	561,078	231,651	640,536	102,586	1,535,851
Acquired lease-up costs	422,864	181,479	278,272	85,941	968,556
Above market leases	90,646	727,700	-	46,955	865,301
Below market leases	-	-	(29,493)	-	(29,493)
Acquisition fees payable	(71,500)	(34,450)	(110,000)	(14,944)	(230,894)
	$7,162,138	$3,478,630	$11,123,252	$1,494,470	$23,258,490

In addition to the building and site improvements acquired in connection with the 2018 property acquisitions, the Company capitalized building and site improvements with respect to its existing portfolio of $133,101 for the year ended December 31, 2018.

6.	Leasehold Intangibles, net

The following is a summary of the Company’s leasehold intangibles as of December 31, 2019 and 2018.

	December 31, 2019	December 31, 2018
Acquired in-place leases	$5,254,430	$3,707,286
Acquired lease-up costs	3,808,428	2,990,679
Acquired above-market leases	3,133,171	2,903,791
	12,196,029	9,601,756
Accumulated amortization	(2,876,999)	(1,577,027)
Leasehold intangibles, net	9,319,030	$8,024,729

Amortization of in-place leases, lease-up costs and acquired above market leases was $1,299,972 and $980,412 for the years ended December 31, 2019 and 2018, respectively.

Future amortization of acquired in-place lease value, acquired lease-up costs and acquired above market leases as of December 31, 2019 is as follows:

Intangible
Lease
Year Ended	Costs
2020	$1,518,416
2021	1,465,130
2022	1,177,986
2023	1,018,412
2024	945,774
Thereafter	3,193,312
Total	$9,319,030

The weighted-average amortization period is approximately 13.8 years.

7.	Below-Market Leases, net

The Company’s intangible liabilities consist of acquired below-market leases. The following is a summary of the Company’s intangible liabilities as of December 31, 2019 and 2018.

	December 31, 2019	December 31, 2018
Acquired below-market leases	$1,241,418	$1,183,039
Accumulated amortization	(487,903)	(314,253)
Below-market leases, net	$753,515	$868,786

Amortization of below-market leases resulted in an increase in rental revenue of $173,650 and $162,461 for the years ended December 31, 2019 and 2018, respectively.

The future amortization of acquired below market leases as of December 31, 2018 is as follows:

Below
Market
Year Ended	Leases
2020	$195,937
2021	178,151
2022	137,401
2023	115,455
2024	68,267
Thereafter	58,304
Total	$753,515

The weighted-average amortization period is approximately 7.3 years.

8.	Debt

The following table summarizes the Company’s outstanding indebtedness as of December 31, 2019 and December 31, 2018:

	Interest		Principal Outstanding
Loan	Rate	Maturity	December 31, 2019	December 31, 2018

Senior revolving credit facility:
Senior revolving credit facility	L + 225bps	October 2022	$60,950,000	$-
Total revolving credit facility			60,950,000	-

Mezzanine debt:
Mezzanine debt	14.0%	April 2023	20,800,000	-
Total mezzanine debt			20,800,000	-

Notes payable:
Related party
Unsecured note payable issued in March 2017	12.0%	May 2019	-	3,070,000
Unsecured note payable issued in December 2017	8.0%	May 2019	-	750,000
Unsecured note payable issued in April 2018	8.0%	May 2019	-	500,000
Unsecured note payable issued in July 2018	14.0%	July 2020	-	1,700,000
Unsecured note payable issued in August 2018	14.0%	August 2020	-	800,000
Unsecured note payable issued in October 2018	14.0%	October 2020	-	2,470,000
Unsecured notes payable issued in October 2018	11.4%	January 2020	-	228,000
Total related party notes payable			-	9,518,000
Third Party
Unsecured note payable issued in March 2017	12.0%	May 2019	-	330,000
Unsecured note payable issued in December 2017	8.0%	May 2019	-	750,000
Unsecured note payable issued in July 2018	8.0%	June 2021	-	100,000
Total third party notes payable			-	1,180,000
Total notes payable			-	10,698,000

Mortgage notes payable
Lorain, Ohio, Jonesboro, Arkansas and Port Saint Lucie, Florida	5.3%	August 2023	9,581,255	9,784,236
Ft Smith, Arkansas	3.9%	July 2019	-	2,303,808
Lawton, Oklahoma	3.9%	July 2019	-	1,396,390
Moore, Oklahoma	3.9%	July 2019	-	3,103,088
Lakewood, Colorado	3.9%	July 2019	-	2,294,405
Norfolk, VA	4.0%	August 2022	-	10,527,970
Montgomery, Alabama	4.0%	August 2022	-	3,417,355
Silt, Colorado	4.0%	August 2022	-	2,642,030
San Antonio, Texas	5.5%	June 2019	-	6,991,250
Cape Canaveral, Florida and Johnson City, Tennessee	4.4%	April 2020	-	6,760,504
Knoxville, Iowa	5.0%	August 2028	-	5,323,772
Champaign, Illinois	4.8%	September 2023	-	2,566,457
Sarasota, Florida	4.8%	July 2028	-	8,235,726
Montgomery, Alabama	4.6%	August 2022	-	950,000
Total mortgage notes payable			9,581,255	66,296,991
Less: Total unamortizd deferred financing fees			(121,964)	(793,814)
Total mortgage payable, net			9,459,291	65,503,177

Total debt			$91,209,291	$76,201,177

Revolving Credit Facility

In October 2019, the Company, through the Operating Partnership, entered into a senior secured revolving credit facility (“Credit Facility”) with KeyBanc Capital Markets, Inc., as sole bookrunner and lead arranger, and KeyBank National Association, as syndication agent and administrative agent, in connection with which the Operating Partnership obtained revolving loan commitments in an initial amount of $60,000,000, subject to customary terms and availability conditions. In December 2019, the senior secured revolving credit facility was increased to provide total availability of up to $100,000,000, subject to customary terms and availability conditions. The Credit Facility includes an accordion feature that will permit the Operating Partnership to further increase the commitments available to the Operating Partnership up to $200,000,000, subject to customary terms and conditions. The Company intends to use the Credit Facility to repay certain indebtedness, fund acquisitions and capital expenditures and provide working capital.

The Company and its subsidiaries that directly own properties included in the Credit Facility’s borrowing base are guarantors under the Credit Facility. The Credit Facility matures in October 2022 with a one-time option to extend the maturity date until October 2023, subject to certain conditions and the payment of an extension fee.

The Credit Facility bears interest at a base rate plus a range of 100 to 150 basis points or LIBOR plus a range of 200 to 250 basis points, each depending on the Company’s consolidated leverage ratio. In addition, the Company will pay an unused facility fee on the revolving commitments under the Credit Facility of 0.25% or 0.30% per annum based on the ratio of aggregate borrowings under the Credit Facility and the aggregate revolving commitments.

The Credit Facility also contains certain customary financial covenants, as follows: (i) the maximum ratio of consolidated total indebtedness to total asset value (each as defined in the agreement) may not exceed 60.0%, (ii) the minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges (each as defined in the agreement) may not be less than 1.40 to 1.00 for the first 18 months following the closing date of the Credit Facility and not less than 1.50 to 1.00 thereafter, and (iii) the minimum consolidated tangible net worth (as defined in the agreement) may not be less than the sum of an amount equal to 85.0% of consolidated tangible net worth as of the closing date of the Credit Facility plus an amount equal to 85.0% of the aggregate net proceeds received from subsequent issuances of the Company’s stock after the closing date of the Credit Facility.

The Credit Facility also includes other customary covenants, including limits on the percentage of the Company’s total asset value that may be invested in unimproved land, unconsolidated joint ventures, redevelopment and development assets and loans, advances or extensions of credit and require that the Company obtain consent for mergers in which the Company is not the surviving entity. The Company’s dividends and distributions are not permitted to exceed 110% of funds from operations (as defined in the agreement) for the period commencing 12 months after the closing of the Credit Facility and are not permitted to exceed 95% of funds from operations thereafter. Further, the Company will not be permitted to pay any such dividends or make any such distributions if it does not maintain certain minimum liquidity requirements.

These financial and restrictive covenants may limit the investments the Company may make and the Company’s ability to make dividends and distributions. As of December 31, 2019, the Company is in compliance with all financial and restrictive covenants under the Credit Facility. The occurrence of an event of default under the Credit Facility could result in the termination of the commitments thereunder and in all loans and other obligations becoming immediately due and payable.

As of December 31, 2019, we had $60,950,000 outstanding and $39,050,000 committed and undrawn under the Credit Facility. The weighted average interest rate on the outstanding borrowings was 4.04%. As of December 31, 2019, the fair value of the Credit Facility approximates its carrying value.

The carrying amount of real estate that serves as collateral for the Credit Facility as of December 31, 2019 was $85,735,700.

Mezzanine Debt

In connection with the closing of the Recapitalization Transaction, on March 19, 2019, the Company, through the Operating Partnership, entered into a Loan Agreement (as amended, the “Loan Agreement”) pursuant to which certain of the Investors, as lenders (the “Lenders”) provided a $10,500,000 senior secured term loan to the Operating Partnership (the “Loan”), with an option to fund up to an additional $10,000,000 in term loans, subject to customary terms and conditions, pursuant to which all such debt will accrue interest and mature on the same terms (collectively, the “Mezzanine Debt”). The Loan Agreement was amended in October 2019 to increase the additional amount available to the Operating partnership to $13,500,000. The Mezzanine Debt is subordinate to the Credit Facility.

The Loan is not evidenced by a promissory note. However, pursuant to the Loan Agreement, promissory notes evidencing the Loan and/or the Mezzanine Debt may be issued in the future at the request of the Lenders.

The Mezzanine Debt accrues interest at a rate of fourteen percent (14%) per annum. Such interest is to be paid in monthly, interest-only cash payments payable in arrears at a rate of twelve percent (12%) per annum plus (i) a cash payment at a rate of two percent (2%) per annum, (ii) an increase in the principal of the Mezzanine Debt equal to two percent (2%) per annum or (iii) a combination of both (i) and (ii) above, which such combined amount will be equal to two percent (2%) per annum. The Operating Partnership is required to repay all outstanding principal and any accrued but unpaid interest on or before April 22, 2023. All outstanding principal and any accrued but unpaid interest shall become immediately due and payable upon certain events including, but not limited to, an initial public offering of the Company’s common stock.

Before October 2019, the Mezzanine Debt was secured by a security interest granted in favor of HCM Agency, LLC (the “Agent”), an affiliate of Hale and the collateral agent under the Loan Agreement, in the accounts receivable and other personal property of the Operating Partnership, the Company and its subsidiaries, including the Operating Partnership’s ownership interest in its subsidiaries. In October 2019, the Loan Agreement was amended to release and discharge the security interest held by the Agent and cause the Loan to become unsecured. The Company and Holmwood Portfolio Holdings, LLC, a limited partner in the Operating Partnership, also entered into customary guaranty agreements related to the payment by and performance of the Operating Partnership of its obligations under the Loan Agreement.

The Loan Agreement also includes customary representations, warranties, covenants and terms and conditions for transactions of this type and consistent with the Credit Facility. The occurrence of an event of default under the Loan Agreement could result in all loans and other obligations becoming immediately due and payable. The Company is in compliance with the Loan Agreement as of December 31, 2019.

On May 1, 2019, the Operating Partnership borrowed an additional $1,300,000 term loan under the Loan Agreement to partially finance the acquisition of the Monroe Property.

On June 5, 2019, the Operating Partnership borrowed an additional $2,000,000 term loan under the Loan Agreement in connection with the refinancing of the San Antonio mortgage notes payable that matured in June 2019.

In October 2019, the Operating Partnership borrowed an additional $7,000,000 term loan under the Loan Agreement to partially finance the acquisitions of the Ft. Lauderdale Property, the Lawrence Property, and the Oklahoma City Property.

As of December 31, 2019, we had $20,800,000 outstanding and $3,200,000 available under the Loan Agreement.

Notes Payable

2019 Activity

In May 2019, the Company entered into a $2,550,000 unsecured, interest only loan to partially fund the acquisition of the Monroe Property. The unsecured loan bears a variable interest rate based upon one-month LIBOR plus 225 basis points. The loan matures in May 2020. On October 22, 2019, this note was satisfied in full with proceeds from the Credit Facility. The loan was not subject to any prepayment penalty.

In June 2019, the Company entered into a $5,000,000 unsecured, interest only loan to partially refinance the mortgage on the San Antonio Property that matured in June 2019. The June 2019 unsecured loan bears interest at a fixed rate of 5.50%. The loan matures in June 2020. On October 22, 2019, this note was satisfied in full with proceeds from the Credit Facility. The loan was not subject to any prepayment penalty.

2018 Activity

On April 11, 2018, the Company borrowed $500,000 from a member of the Company’s predecessor in aggregate principal amount pursuant to a promissory note payable to fund the Company’s operations. The note is unsecured, requires monthly interest-only payments payable in arrears at an interest rate of 8% per annum and matures on May 1, 2019. On March 19, 2019, this note was satisfied in full in connection with the Recapitalization Transaction.

On July 24, 2018, the Company borrowed $100,000 in aggregate principal from an accredited investor to fund the Company’s operations. The note is unsecured, requires quarterly interest-only payments payable in arrears at an interest rate of 8% per annum, contains a make whole premium until July 24, 2019 and matures on June 30, 2021. On March 19, 2019, this note was satisfied in full in connection with the Recapitalization Transaction.

On July 27, 2018, the Company borrowed $1,700,000 in principal pursuant to a promissory note payable to partially finance the Knoxville Property. The note is unsecured, allows for (1) monthly interest-only payments payable in arrears at an interest rate of 14% per annum or (2) at the borrower’s option 6% interest may be paid monthly in arrears and 8% interest may be deferred until maturity, contains a make whole premium until June 30, 2019 and matures on July 31, 2020. The lender is an affiliate of a former director of the Company, HCA and the Company’s predecessor. On March 19, 2019, this note was satisfied in full in connection with the Recapitalization Transaction.

On August 30, 2018, the Company borrowed $800,000 in principal pursuant to a promissory note payable to partially finance the acquisition of the Champaign Property. The note is unsecured, allows for (1) monthly interest-only payments payable in arrears at an interest rate of 14% per annum or (2) at the borrower’s option 6% interest may be paid monthly in arrears and 8% interest may be deferred until maturity, contains a make whole premium until August 30, 2019 and matures on August 30, 2020. The lender is an affiliate of a former director of the Company, HCA and the Company’s predecessor. On March 19, 2019, this note was satisfied in full in connection with the Recapitalization Transaction.

On October 12, 2018, the Company borrowed $2,470,000 in principal pursuant to a promissory note payable to partially finance the acquisition of the Sarasota Property. The note is unsecured, allows for (1) monthly interest-only payments payable in arrears at an interest rate of 14% per annum or (2) at the borrower’s option 6% interest may be paid monthly in arrears and 8% interest may be deferred until maturity, contains a make whole premium until October 31, 2019 and matures on October 31, 2020. The lender is an affiliate of a former director of the Company, HCA and the Company’s predecessor. On March 19, 2019, this note was satisfied in full in connection with the Recapitalization Transaction.

On October 17, 2018 and October 22, 2018, the Company borrowed $78,000 and $150,000, respectively, in principal pursuant to two promissory notes payable. These notes are unsecured, allow for (1) monthly interest-only payments payable in arrears at an interest rate of 11.37% per annum or (2) at the borrower’s option up to 11.37% interest per annum may be deferred until maturity date, contain a make whole premium until maturity date and mature on January 17, 2020 and January 22, 2020, respectively. The lender is an affiliate of a former director of the Company, HCA and the Company’s predecessor. On March 19, 2019, this note was satisfied in full in connection with the Recapitalization Transaction.

In connection with the payoff of the notes payable in connection with the Recapitalization Transaction, the Company incurred a make whole premium on certain notes payable totaling $381,647, which is classified as a loss on extinguishment of debt on the Consolidated Statements of Operations.

Mortgage Notes Payable

Mortgage loan balances as of December 31, 2019 and 2018 totaled $9,581,255 and $66,296,991, respectively. Fixed rate mortgage notes payable before unamortized debt issuance costs totaled $9,581,255 and $52,545,237 as of December 31, 2019 and 2018, respectively. Variable rate mortgage notes payable before unamortized debt issuance costs totaled $13,751,754 as of December 31, 2018. There were no variable rate mortgage notes payable as of December 31, 2019. The loans are payable to various financial institutions and are collateralized by specific properties. The carrying amount of real estate that serves as collateral for these mortgages as of December 31, 2019 and 2018 was $11,237,144 and $79,786,230, respectively.

On or about April 27, 2018, the Company entered into a loan modification agreement related to the mortgage loan originally issued in April 2015 for acquiring our Cape Canaveral Property and Johnson City Property, which, among other things, extended the maturity date to April 2020. The average interest rate for the year ended December 31, 2018 was approximately 4.37% and the interest rate in effect at December 31, 2018 was approximately 4.69%. The outstanding principal balance as of December 31, 2018 was $6,760,504. On October 22, 2019, this mortgage was satisfied in full with proceeds from the Credit Facility.

The mortgage loan issued in July 2018, for acquiring our Knoxville Property, bears interest at a fixed rate of 5% per annum, has debt service payments based on principal amortization over 25 years, and matures in August 2028. The outstanding principal balance as of December 31, 2018 was $5,323,772. On October 22, 2019, this mortgage was satisfied in full with proceeds from the Credit Facility.

The mortgage loan issued in August 2018, for acquiring our Champaign Property, bears interest at a fixed rate of 4.75% per annum, has debt service payments based on principal amortization over 25 years, and matures in September 2023. The outstanding principal balance as of December 31, 2018 was $2,566,457. On October 22, 2019, this mortgage was satisfied in full with proceeds from the Credit Facility.

The mortgage loan issued in October 2018, for acquiring our Sarasota Property, bears interest at a fixed rate of 4.80% per annum, has debt service payments based on principal amortization over 25 years, and matures in July 2028. The outstanding principal balance as of December 31, 2018 was $8,235,726. On October 22, 2019, this mortgage was satisfied in full with proceeds from the Credit Facility.

The mortgage loan issued in December 2018, for financing the additional purchase price with respect to our Montgomery Property, bears interest at a fixed rate of 4.55% per annum, has debt service payments based on principal amortization over 23.6 years (283 months), and matures in August 2022. The outstanding principal balance as of December 31, 2018 was $950,000. On October 22, 2019, this mortgage was satisfied in full with proceeds from the Credit Facility.

The carrying amount of the Company’s variable rate debt approximates its fair value as of December 31, 2019.

The following table summarizes the Company’s aggregate debt maturities based on outstanding principal as of December 31, 2019:

Future
Principal
Year Ended December 31,	Payments
2020	$219,707
2021	233,037
2022	61,195,607
2023	29,682,904
2024	-
Thereafter	-
Total	$91,331,255

During the year ended December 31, 2019, the Company wrote off $584,553 of unamortized debt issuance costs in connection with the early repayment of certain mortgage, which is classified as a loss on extinguishment of debt on the Consolidated Statements of Operations. At December 31, 2019 and 2018, the Company had unamortized debt issuance costs of $121,964 and $793,814, respectively, in connection with its mortgage notes payables.

9.	Related Parties

Payables

At December 31, 2018, the Company had a net related party payable of $722,465 which consisted of a $408,514 payable to the Company’s predecessor, $60,000 payable to our former President, $60,000 payable to our former Secretary, $120,000 in aggregate owed to affiliated entities of two former directors, $81,735 payable to HCA offset by a $5,301 receivable due from the Company’s predecessor and a $2,483 receivable due from HCA. The payables to the Company’s predecessor, former President, former Secretary and affiliated entities of certain former board members was a result of advances made to the Company to fund dividends, distributions and operating expenses. Subsequent to December 31, 2018, the payable to and receivable from HCA was satisfied and the receivable from the Company’s predecessor was satisfied.

There was no such related party payable as of December 31, 2019.

Notes Payable

During the year ended December 31, 2018, the Company entered into various promissory notes with related parties (See Note 9 for further discussion). As of December 31, 2018, the unpaid balance on these notes was $9,518,000. On March 19, 2019, these notes were satisfied in full in connection with the Recapitalization Transaction.

There were no such related party notes payable entered into during the year ended December 31, 2019 or outstanding as of December 31, 2019.

Legal Fees

During the year ended December 31, 2019 and 2018, the Company paid $622,936 and $127,903, respectively for legal services to a law firm where our former President is a partner and our former Secretary is employed. Of the $622,936 paid during the year ended December 31, 2019, $252,100 was paid for services performed in connection with the Recapitalization Transaction and $151,336 of past due payables were paid with proceeds from the Recapitalization Transaction. The outstanding payable balance to the law firm was $130,882 as of December 31, 2018 and a nominal balance was outstanding as of December 31, 2019.

10.	Leases and Tenants

Our rental properties are subject to generally non-cancelable operating leases generating future minimum contractual rent payments due from tenants. Occupancy of the operating properties was at 100% at December 31, 2019 and 2018. Remaining non-cancelable lease terms range from 0.6 to 13.2 years as of December 31, 2019. The future minimum rents for existing leases as of December 31, 2019 are as follows:

Future
Minimum
Year Ended	Rents
2020	$12,206,038
2021	11,692,037
2022	9,063,250
2023	7,499,108
2024	6,516,864
Thereafter	22,789,912
Total	$69,767,209

The properties are 100% leased to the United States of America and administered by either the GSA or occupying agency. At December 31, 2019 the weighted average lease term is 5.7 years if GSA elects its early termination right and the total remaining weighted average contractual lease term is 9.3 years. Non-cancelable lease maturities range from 2020 to 2033.

11.	Stockholders’ Equity

Preferred Stock

In 2016, the Company issued 144,500 shares of its 7.00% Series A Cumulative Convertible Preferred Stock (“the Series A Preferred Stock”) to various investors in exchange for a total of $3,612,500, or $25 per share. The Series A Preferred Stock will automatically convert into common stock upon the occurrence of the Company’s listing on a national securities exchange. If the listing event has not occurred on or prior to March 31, 2020, then holders of the Series A Preferred Stock may, at their option, at any time and from time to time after such date, convert all, but not less than all, of their outstanding shares of Series A Preferred Stock into common stock. The shares are convertible into common shares at a 3:1 ratio. As of December 31, 2019 and 2018, the outstanding Series A Preferred Stock was 144,500 shares.

On March 19, 2019, the Company issued 1,050,000 shares of its Series B Preferred Stock in connection with the Recapitalization Transaction in exchange for total proceeds of $10,500,000, or $10 per share. The Series B Preferred Stock will automatically convert into common stock upon the occurrence of the Company’s listing on a national securities exchange. If the listing event has not occurred on or prior to March 31, 2020, then holders of the Series B Preferred Stock may, at their option, at any time and from time to time after such date, convert all, but not less than all, of their outstanding shares of Series B Preferred Stock into common stock. Upon conversion, a holder of shares of Series B Preferred Stock will receive a number of shares of common stock equal to the original issue price of the Series B Preferred Stock (plus any accrued and unpaid dividends) divided by the lesser of (i) $9.10 or (ii) the fair market value of the common stock.

On May 1, 2019, the Company issued an additional 130,000 shares of its Series B Preferred Stock for total proceeds of $1,300,000.

Common Stock

On March 14, 2016, the Company issued 50,000 shares (200,000 shares, collectively) of common stock at a price of $0.01 per share to each of the Company’s founders. Total consideration was $500 per person.

On November 7, 2016, the Company’s offering statement (the “Offering”) filed pursuant to Regulation A was qualified by the SEC. The Offering’s minimum and maximum offering amounts are $3,000,000 and $30,000,000, respectively, at an offering price of $10 per share. The initial purchase of common stock with respect to the Offering occurred on May 18, 2017. During the year ended December 31, 2018, the Company sold 211,734 shares for net proceeds of $1,947,655 in connection with the Offering. There were no sales of common stock in connection with the Offering during the year ended December 31, 2019. In November 2019, the Offering expired and the Company did not file a post-qualification amendment to extend the Offering.

In connection with the Recapitalization Transaction, the Company issued 300,000 shares of the Company’s Common Stock on March 19, 2019 for total proceeds of $3,000,000, or $10 per share.

Equity-Based Stock Awards

On May 18, 2017, the Company issued an aggregate 16,000 shares to its four former independent board members. The shares, valued at $10 per share, pay dividends on the number of shares issued without regard to the number of shares vested. For the year ended December 31, 2018, the Company recognized $61,333, of equity-based compensation with respect to this grant. As of December 31, 2019, the restricted common shares associated with this grant were fully vested.

On October 22, 2019, the Company granted an aggregate 14,646 restricted common shares to its non-employee directors valued at $7.17 per share. The shares pay dividends on the number of shares issued without regard to the number of shares vested. For the year ended December 31, 2019, the Company recognized $23,155 of equity-based compensation related to this grant. The shares related to this grant will vest in September 2020.

On October 22, 2019, the Company granted an aggregate 45,328 restricted common shares to certain officers and employees of the Company that vested immediately upon the grant date valued at $7.17 per share. The Company settled the officers’ and employee’s withholding tax obligations via a net share issuance whereby the Company repurchased a portion of the shares granted in an amount sufficient to meet the employee’s tax withholding obligation. As such, a net 31,424 restricted common shares were issued. For the year ended December 31, 2019, the Company recognized $325,000 of equity-based compensation with respect to this grant.

OP Units Issued

On May 26, 2017, Holmwood and the Operating Partnership closed on a transaction that resulted in Holmwood contributing its entire membership interest in four SPEs to the Operating Partnership and assigning to the Operating Partnership all its rights, title and interest in and to any and all profits, losses and distributed cash flow for three other SPEs as well as all of the other benefits and burdens of ownership for federal income tax purposes (the “Contribution Transaction”).

In exchange for the aforementioned, the Operating Partnership issued 1,078,416 of its common units (“OP Units”). The agreed upon value of the transaction between the parties was $10,784,161. However, the Company recognized value of $6,068,182 with respect to the issuance of the OP Units based upon the book value of net identifiable assets received. The Contribution Transaction was accounted for as a commonly controlled transaction whereby the contributed assets and assumed liabilities are acquired at their historical book values, rather than at the agreed upon value. The historical book value of the net identifiable assets contributed was $6,068,182. This issuance of OP units was recorded as a non-cash transaction. After one year, the OP Units are exchangeable into the REIT’s common stock at a ratio of 1:1 or redeemable for cash, at the REIT’s discretion. No OP Units were exchanged into REIT shares during the years ended December 31, 2019 and 2018.

On October 15, 2018, in connection with the closing of our property located in Sarasota, Florida, the Company issued 40,000 OP Units for an aggregate value of $400,000, or $10 per OP Unit, as partial consideration to the seller.

Long-Term Incentive Plan Units

During the year ended December 31, 2018, the Operating Partnership issued HCA 6,548 long-term incentive plan units (“LTIPS”) that vest over five-years. There were no such LTIPs issued during the year ended December 31, 2019. LTIPS are convertible into OP Units at a ratio of 1:1 which can then be further exchanged into the REIT’s common stock at a ratio of 1:1. Pursuant to an agreement, the units are issued concurrent with each public sale of the REIT’s common stock. The vesting will accelerate if the Company terminates its management agreement with HCA. The LTIPS result in HCA consistently and beneficially owning 3% of the REIT’s issued and outstanding shares on a fully diluted basis. For the years ended December 31, 2019 and 2018, the Company recognized $144,499 and $131,786 of equity-based compensation expense, respectively. The fair value of each issuance was $10 per share. As of December 31, 2019, the Company had 72,215 LTIPS. The remaining equity-based compensation expense to be recognized in future periods is $363,501.

Dividends and Distributions

During the years ended December 31, 2019 and 2018, the REIT declared dividends on its Series A Preferred Stock of $252,875. As of December 31, 2019 and 2018, accrued, unpaid preferred stock dividends were $63,219.

During the year ended December 31, 2019, the REIT declared dividends on its Series B Preferred Stock of $909,136. As of December 31, 2019, accrued, unpaid preferred stock dividends were $295,000.

During the years ended December 31, 2019 and 2018, the REIT declared dividends on its common stock of $708,207 and $592,870, respectively. As of December 31, 2019 and 2018, accrued, unpaid common stock dividends were $199,802 and $152,218, respectively.

During the years ended December 31, 2019 and 2018, the Operating Partnership declared distributions of $654,844 and $639,023 with respect to its OP units and LTIPs. As of December 31, 2019 and 2018, accrued, unpaid distributions were $163,712 and $163,250, respectively.

12.	Noncontrolling Interest

The Company’s noncontrolling interest represents the portion of common units in the Company’s Operating Partnership not attributable to the Company. The Company’s noncontrolling interest was 45.3% and 51.8% at December 31, 2019 and 2018, respectively. The reduction in the noncontrolling interest is primarily due to the Company issuing 300,000 shares of common stock in connection with the Recapitalization Transaction.

The change in the noncontrolling interest primarily resulted in an allocation of $1,897,555 from the Company’s Additional Paid-in Capital to the Noncontrolling Interest in Operating Partnership Equity within the Consolidated Statement of Changes in Stockholders’ Equity for the year ended December 31, 2019.

The Company’s Predecessor and HCA own an aggregate 43.8% and 50.1% of the Operating Partnership as of December 31, 2019 and 2018, respectively.

13.	Commitments and Contingencies

The property located in Port Canaveral, Florida was purchased subject to a ground lease. The ground lease has an extended term of 30 years to 2045 with one 10-year renewal option. The Company made ground lease payments of $73,755 and $73,545 during the years ended December 31, 2019 and 2018, respectively.

The Company has two parking lot leases in connection with its property located in San Antonio. These leases commenced on June 1, 2015 and have an initial term of 10 years with two 5-year renewal options. The Company made payments of $18,000 on these leases during the years ended December 2019 and 2018.

The Company has an office lease for its Corporate offices in Winston-Salem, North Carolina. The lease commenced on February 15, 2019 and has a term of 3 years. The Company made payments of $21,059 on this lease during year ended December 31, 2019.

The future minimum rent payments for the ground lease and parking lot leases as of December 31, 2019 are as follows:

Year Ended	Future Minimum Rents
2020	$119,938
2021	119,938
2022	98,872
2023	95,938
2024	95,938
Thereafter	1,639,198
Total	$2,169,822

Management Fee

The Company contracted with HCA to provide asset management, acquisition and leasing services for the Company, subject to the direction and supervision of the Board.

The Company paid HCA an asset management fee equal to 1.5% of the stockholders’ equity payable, subject to certain adjustments, in arrears and on a quarterly basis. The Company incurred asset management fees of $485,813 and $328,053 for the years ended December 31, 2019 and 2018, respectively. Accrued asset management fees at December 31, 2019 and December 31, 2018 were $125,484 and $81,735, respectively.

The Company owes HCA 1% of the acquisition cost (“Acquisition Fee”) of each real estate investment made by HCA on behalf of the Company for services with respect to the identification of an investment, arrangement of the purchase, and coordination of closing. HCA’s discretion to make additional acquisitions following the Recapitalization Transaction was made subject to Board approval. No such Acquisition Fees have been earned by HCA following the Recapitalization Transaction other than the Monroe Property, which, as of the Recapitalization Transaction, was subject to a binding agreement to purchase previously executed by HCA.

The Acquisition Fee shall be paid in common stock or other equity securities of the Company. The Acquisition Fee shall be accrued and unpaid until the earlier of the date on which the Company’s common stock is initially listed with a national securities exchange or on March 31, 2020. Unpaid acquisition fees were $556,739 and $505,239 at December 31, 2019 and December 31, 2018, respectively.

The Company owes HCA a leasing fee for services in connection with leasing the Company’s real estate investments equal to 2.0% of all gross rent for any new lease or lease renewal entered into, excluding reimbursements by the tenant for operating expenses and taxes and similar pass-through obligations paid by the tenant. There were no leasing fees paid during the years ended December 31, 2019 and 2018. There were no leasing fees accrued at December 31, 2019 and December 31, 2018.

In connection with the Recapitalization Transaction, on March 14, 2019, the Company provided notice to HCA, pursuant to the resolve of the Board of Directors, that the Company elected to not renew its asset management agreement with HCA (the “Management Agreement”) under its terms, effective March 31, 2020. In accordance with the terms of the Management Agreement, the Company shall pay HCA a termination fee upon the effective date of the termination. The termination fee is calculated as a multiple of the sum of the asset management fees, acquisition fees and leasing fees earned by HCA during the 24-month period ending as of the most recently completed fiscal quarter prior to the effective date of the termination. The appropriate multiple is dependent on the stockholders’ equity of the Company at the time of termination. The Company has the option to pay the termination fee in cash, common stock, or with the consent of HCA, other equity securities of the Company or Operating Partnership, including without limitation LTIP units, or a combination thereof. As of December 31, 2019, an estimated liability for the termination fee was accrued in the amount of $1,650,000 as it was determined that it is both probable of being incurred and the amount of such liability could be reasonably estimated.

The Company paid a property management fee to Holmwood Capital Management, LLC (“HCM”), a wholly-owned subsidiary of HCA, with respect to certain properties. The property management fee is payable on a monthly basis in arrears. The Company incurred property management fees of $268,841 and $224,652 for the years ended December 31, 2019 and 2018, respectively. There were no outstanding property management fees at December 31, 2019 and December 31, 2018.

On September 9, 2019, the Company gave notice to HCM of termination of certain property management agreements between HCM and nine SPEs. In accordance with the terms of the property management agreements, the Company paid HCM a termination fee within 30 days of the effective date of the termination calculated as four times the sum of the fees paid under the property management agreements for the three months prior to the termination. The termination fees related to these nine property management agreements totaled $172,963 and were paid in October 2019.

On October 16, 2019, the Company and HCM entered into a mutual termination of certain property management agreements between HCM and four SPEs. In accordance with the terms of these property management agreements, the Company is obligated to pay HCM the remaining management fees payable under the property management agreements through March 31, 2020 plus a termination fee calculated as four times the sum of the estimated fees that would have been paid under the property management agreement for the three months prior to March 31, 2020. The termination fees related to these property management agreements totaled $77,039, of which $27,209 were paid in October 2019.

Legal Proceedings

The Company can be party to or otherwise be involved in legal proceedings arising in the normal and ordinary course of business. Other than the following, we are not aware of any proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

On January 18, 2019, the seller of the Montgomery Property and one of its affiliates filed a complaint claiming the Company owes additional amounts under a purchase and sale agreement dated April 27, 2017, with respect to the acquisition of and improvements to real estate in Montgomery, Alabama. Plaintiffs’ complaint includes five counts: breach of implied contract; declaratory judgment, reformation of contract; unjust enrichment; and quantum meruit. Subsequent to year end, the Company entered into a Settlement and Release Agreement whereby the Company agreed to pay the additional amounts under the purchase and sale agreement date April 27, 2019 of $452,313. This amount is classified in accrued expenses on the Consolidated Balance Sheets. The Company agreed to pay $225,000 of the amount due within 30 days of execution of the Settlement and Release Agreement, with the balance to be paid in three equal installments every six months thereafter.

On March 15, 2019, Dr. Philip Kurlander, a former director of the Company, and his affiliate, Baker Hill Holding, LLC (collectively, the “Claimants”), each of whom is a stockholder in the Company, filed a Complaint in the United States District Court for the Middle District of Florida (the “Court”) against the Company, four of its former directors, Robert R. Kaplan, Leo Kiely, Bill Fields and Scott Musil (collectively, the “Board Defendants”), and the Company’s former President, Robert R. Kaplan, Jr. The Complaint alleges that the Board Defendants’ actions in approving a recapitalization transaction constituted illegal, oppressive and/or fraudulent acts as well as breaches of the Board Defendants’ fiduciary duties. The Claimants requested that the Court order the dissolution of the Company, determine that the approval of the recapitalization transaction was improper, and award an unstated amount of monetary damages against the Board Defendants.  Following motions to dismiss filed by all the defendants in the matter, on August 21, 2019, the Court issued an Order dismissing all claims asserted in the action.  Although the Court granted the Claimants 20 days to file an Amended Complaint, the deadline to amend passed without the Claimants filing any Amended Complaint. The Company is responsible for the legal expenses incurred by the former officers and independent directors, up to a maximum of $1,000,000 under the Company’s insurance policy. The Company had incurred legal expenses totaling $404,054 related to this matter during the year ended December 31, 2019.

14.	Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, other than listed below.

Dividends and Distributions

On January 6, 2020, the REIT and the Operating Partnership paid accrued common dividends, preferred dividends and distributions of $199,802, $358,219 and $163,712, respectively.

On March 25, 2020, the Company declared a dividend on its Series A Preferred Stock, Series B Preferred Stock and common stock of $0.4375, $0.25 and $0.1375 per share for shareholders of record on March 25, 2020. The aggregate dividend of $558,023 will be paid on April 6, 2020.

On March 25, 2020, the Operating Partnership declared an aggregate distribution of $163,712 with respect to its OP Units and LTIPS, representing $0.1375 per share for holders of record on March 25, 2019. The aggregate distribution will be paid on April 6, 2020.

Montgomery Settlement

On January 2, 2020, the Company paid $225,000 of the amount due under the Settlement and Release Agreement with the seller of the Montgomery Property.

Termination of Management Agreement

On March 31, 2020, the Management Agreement with HCA terminated. In connection with the termination, the Company paid a total termination fee of $1,645,453. The termination fee payable was satisfied with $1,275,000 in cash and $370,453 in shares of common stock of the Company at a per share price of $7.17 for a total of 51,667 shares.

In connection with the termination of the Management Agreement, HCA’s LTIPS were fully vested as of March 31, 2020.

Issuance of Acquisition Fee Securities

On March 31, 2020, the Acquisition Fee due to HCA was paid through the issuance of 55,674 shares of common stock of the Company at a per share price of $10 per share.

Change in Noncontrolling Interest

As a result of the aforementioned securities issuances, the Company’s noncontrolling interest decreased from 45.3% at December 31, 2019 to 43.5% as of the date of this report.

COVID-19

In January 2020, the World Health Organization declared the recent outbreak of a novel strain of coronavirus (“COVID-19”) to constitute a “Public Health Emergency of International Concern.” The COVID-19 outbreak has led to significant business disruption across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on the Company’s tenants, employees and vendors all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company’s financial condition or results of operations is uncertain.